REGISTRATION NO. 333-128341

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SUPERCLICK, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          WASHINGTON                                    52-2219677
(State or other jurisdiction of             (IRS employer identification number)
incorporation or organization)

                              4275 EXECUTIVE SQUARE
                                    SUITE 215
                               LA JOLLA, CA 92037

               (Address, Including Zip Code, Including Area Code,
                        Of Registrant's mailing address)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (858) 518-1387

               REGISTRANT'S FACSIMILE NUMBER, INCLUDING AREA CODE:
                                 (858) 279-1799

Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

---------------------------------------------------------------------------------------------------------
Title of each class       Amount to be        Proposed maximum     Proposed maximum      Amount of
of securities to be       registered          offering price per   aggregate offering    registration fee
registered                                    security (1)         price
---------------------------------------------------------------------------------------------------------
Common Stock, $.0006        18,150,000          $     .58             $10,527,000             $1,239.02
Par Value (2)
---------------------------------------------------------------------------------------------------------
Common Stock, $.0006           965,997          $     .58             $   560,278             $   65.94
Par Value (3)
---------------------------------------------------------------------------------------------------------
Common Stock, $.0006           100,000          $     .58             $    58,000             $    6.83
Par Value (4)
---------------------------------------------------------------------------------------------------------
Total                       19,215,997                                $11,145,278              1.311.79
---------------------------------------------------------------------------------------------------------

(1) All shares are to be offered by selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is calculated in accordance with Rule 457(c). Except as otherwise noted, the maximum offering price is based upon $0.5845 per share, which was the 45 day trailing average of the bid and ask prices for our common stock multiplied by 100% less 30% as reported on the OTC Bulletin Board on August 1, 2005, rounded to two decimal places.

(2) Consists of up to 18,150,000 shares which may be issued to holders of our convertible subordinated debentures issued on August 1, 2005.

(3) Issuable upon the exercise of common stock purchase warrants issued to Chicago Venture Partners LP., and Superclick Co-Investment LLC the debenture holders on August 1, 2005 and on August 17, 2005 respectively. The exercise price of the warrants is $0.5845, but is subject to adjustment under some circumstances.

(4) Consists of 100,000 shares to be sold by a shareholder who acquired the shares in an earlier private placement transaction.

In accordance with Rule 416 promulgated under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares of common stock as may become issuable upon stock splits, stock dividends, or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           SUPERCLICK, INC. PROSPECTUS
                              4275 Executive Square
                                    Suite 215
                               La Jolla, CA 92037

                        19,215,997 Shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their sale by the selling shareholders.

This prospectus relates to the sale by the selling shareholders of up to 19,215,997 shares of common stock. The selling shareholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. Of the shares offered,

*     100,000 shares are presently outstanding,

* up to 18,150,000 shares are issuable to Chicago Venture Partners, L.P., and Superclick Co-Investment, LLC, as holders of our convertible subordinated debentures issued on August 1 and August 17, 2005,

* up to 965,996 shares are issuable upon the exercise of warrants issued to the debenture investors, and

We will receive no proceeds from the sale of the shares by the selling shareholders.

However, we may receive $0.5845 per share from the sale to Chicago Venture Partners L.P. and Superclick Co-Investment LLC of up to 965,997 shares issuable upon the exercise of warrants. We intend to use any proceeds from the exercise of warrants by Chicago Venture Partners and Superclick Co-Investment LLC for working capital and general corporate purposes. Our common stock is quoted on the OTC Electronic Bulletin Board under the symbol "SPCK." On September 13, 2005, the last reported sale price of the common stock on the OTC Bulletin Board was $0.52 per share.

Investing in the common stock involves a high degree of risk. The opinion of our independent auditor for the year ended October 31, 2004 expressed substantial doubt as to our ability to continue as a going concern. You should not invest in the common stock unless you can afford to lose your entire investment. See "Risk Factors" on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December 12, 2005.

Please read this prospectus carefully. It describes our company, finances, products, and services. Federal and state securities laws require us to include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

Some of the statements contained in this prospectus, including statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," are forward-looking and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors, including:

o we have had significant operating losses since starting business and we expect to continue losing money for some time;

o we expect competition from companies that are much larger and better financed than we are;

o     we cannot be sure our products will be accepted in the marketplace; and

In this prospectus, we refer to Superclick, Inc. as "we", "the Company" or "Superclick."

                                Table of Contents

                                                                            Page
PART I
PROSPECTUS SUMMARY                                                            1
THE OFFERING                                                                  3
SUMMARY FINANCIAL DATA                                                        4
RISK FACTORS                                                                  5
SELLING SHAREHOLDERS                                                          9
USE OF PROCEEDS                                                               10
PLAN OF DISTRIBUTION                                                          10
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS                                                           11
DIVIDENDS                                                                     12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION                                                           13
BUSINESS                                                                      21
MANAGEMENT                                                                    23
16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                               25
EXECUTIVE COMPENSATION                                                        26
SECURITIY OWNERSHP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT                                                                30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                31
LEGAL PROCEEDINGS                                                             32
DESCRIPTION OF CAPITAL STOCK                                                  32
EXPERTS                                                                       34
WHERE YOU CAN FIND MORE INFORMATION                                           34
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                                    36

         Report of Independent Auditor                                       F-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS                                        37
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                     37
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                   37
RECENT SALES OF UNREGISTERED SECURITIES                                       37
EXHIBITS                                                                      39
UNDERTAKINGS                                                                  40

PART I

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. Our revenues for the fiscal year ended October 31, 2004 were $2,552,739, and our net loss was $979,395. Our revenue for the three and six months ended July 31, 2005 was $459,599 and 2,555,266, respectively. Our net loss for same periods was $431,450 and $1,068,017, respectively.

You should read the entire prospectus carefully, including the "Risk Factors" section.

Corporate History

Superclick, Inc. (formerly known as Grand Prix Sports, Inc.) (hereinafter referred to as the Subsidiary) has been in the development stage since its incorporation under the laws of the state of Washington on June 3, 1999. The Company operates as a holding company for acquisitions of subsidiaries.

Superclick Networks, Inc. (hereinafter referred to as the Parent and/or Company) was organized on August 24, 2000, in Montreal, Quebec, Canada. The Company is in the business of providing and installing broadband high speed Internet connection equipment in hotels on a worldwide basis. The Company has developed a modem access solution that is compatible with any Internet ready computer and requires no special configuration or access numbers, using the existing wiring and allowing for monitoring for Internet usage.

In October, 2003, Superclick, Inc ("Superclick", the "Company" or the "Registrant".) completed an acquisition of Superclick Networks, Inc. The acquisition was accounted for as a recapitalization effected by a reverse merger, wherein Superclick Networks, Inc. is considered the acquirer for accounting and financial reporting purposes. The pre-merger assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. The accumulated deficit of Superclick Networks, Inc. has been brought forward, and common stock and additional paid-in-capital of the combined company have been retroactively restated to give effect to the exchange rates as set forth in the merger agreement.

On October 6, 2003 the Subsidiary amended its articles of incorporation by changing the name of the Company from Grand Prix Sports, Inc. to Superclick, Inc.

Pursuant to a share purchase agreement dated October 7, 2003, the Subsidiary acquired 100% of the issued and outstanding shares of Superclick Networks, Inc. (Parent) from its shareholders. In consideration for acquiring all of the Parent's shares the Subsidiary has issued to its previous shareholders 14,025,800 shares of Superclick, Inc.'s common stock. As a result of the acquisition, the former shareholders of Superclick Networks, Inc. (Parent) held immediately after the acquisition 71.7% of the issued and outstanding shares of the Subsidiary's common stock. The remaining 28.3% was held by Superclick, Inc.'s shareholders.

The Company retroactively affected a 1 to 100 common stock split and retroactively assigned $0.0006 par value to common stock where no value had been previously stated. All share and per share amounts shown in these financial statements reflect the stock split for all periods presented.

The Subsidiary changed its year-end to October 31 to coincide with the year-end of its Parent, Superclick Networks, Inc.

The Subsidiary's plan of business is committed to the commercialization activities of the Parent's products, with an emphasis on market penetration and building product and brand awareness among targeted customers. However, to manage existing corporate overhead, the Subsidiary will continue to rely on cash advances from shareholders, as well as to seek additional debt or equity financing. The Subsidiary will also attempt to reduce its operating expenses. There can be no assurance that any such additional financing will be available on terms, in amounts, or at timing acceptable to the Subsidiary, if available at all.

Recent Developments

As filed on July 20, 2005 with the Securities and Exchange Commission on Form 8-K, on July 18, the Company and Hotel Net., LLC a limited liability company ("Hotel Net") formed under the laws of the State of Georgia and the members of Hotel Net ("Hotel Net Members") entered into a binding letter of intent ("LOI") to enter into a Definitive Agreement ("Definitive Agreement") providing for the acquisition of Hotel Net (the "Hotel Net Shares") from the Hotel Net Members.

Hotel Net is installed in more than 20,000 hotel rooms in more than 160 hotels throughout North America.

As filed on August 8, 2005 with the Securities and Exchange Commission on Form 8-K, on August 1, 2005, we entered into a securities purchase agreement (the "Agreement") with Chicago Venture Partners, L.P. (the "Investor"), pursuant to which the Investor agreed to loan the Company the principal amount of $1,750,000, out of an aggregate principal amount of $2,250,000 being loaned by the Investor and an affiliate firm. The additional $500,000 was loaned to the Company on August 17, 2005 by Superclick Co-Investment LLC, the affiliate firm to the Investor. The Company intends to use the net proceeds for general corporate purposes.

The investment is evidenced by a combination of senior secured and unsecured convertible debentures (collectively, "Debentures") with an interest rate of 9% per annum, payable quarterly at the option of the Company in cash or stock (if there is an effective registration statement). The interest rate adjusts to 12% at maturity, or twelve months from the closing date.

Prior to maturity, the Debentures are convertible into the Company's common stock at a conversion price equal to 70% of the average closing bid price of the Company's common stock for the 45 trading days preceding a conversion date. If the closing bid price for the stock is less than $0.50 on a day on which the Investor converts, then during that calendar month the Investor will only be permitted to convert principal and interest in an aggregate amount of up to $175,000. This $175,000 limitation would not apply in the event that the closing bid price on such conversion date is at least 150% of the average closing bid price for the ten trading days immediately prior to such conversion. Notwithstanding the foregoing, the Conversion Price during the pre-maturity period shall not be less than $.30 per share.

In connection with the transaction, we agreed to issue to the Investor warrants for the purchase of common stock of the Company equal to 25% of the shares issuable upon conversion of the Debentures at the conversion price on the closing date. These warrants have a five-year term and the exercise price has the same pricing mechanism as the conversion price of the debentures described above. In addition, the Company agreed to issue to the Investor a separate warrant for the purchase of shares of common stock equal to the number of shares into which a prepaid portion of the Debentures is convertible, at an exercise price equal to $.0006 per share.

In connection with the transaction, we entered into a registration rights agreement, under which we agreed to register the shares issuable upon conversion of the debentures and upon exercise of the warrants. The principals of the Company also agreed to enter into lock-up agreements until the earlier of (1) the date on which there are no outstanding Debentures, and (2) 180 days after the effective date.

Copies of the Agreement, the form of the Debentures, the form of the warrants, and the form of the registration rights agreements are filed as exhibits to this Form 8-K.

As filed on September 6, 2005, the Company closed its Definitive Agreement to purchase 100% of the membership interest of Hotel Net LLC. Pursuant to the terms of the definitive agreement, the Company will pay Hotel Net $450,000 in cash upon the execution of the definitive agreement for the benefit of Hotel Net shareholder's and repayment of noteholder's, and 2,750,000 shares of its restricted common stock. Within 120 days from the closing date of the acquisition, the Company will pay Hotel Net's shareholders an additional $350,000 in cash. In addition, and pursuant to the terms of the definitive agreement certain founding members of Hotel Net will enter into an "earn-out" agreement with the Company wherein if they meet certain sales objectives within the first year from the closing date of the acquisition, they will receive up to 2,000,000 additional shares of restricted common stock and $200,000 in cash.

THE OFFERING

The selling shareholders are:

Shareholder                            Number of Shares and Underlying Warrants
--------------------------------------------------------------------------------
Chicago Venture Partners, LP (1)       14,867,996
Superclick Co-Investment LLC (1)        4,248,001
Sundar Communications (2)                 100,000
Total                                  19,215,997

(1) The number of shares beneficially owned by holders of our convertible subordinated debentures is indeterminate as the conversion price of those debentures is based upon market price of the shares. In computing the numbers of shares held by these holders, the 19,115,997 shares covered by this registration statement for sale following conversion have been divided proportionately to the principal amount of debentures held by each holder.

      This prospectus relates to 19,115,997 shares of our common stock that we have reserved for possible issuance to Chicago Venture Partners LP and Superclick Co-Investment LLC as holders of two-year nine percent convertible debentures in the principal amount of $2,250,000. The holders of these convertible debentures have the right to convert the debentures, with accrued interest, into shares of our common stock at the lesser of $0.30 or 30 percent of the lowest closing bid price for our common stock during the 45 full trading days prior to the dates the holders give us their notices of conversion. The prospectus also relates to 965,997 shares of our common stock that Chicago Venture Partners LP and Superclick Co-Investment LLC may acquire upon exercise of warrants. The warrants provide for a strike price of $0.5845 per share, and expire on the last calendar date in which the fifth anniversary of the Effective Date (date in which this registration statement is declared effective) occurs. If holders exercise all of the warrants, we will receive proceeds of $564,625.

(2) It also covers the sale of 100,000 shares acquired by another investor as a result of an earlier private placement transaction. This shareholder has "piggyback" rights as to the registration statement that includes this prospectus.

Key Facts

Common Stock Offered                        Up to 19,215,997 shares by selling shareholders (1) and (2)

Offering Price                              Prevailing market prices

Common Stock Outstanding Before
This Offering                               28,479,676

Use                                         of Proceeds None; however, we may
                                            receive up to $564,625 from the sale
                                            of shares to Chicago Venture
                                            Partners and Superclick
                                            Co-Investment LLC if they exercise
                                            any of the warrants issued to them
                                            when they bought their convertible
                                            debentures. Any such proceeds will
                                            be used for general corporate and
                                            working capital purposes.

Risk Factors                                The securities offered involve a high degree of risk. See "Risk
                                            Factors."

OTC Bulletin Board Common
Stock Symbol                                "SPCK"

(1)   Includes:

o Up to 18,150,000 shares that we may issue to Chicago Venture Partners LP and Superclick Co-Investment LLC as the holders of our convertible subordinated debentures upon conversion of those debentures.

o Up to 965,997 shares underlying warrants issued to Chicago Venture Partners LP and Superclick Co-Investment LLC as the debenture investors, and

o     100,000 shares we have issued in an earlier private placement transaction.

SUMMARY FINANCIAL DATA

The information below should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes to financial statement included elsewhere in this prospectus.

                                                        Year Ended      Nine Months
                                                        October 31,    Ended July 31,
                                                        -----------    --------------
Balance Sheet Items                                       2004             2005
-------------------                                       ----             ----
Total Current Assets                                    2,055,231          809,455
Total Assets                                            2,243,699        1,948,692
Total Current Liabilities                               1,345,544          669,412
Total Stockholder's Equity                                898,155        1,279,280

                                                        Year ended October 31,            Nine Months Ended July 31,
                                                     -----------------------------     ------------------------------
Income Statement Items                                    2004             2003             2005             2004
----------------------                                    ----             ----             ----             ----

Revenues                                             $  2,552,739     $    652,336     $  2,555,266     $  1,319,672
Operating Expenses                                      1,772,532          484,278        2,160,610        1,211,664
Net Loss                                                 (979,395)         (74,819)      (1,068,017)        (798,977)
Weighted Avg. Shares Out                               21,702,313       14,339,439       25,213,880       22,146,722
Net (Loss) Income Per Common Share
     Basic and Diluted                               $     (0.045)    $     (0.005)    $     (0.042)    $     (0.036)

                                                         Year ended October 31,            Nine Months Ended July 31,
                                                       ---------------------------      -----------------------------
Statements of Cash Flow Items                             2004             2003             2005             2004
-----------------------------                             ----             ----             ----             ----

Cashflows Used in Operating Activities                   (848,246)         (95,499)        (583,725)      (1,262,931)
Cashflows (Used) provided by Investing Activities        (133,288)         102,864          (23,425)          85,554
Cashflows (Used) Provided by Financing Activities       1,412,570           (9,119)         141,000        1,725,366
Net Change in Cash and Cash Equivalents                   456,156           (4,312)        (421,750)         406,736
Cash and Cash Equivalents (end of period)                 475,479           19,323           53,729          426,059

RISK FACTORS

An investment in the common stock the selling shareholders are offering to resell is risky. You should be able to bear a complete loss of your investment. Before purchasing any of the common stock, you should carefully consider the following risk factors, among others.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, other collaborative agreements, strategic alliances, and our ability to realize the full potential of our technology. Such additional funds may not become available on acceptable terms and there can be no assurance that any additional funding that the combined Company does obtain will be sufficient to meet the combined Company's needs in the long term. Through September, 2005, a significant portion of our financing has been through private placements of common stock and warrants. Unless our operations continue to generate significant revenues, we will continue to fund operations from cash on hand and through similar sources of capital previously described. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. Management believes that we will continue to incur net losses through for the foreseeable future. Based on our current resources, we will need additional equity or debt financing or we will need to generate revenues through sales of our products or entering into strategic alliances to be able to sustain our operations until we achieve profitability, if ever.

We have very limited assets upon which to rely for adjusting to business variations and for growing new businesses. While we are likely to look for new funding to assist in the acquisition of other profitable businesses, it is uncertain whether such funds will be available. If we are to grow and expand our operations, we will need to raise significant amounts of additional capital. There can be no assurance that we will be successful in raising a sufficient amount of additional capital, or if we are successful, that we will be able to raise capital on reasonable terms. If we do raise additional capital, our existing shareholders may incur substantial and immediate dilution.


Risks Related To Our Business:

The Company's revenue and operating results may fluctuate significantly from quarter to quarter, and fluctuations in operating results could cause its stock price to decline.

The Company's revenue and operating results may vary significantly from quarter-to-quarter due to a number of factors. In future quarters, operating results may be below the expectations of public market analysis or investors, and the price of its common stock may decline. Factors that could cause quarterly fluctuations include:

*     the beginning and ending of significant contracts during a quarter;

*     the number, size and scope of the installation contracts;

* maintenance contracts can create variations in revenue levels and may cause fluctuations in quarterly results;

* fluctuations in demand for services resulting from budget cuts, project delays, cyclical downturns or similar events, including the recent economic downturn;

* the possibility and subsequent duration of conflicts involving the United States military could cause delays in program operations related to the Company's hospitality clients by reducing travel;

* clients' decisions to divert resources to other projects, which may limit clients' resources that would otherwise be allocated to solutions that the Company could provide; and

*     reductions in the prices of services offered by competitors.

      Because a significant portion of expenses are relatively fixed, a variation in the number of installations or the timing of the initiation or the completion of client contracts may cause significant variations in operating results from quarter-to-quarter and could result in losses.

Any inability to adequately retain or protect our employees, customer relationships and proprietary technology could harm our ability to compete.

Our future success and ability to compete depends in part upon our employees, customer relationships, proprietary technology and trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret claims, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from soliciting our employees or customers or infringing upon or misappropriating our intellectual property.

Our employees, customer relationships and intellectual property may not be adequate to provide us with a competitive advantage or to prevent competitors from entering the markets for our products and services. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, and equivalent or superior to, our technology. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations. The departure of certain key personnel could harm the financial condition of the Company.

Sandro Natale is intimately involved in our business and has day to day relationships with critical customers and is also critical to our product development. Superclick is not able to afford additional staff to supplement these key personnel. Competition for highly skilled business, product development, technical and other personnel is intense, and there can be no assurance that we will be successful in recruiting new personnel or in retaining our existing personnel. A failure on our part to retain the services of key personnel could have a material adverse effect on our operating results and financial condition. We do not maintain key man life insurance on any of our employees.

The market in which the Company competes is intensely competitive and actions by competitors could render its services less competitive, causing revenue and income to decline.

The ability to compete depends on a number of factors outside of the Company's control, including:

* the prices at which others offer competitive systems, including aggressive price competition and discounting on individual contracts, which may become increasingly prevalent due to worsening economic conditions;

* the ability of competitors to undertake more extensive marketing campaigns;

* the extent, if any, to which competitors develop proprietary offerings that improve their ability to compete;

*     the ability of the Company's customers to supply the solutions themselves;
      and

*     the extent of competitors' responsiveness to customer needs.

The Company may not be able to compete effectively on these or other factors. If the Company is unable to compete effectively, market position, and therefore revenue and profitability, would decline.

International business exposes the Company to various foreign requirements, which could interfere with business or operations and could result in increased expenses and declining profitability.

International operations create special risks, including:

* statutory requirements, which may impair the Company's ability to expatriate foreign profits to help fund domestic operations;

* greater difficulties in managing and supplying turnkey installation at foreign locations;

*     cultural differences that adversely affect utilization;

* unexpected changes in trading policies, legal and regulatory requirements, tariffs and other foreign taxes;

* greater difficulties in enforcing agreements with clients and collecting accounts receivable;

* the tax system of foreign countries, which may tax the Company's foreign income at higher rates than in the United States and may subject foreign earnings to withholding requirements or tariffs, exchange controls or other restrictions;

* legal requirements and regulations of various foreign countries, which may make compliance by the Company with such laws and regulations difficult and may make enforcement of the Company's intellectual property rights more difficult; and

* fluctuations in currency exchange rates, which may affect demand for the Company's products and services and may adversely affect the profitability in United States dollars of services provided by the Company in foreign markets where payment for its products and services is made in the local currency; and general economic conditions in the foreign countries into which the Company sells, which could have an adverse impact on its earnings from operations in those countries.

If the Company and/or its product offerings fail to perform effectively on installations and other projects, its reputation, and therefore its competitive position and financial performance, could be harmed.

Many of the Company's new installation opportunities come from existing clients or from referrals by existing clients. Therefore, growth is dependent on the Company's reputation and on client satisfaction. The failure to provide solutions or perform services that meet a client's expectations may damage the Company's reputation and harm its ability to attract new business. Damage to the Company's reputation arising from client dissatisfaction could therefore harm financial performance.

Inability to protect intellectual property could harm the Company's competitive position and financial performance.

Despite efforts to protect proprietary rights from unauthorized use or disclosure, parties, including former employees or consultants, may attempt to disclose, obtain or use the Company's solutions or technologies. The steps the Company has taken may not prevent misappropriation of solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect proprietary rights as fully as in the United States. Unauthorized disclosure of proprietary information could make the Company's solutions and technologies available to others and harm its competitive position.

There are risks associated with our planned growth.

We have very limited assets upon which to rely for adjusting to business variations and for growing new businesses. While we are likely to look for new funding to assist in the acquisition of other profitable businesses, it is uncertain whether such funds will be available. If we are to grow and expand our operations, we will need to raise significant amounts of additional capital. There can be no assurance that we will be successful in raising a sufficient amount of additional capital, or if we are successful, that we will be able to raise capital on reasonable terms. If we do raise additional capital, our existing shareholders may incur substantial and immediate dilution. There are risks associated with forward-looking statements made by us, and actual results may differ.

Some of the information in this 10KSB/A contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "intend" and "continue," or similar words. You should read statements that contain these words carefully because they:

*     discuss our future expectations;

* contain projections of our future results of operations of our financial condition; and

*     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there will be events in the future that we are not able to accurately predict, or over which we have little or no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

Due to the Company's foreign client installations in Canada, the Caribbean and Europe, the Company is exposed to transaction adjustments with respect to foreign currency.

The Company's functional currency is the United States dollar. However, the Company's operating subsidiary's functional currency is the Canadian Dollar. Under United States dollar functional currency, the financial statements of foreign subsidiaries are re-measured from the recording currency to the United States dollar. The resulting re-measurement adjustment has been recorded as separate component of stockholder's equity. The Company believes that operating under United States dollar functional currency, combined with transacting business in countries with traditionally stable currencies mitigates the effect of any near-term foreign currency transaction adjustments on the Company's financial position, results of operations and cash flows.

The Company has not engaged in foreign currency hedging transactions nor does the Company have any derivative financial instruments. However, going forward, the Company will assess the need to enter into hedging transactions to limit its risk due to fluctuations in exchange rates.

Risks Relating To Our Common Stock:

There is a limited market for our common stock.

Our common stock is traded in the Over-the-Counter Bulletin Board market, and this may cause delays in the timing of transactions and reductions in the number and quality of securities analysts' reporting on us and the extent of our coverage in the media. Trading in our common stock has been sporadic, and at present, there is a limited market for it. There can be no assurance that a stronger market will develop. Even if such a market does develop, it may not be sustained.

Future sales of our common stock by existing shareholders under Rule 144 could decrease the trading price of our common stock.

As of September 13, 2005, a total of 18,360,552 shares of our outstanding common stock were "restricted securities" and could be sold in the public markets only in compliance with Rule 144 adopted under the Securities Act of 1933 or other applicable exemptions from registration. Rule 144 provides that a person holding restricted securities for a period of one year may thereafter sell, in brokerage transactions, an amount not exceeding in any three-month period the greater of either (i) 1% of the issuer's outstanding common stock or (ii) the average weekly trading volume in the securities during a period of four calendar weeks immediately preceding the sale. Persons who are not affiliated with the issuer and who have held their restricted securities for at least two years are not subject to the volume limitation. Possible or actual sales of our common stock by present shareholders under Rule 144 could have a depressive effect on the price of our common stock.

Our common stock is subject to "penny stock" rules.

Our common stock is classified as a penny stock by the Securities and Exchange Commission. This classification severely and adversely affects the market liquidity for our common stock. The Commission has adopted Rule 15g-9, which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and
(ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth (i) the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in public offerings and secondary trading and about the commissions payable to the broker-dealer and registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. None of the selling shareholders has held a position or office, or had any other material relationship, with us.

-----------------------------------------------------------------------------------------------------------
Selling Security       Shares Beneficially   Percentage of         Shares to be Sold    Percentage of
Holder                 Owned Before          Outstanding Shares    in Offering          Outstanding Shares
                       Offering              Beneficially Owned                         Beneficially Owned
                                             Before Offering                            After Offering(1)
-----------------------------------------------------------------------------------------------------------
Chicago Venture               --                    --               5,000,000            Up to 52.2%
Partners L.P. (2)
-----------------------------------------------------------------------------------------------------------
Superclick                    --                    --               1,428,571            Up to 14.9%
Co-Investment LLC (3)
-----------------------------------------------------------------------------------------------------------
Sundar                        --                    --                 100,000                     *
Communications, Inc.
-----------------------------------------------------------------------------------------------------------

Based on 28,479,676 shares outstanding as of September 13, 2005

*     Less than 1%.

(1) The number of shares beneficially owned by holders of our convertible subordinated debentures is indeterminate as the conversion price of those debentures is based upon the market price of the shares. In computing the numbers of shares held after the offering by the holders of convertible subordinated debentures, we have assumed that the applicable conversion price will be $0.35, based on the recent historical price range of our common stock during the most recent three months before the filing of the registration statement of which this prospectus is a part. We are registering additional shares for this offering because the conversion price may be lower than that assumed price. As a result, the number of shares in this table do not correspond to those shown under the caption "The Offering."

(2) Includes 751,331 shares issuable on exercise of warrants and 14,116,665 shares issuable upon conversion of convertible subordinated debentures.

(3) Includes 214,666 shares issuable on exercise of warrants and 4,033,335 shares issuable upon conversion of convertible subordinated debentures.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holders. However, we may receive $0.5845 per share from the sale to Chicago Venture Partners L.P. and Superclick Co-Investment, LLC of up to 965,997 of the shares issuable upon the exercise of warrants. We would receive $564,625 if all of the warrants are exercised. We intend to use any proceeds from the exercise of warrants by Chicago Venture Partners and Superclick Co-Investment LLC for working capital and general corporate purposes.

REGISTRATION RIGHTS

We granted registration rights to Chicago Venture Partners L.P. and Superclick Co-Investment LLC as the holders of our convertible subordinated debentures for the shares they may receive if they convert the debentures. We had previously granted piggyback registration rights to a shareholder who previously purchased our common stock in a private offering. The registration statement that includes this prospectus will register all of those shares when it becomes effective. We will bear the cost of the registration.

Chicago Venture Partners L.P. and Superclick Co-Investment LLC Right to Indemnification

We have agreed to indemnify Chicago Venture Partners L.P. and Superclick Co-Investment LLC (including its shareholders, officers, directors, employees, investors, and agents) from all liability and losses resulting from any misrepresentations or breaches we make in connection with our registration rights agreement, other related agreements, or the registration statement.

Net Proceeds

We cannot predict the total amount of proceeds we will raise in this transaction. However, we expect to incur expenses of approximately $32,312 consisting primarily of professional fees incurred in connection with registering 19,215,997 shares in this offering.

PLAN OF DISTRIBUTION

The selling shareholders have each told us they intend to sell the common stock covered by this prospectus from time to time on the OTC Bulletin Board market, or in any other market where our shares of common stock are quoted. The selling shareholders, and any brokers, dealers, or agents that participate in the distribution of the common stock, may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions, or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling shareholders that any underwriters, brokers, dealers, or agents effecting transactions on behalf of the selling shareholders must be registered to sell securities in all 50 states. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses of the registration, offering, and sale of the shares of common stock to the public under this prospectus other than commissions, fees, and discounts of underwriters, brokers, dealers. and agents.
 We have agreed to indemnify the selling shareholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the sale of any of the shares of common stock by the selling shareholders.
  We will, however, receive proceeds from the sale of common stock under the warrants.

The selling shareholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholders and that there are restrictions on market-making activities by persons engaged in the distribution of the shares.

Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling shareholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in the above Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

MARKET FOR COMMON EQUITY AND RELATED STOCHOLDER MATTERS

Our common stock is quoted under the symbol "SPCK" on the OTC Electronic Bulletin Board. The following table sets forth the high and low bid prices for shares of our common stock (as adjusted for 1-fo-6 reverse stock split effected October 31, 2003) during each quarter within the last two calendar years, as reported by the OTC Electronic Bulletin Board.

2003                                                  Low                  High

First Quarter                                         $ .06                $ .18
Second Quarter                                        $ .06                $ .30
Third Quarter                                         $ .06                $ .36
Fourth Quarter                                        $ .20                $ .51

2004

First Quarter                                         $ .25                $ .60
Second Quarter                                        $ .55                $1.10
Third Quarter                                         $ .59                $ .79
Fourth Quarter                                        $ .73                  .87

2005

First Quarter                                         $ .76                $1.08
Second Quarter                                        $ .81                $ .99

RECORD SHAREHOLDERS

As of August 31, 2005, our common stock shares were held by 67 shareholders of record, including those holders of record through depository accounts. The transfer agent of our common stock is First American Stock Transfer, 706 E. Bell Road, Suite 202 Phoenix Arizona, 85022.

DIVIDENDS

Our board of directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We do not expect to authorize the payment of cash dividends on our shares of common stock in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements and other business and financial considerations.

Penny Stock Regulations

Our common stock has always traded at a price less than $5 a share and is subject to the rules governing "penny stocks." A "penny stock" is any stock that:

o     sells for less than $5 a share,

o is not listed on an exchange or authorized for quotation on the Nasdaq Stock Market, and

o is not a stock of a "substantial issuer." Superclick, Inc. is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

There are statutes and regulations of the Securities and Exchange Commission that impose strict requirements on brokers that recommend penny stocks.

The Penny Stock Suitability Rule

Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

o     that transactions in penny stocks are suitable for the person and

o the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

The above exercise often delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers. The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

o     transactions not recommended by the broker-dealer,

o     sales to institutional accredited investors,

o sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected 3 purchases of penny stocks with the broker-dealer on 3 different days involving three different issuers, and

o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The Penny Stock Disclosure Rule

Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

Effects of the Rule

The above penny stock regulatory scheme is a response by the Congress and the Securities and Exchange Commission to abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It limits a shareholder's ability to resell a penny stock.

Our common stock likely will continue to trade below $5 a share and be, for some time at least, be a "penny stock" subject to the trading market impediments described above.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition in conjunction with our Annual Report on Form 10-KSB/A for the period ended October 31, 2004, our Quarterly Report on Form 10-QSB/A for the quarter ended April 30, 2005, and our amended Current report on Form 8-K filed with the SEC on August 8, 2005. This discussion included "forward-looking" statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect." "anticipate," "believe," and "intend" and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risks identified in the "Risk Factors" section of this prospectus, and should not unduly rely on these forward looking statements. All share and per share information in this discussion has been adjusted for the 1 for 6 reverse stock split effected on October 10, 2003.

Overview

The Company derives the majority of its revenue from installation of its Superclick Internet Access Management System (SIMS) and fees for the maintenance, continuing call center support, and improvements to the system. Maintenance fees are tied to number of rooms served or access points in a client's facility. Due to the Company's reliance on installation and/or retrofit contracts, variations in revenue levels may cause fluctuations in quarterly results. Factors such as a client's commitment to providing internet access to their guests/tenants, general economic and industry conditions and other issues could affect the Company's revenue and quarterly earnings. Quarterly revenue and earnings of the Company may also be impacted by the size of individual contracts relative to the annual revenues of the Company.

In addition to its North American operations, the Company has operations and contracts in Europe and the Caribbean. With the exception of Canadian operations, the majority of transactions in other regions are denominated using the United States dollar. However, some of the Company's transactions are in Canadian dollars; therefore, the Company is exposed to currency fluctuation risks.

This has been a year of significant growth for Superclick with many opportunities which has allowed our Company to make tremendous progress on all fronts. After several years of product development and refinement, during which we have listened carefully to our customers, we are now establishing the superiority of our solution in the marketplace.

This past year, our efforts in adding capital to the company have allowed Superclick to offer turnkey installations to hospitality customers, making it easier than ever for them to purchase our SIMS platform. We have increased our sales and marketing efforts which have resulted in increased company and product recognition.

Our strategy for winning also solidified this year as we changed the sales dynamic in the industry. Most of our competition sells an internet access system to a hotel who may not be allowed to charge for this service. Superclick installs an IP infrastructure management system which shows the customer how to leverage their investment by the promotion of a growing suite of revenue generating IP services which are provided by our SIMS platform.

We announced an agreement with Verizon in April in which this major telecommunications service provider became a reseller of our turnkey solution. This has resulted in a significant amount of business which has helped drive our revenues and significantly help our bottom line.

Here are some of the other significant milestones achieved during FY 2004:

o     The number of hotels installed and under contract increased from 37 to
      116. This represents an increase of rooms from 5,900 to 20,000 over the year.

o Large deployment of 43 Candlewood Suites hotels for the Intercontinental Hotel Group.

o     Large deployment of 52 properties for Westmont Hospitality Group.

o The launch of Superclick's Wi-Fi initiative offering flexible service, billing and management solutions in a wireless environment,

o Installations at the Renaissance Skydome Toronto and InterContinental Montreal as well as expansion into the Caribbean through our installation of the Hutchinson Our Lucaya, Bahamas.

o The installation of our first traunch of value added IP services. These include In-room printing, multi-leg VoIP audio teleconferencing, and hotel casino gaming. New services are in negotiation and development for rollout in 2005.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the accompanying financial statements and related footnotes. Management bases its estimates and assumptions on historical experience, observance of industry trends and various other sources of information and factors. Actual results may differ from these estimates. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially could result in materially different results under different assumptions and conditions. In consultation with our Board of Directors, we have identified six accounting principles that we believe are key to an understanding of our financial statements. These important accounting policies require management's most difficult, subjective judgments.

Revenue Recognition

Revenue from the sale of Internet high speed connection equipment is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the delivery and installation of the equipment to the customer.

The Company has adopted Statement of Position (SOP) 97-2, Software Revenue Recognition, as well as SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. The SOPs generally require revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair market values of each of the elements. The fair value of an element must be based on vendor-specific objective evidence (VSOE) of fair value. Software license revenue allocated to a software product is recognized upon delivery of the product, or deferred and recognized in future periods to the extent that an arrangement includes one or more elements that are to be delivered at a future date and for which VSOE has not been established. Maintenance and support revenue is recognized ratably over the maintenance term. First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Accounts receivable

Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable. The Company evaluates receivables outstanding greater than ninety days on a regular basis for potential reserve.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method or market. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, such as discontinued products, and records necessary provisions to reduce such inventories to net realizable value.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency Translation

The financial statements of the Canadian subsidiary are measured using the Canadian dollar as the functional currency. Assets, liabilities and equity accounts of the company are translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the period. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. The financial statements are presented in United States of America dollars.

Deferred Taxes

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At October 31, 2003 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years. The valuation allowance increased by approximately $341,000 for the year ended October 31, 2004 assuming a tax rate of 40%.

United States Corporation Income Taxes

Year of Loss                           Amount       Expiration Date
------------                           ------       ---------------
October 31, 2004                      $901,320     October 31, 2024

October 31, 2003                        68,638     October 31, 2023

December 31, 2002                       10,534     December 31, 2022

December 31, 2001                      181,335     December 31, 2021

December 31, 2000                       88,027     December 31, 2020

December 31, 1999                       18,936     December 31, 2019
                                    ----------
                                    $1,268,790
                                    ==========

The expiration dates for U.S. net operating losses may be extendable under
Section 381 of the U.S. Internal Revenue Code. After reorganization or other change in corporate ownership, the use of certain carryforwards may be limited or prohibited. After an ownership change, the amount of income that a corporation may offset each year by preacquisition NOL carryforwards is generally limited to an amount determined by multiplying the value of the equity of the corporation just prior to the ownership change by the federal long-term tax-exempt rate in effect on the date of the change. Any unused limitation may be carried forward and added to the next year's limitation. The annual limitation is approximately $44,000.

Canadian Income Taxes  (Stated in CDN$)

Year of Loss                                  Amount       Expiration Date
------------                                  ------       ---------------
October 31, 2004                             $102,989     October 31, 2011

October 31, 2003                                5,322     October 31, 2010

October 31, 2002                              350,910     October 31, 2009

October 31, 2001                               24,879     October 31, 2008
                                             --------
                                             $484,100
                                             ========

SNI generated Canadian research and development tax credits for the years ended October 31, 2004 and 2003 of $83,129 and $66,445, respectively. The activities that generated these tax credits occurred primarily before the acquisition of SNI by the Company.

For the year ended October 31, 2004 SNI recognized $47,697 as receivable for research and development and accrued $35,432 as a deferred tax benefit created by research and development activities that occurred during the fiscal year ended October 31, 2004. No valuation allowance has been recorded in connection with the deferred tax benefit as it is the opinion of management that they will have the ability to utilize it in the future.

Results of Operations

Three and Twelve Months Ended October 31, 2004 And 2003 Revenue

During the three and twelve months ended October 31, 2004 the Company had revenue of $1,131,848 and $2,552,739, respectively compared with $652,336 for the twelve months ended October 31, 2003. The increase in net sales was the result of the acquisition of Superclick Networks, Inc., the validation of the Company's products and the subsequent demand from customers. We completed several major contracts in 2004 that were not in place in 2003.

Gross Profit

Gross profit for 2004 increased to approximately $710,008 representing 28% of revenue. Improvement in gross profit is possible through development of better buying channel partnerships. Most externally purchased networking equipment is acquired from resellers whose markup may be recovered if the Company establishes distribution channel partnerships.

Selling, General and Administrative

For the three and twelve months ended October 31, 2004, general and administrative expense was $425,793 and $1,635,922, respectively compared with $461,274 for the year ended October 31, 2003. The increase was the result of the acquisition of Superclick Networks, Inc. and increase in operating expenses related therein.

Net loss for the three and twelve months ended October 31, 2004 was $381,505 and $979,395, respectively compared to a net loss of $74,819 for the year ended October 31, 2003, respectively. The increase in net losses was the result of the acquisition of Superclick Networks, Inc.

Research and Development

For the three and twelve months ended October 31, 2004 research and development expense was $135,075 and $136,610, respectively and $23,004 for the twelve months ended October 31, 2003. The increase in research and development expense in 2004 from 2003 is attributable to the ongoing development and enhancement of the Company's products to meet evolving customer and market demands.

Financial Condition

From inception to October 31, 2004, we incurred an accumulated deficit of $1,356,275, and we expect to incur additional losses for the foreseeable future. This loss has been incurred through a combination of professional fees and expenses supporting our plans to acquire synergistic businesses as well as continued losses of the operating subsidiary.

We have financed our operations since inception primarily through equity financing. During the three and twelve months ended October 31, 2004, we had a net increase in cash of $49,420 and $456,156, respectively. Total cash resources as of October 31, 2004 was $475,479 compared with $19,323 at October 31, 2003.

Our available working capital and capital requirements will depend upon numerous factors, including progress in our distribution and sales of Internet access management solutions, the timing and cost of expanding into new markets, the cost of developing competitive technologies, changes in our existing collaborative and licensing relationships, the resources that we devote to developing new products and commercializing capabilities, the status of our competitors, our ability to establish collaborative arrangements with other organizations, our ability to attract and retain key employees and our need to purchase additional capital equipment.

The Company's Liquidity Plan

Recent operating results give rise to concerns about the Company's ability to generate cash flow from operations sufficient to sustain ongoing viability. Net earnings (loss) for the year ended October 31, 2004 were $(979,395), while cash flows from operations for the period were $(848,246). The loss of $979,395 was increased by a $304,823 reduction in working capital offset by non-cash expenses of $435,972, primarily related to the issuance of stock options to the Company's employees and directors.

For the year ended in 2004, the Company raised $1.4 million from the sale of common stock, most of which was received in the second and third quarter.

During the year ended October 31, 2004, 1,933,333 of the series "A" Warrants were exercised at $.18 per share, resulting in $348,000 net proceeds to the Company and the issuance of 1,933,333 restricted common shares.

During the quarter ended April 30, 2004 966,665 of series "B" Warrants were exercised at $.24 per share, resulting in $232,000 net proceeds to the Company and the issuance of 966,665 restricted common shares. The shares were issued subsequent to year end and are classified as stock subscribed in Stockholder's Equity.

966,668 "B" Warrants were unexercised as of October 31, 2004 (See note G below). As of October 31, 2004 and commensurate with the private placement filed under Form SB-2 filed June 8, 2004, the Company issued 999,999 shares of common stock in exchange for $450,000. Each share issued in accordance with the private placement is entitled to one "A" Warrant with an exercise price of $0.60 per share.

During the quarter ended July 31, 2004 the Company placed 1,099,999 units in a private placement at a per unit price of $.45, which consisted of one common share and one A Warrant with an exercise price of $.60 and has received aggregate net proceeds of approximately $495,000.

During the year ended October 31, 2004, the Company issued 621,206 shares of Common Stock in exchange for services with a total value of $315,154 (See Note
I).

Our independent registered public accountants, Bedinger and Company have indicated that, based on the Company's financial statements, the Company will continue as a going concern. Moreover, Bedinger and Company has noted that the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern.

Management is currently in the process of seeking additional equity financing with potential investors. There can be no assurance that such additional financing will be obtained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company's need to raise additional equity or debt financing and the Company's ability to generate cash flow from operations will depend on its future performance and the Company's ability to successfully implement business and growth strategies. The Company's performance will also be affected by prevailing economic conditions. Many of these factors are beyond the Company's control. If future cash flows and capital resources are insufficient to meet the Company's commitments, the Company may be forced to reduce or delay activities and capital expenditures or obtain additional equity capital. In the event that the Company is unable to do so, the Company may be left without sufficient liquidity.

Off-Balance Sheet Arrangements

At October 31, 2004 the Company had no obligations that would qualify to be disclosed as off-balance sheet arrangements.

Contractual Obligations

Capital lease obligations: Capital lease obligations relate to a copy machine used in the Company's Montreal office.

Operating lease obligations: Operating lease obligations consist of office rental commitment for the Company's offices in Montreal, Quebec, Canada. On October 1, 2004 the Company began a lease for office space in Montreal. The lease extends through September 30, 2009 at a rate of $4,082 per month. The Company leases one automobile for use in its Montreal personnel and US employees while at the Montreal facility. The Company has also entered into non-cancelable operating leases for office equipment, computers, and the aforementioned vehicle at monthly payments of $634. At October 31, 2004, our contractual obligations under these leases and other commitments were as follows:

              Year Ended October 31,
              2005                               59,872
              2006                               55,484
              2007                               55,011
              2008                               52,937
              2009                               48,525
                                               --------
                                               $271,829
                                               ========

Inflation

Although the operations of the Company are influenced by general economic conditions, the Company does not believe inflation had a material effect on the results of operations during the year ended October 31, 2004. However, there can be no assurance the Company's business will not be affected by inflation in the future.

Results of Operations for the Three and Nine Months Ended July 31, 2005 and 2004

Net Sales for the three months ended July 31, 2005 and 2004 was $459,599 and $721,551, respectively. Net Sales for the nine months ended July 31, 2005 and 2004 was $2,555,266 and $1,319,672, respectively. The three month decrease of $261,952, or 36% on a year over year basis is due to a restructuring and downsizing of our direct sales force and transition to an interim management team.

The nine month increase of $1,235,594, or 94% on a year over year basis is directly attributable to the successful signing of significant contracts and completing those installations during the first half of 2005. Continued successes in gaining market acceptance of our product offering contributed to winning additional competitive contracts with high profile customers.

Selling, General and Administrative expenses for the three months ended July 31, 2005 and 2004 were $709,769 and $461,319 respectively. Selling, General and Administrative expenses for the nine months ended July 31, 2005 and 2004 were $2,160,610 and $1,211,664 respectively. The three and nine month increase of $248,450 and $948,946 represents a 54% and 78% increase, respectively, on a year over year basis and is the result of additional personnel costs required to fulfill the successfully acquired contracts. The increased costs resulted from adding personnel required to support the deployment, delivery, and installation of our product which drove the increased sales volume. Additionally, other associated cost increases were incurred for infrastructure such as office space, communications, etc. Since there were more installations covering a larger geographic area travel costs also increased.

Net loss for the three months ended July 31, 2005 and 2004 was $431,450 and $237,458, respectively. Net loss for the nine months July 31, 2005 and 2004 were $1,068,017 and $798,977 respectively. The three and nine month increase in net loss of $193,992 and $269,040 represents a 82% and 34% increase, respectively, on a year over year basis and is due to higher costs related to professional fees, increased office expense due to expansion into larger facilities to accommodate growth, compensation of additional personnel and the expensing of stock options with less offset from lower than expected quarter revenues.

Financial Condition

From inception to July 31, 2005, we incurred an accumulated deficit of $2,424,292, and we expect to incur additional losses through the year ending October 31, 2005 and for the foreseeable future. This loss has been incurred through a combination of professional fees and expenses supporting our plans to expand operations, further commercialize our core products and to continue to look for opportunities to acquire synergistic businesses as well as continued losses of the subsidiary.

We have financed our operations since inception primarily through equity financing. During the three months ended July 31, 2005, we had a net decrease in cash of $48,346. Total cash resources as of July 31, 2005 was $53,729 compared with $102,075 at April 30, 2005.

During the year ended October 31, 2004, 1,933,333 of the series "A" Warrants were exercised at $.18 per share, resulting in $348,000 net proceeds to the Company and the issuance of 1,933,333 common shares that were included in an SB-2 registration declared effective by the Securities and Exchange Commission ("SEC") in February, 2004.

In addition, 966,665 series "B" Warrants were exercised at $.24 per share, resulting in $232,000 net proceeds to the Company and the issuance of 966,665 shares of common stock that were included in an SB-2 registration statement declared effective by the SEC in February 2004. The shares were issued subsequent to year end and are classified as stock subscribed in Stockholder's Equity. 966,668 "B" Warrants at $.24 per share remain unexercised as of July 31, 2005.

Also during the year ended October 31, 2004, the Company issued 2,000,000 shares of common stock, resulting in net proceeds to the Company of $900,000. Attached to each share of common stock issued pursuant to the financing is a warrant to purchase an additional share of the Company's common stock at $.60. The shares and attached warrants were included in an SB-2 registration declared effective by the SEC in August, 2004. As of July 31, 2005, 2,000,000 of the warrants associated with the financing remain unexercised.

In addition to our financing plans, our available working capital and capital requirements will depend upon numerous factors, including progress in our distribution and sales of Internet access management solutions, the timing and cost of expanding into new markets, the cost of developing competitive technologies, changes in our existing collaborative and licensing relationships, the resources that we devote to developing new products and commercializing capabilities, that status of our competitors, our ability to establish collaborative arrangements with other organizations, our ability to attract and retain key employees and our need to purchase additional capital equipment.

Our independent registered public accountants, Bedinger and Company have indicated that, based on the Company's financial statements, there can be no assurance the Company will continue as a going concern. Moreover, Bedinger and Company has noted that the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern.

Management is currently in the process of seeking additional equity financing with potential investors. There can be no assurance that such additional financing will be obtained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company's need to raise additional equity or debt financing and the Company's ability to generate cash flow from operations will depend on its future performance and the Company's ability to successfully implement business and growth strategies. The Company's performance will also be affected by prevailing economic conditions. Many of these factors are beyond the Company's control. If future cash flows and capital resources are insufficient to meet the Company's commitments, the Company may be forced to reduce or delay activities and capital expenditures or obtain additional equity capital. In the event that the Company is unable to do so, the Company may be left without sufficient liquidity.

BUSINESS

The Company provides IP-based data management solutions via its SIMS ("Superclick Internet Management System") supported by a 24x7 customer support center to the hospitality, MTU, university and healthcare markets. SIMS is Linux-based software, typically referred to as Visitor-Based Networking (VBN) software, which manages the provisioning and administration of Internet access in the hospitality, Multi-Tenant Unit (MTU), university and healthcare markets.

Superclick markets and installs SIMS as part of a turnkey hardware and software deployment for its customers and also provides follow-on maintenance and guest service support through its 24x7 helpdesk. SIMS can be deployed with hardware which provides High Speed Internet Access (HSIA) via Ethernet, DSL, WiFi or in combination. The Company's SIMS platform has been successfully deployed in more than 175 hotels throughout the United States, Canada, Europe and the Caribbean.

The Company's customers include the Commonwealth Hospitality Group, InterContinental Hotels Group, Candlewood Suites, Crowne Plaza, Four Points by Sheraton, Hilton, Holiday Inn, Hampton Inn, JW Marriott, Novotel, Radisson, Sheraton, Staybridge Suites, Weston and Wyndham.

Business Model

Superclick's current business model is to provide its customers with a turnkey installation of a SIMS-based HSIA system. Customers purchase the hardware, software and installation services outright, retaining control of how the service is marketed to guests, tenants and other users as well as any associated revenue charged. This provides Superclick with one-time revenue and represents the majority of current revenue to date.

Superclick also provides customers with 24/7 guest support services through toll-free access to its Montreal-based helpdesk. The Company generally charges customers a flat fee on a per-room, per-year basis for access to the helpdesk by guests and users. A per-call and bundled guest service offering is also offered in select markets. Customer support revenue is a growing revenue stream as customers are added to Superclick's footprint and are a second, recurring source of revenue.

In addition, Superclick continues to develop a suite of "IP (Internet Protocol) services" with revenue generating features that allow customers in select markets with the ability to leverage their Internet infrastructure to increase revenues and achieve a substantial ROI. Superclick creates revenue sharing arrangements with hotels based on these features, creating yet another revenue stream to its business model.

We maintain our corporate office at 4275 Executive Square, Suite 215, La Jolla, CA 92037, and our telephone number is (858) 518-1387. We also maintain a research and development facilities and a call center, at 10222 St. Michel, Suite 300, Montreal A8 H1H 5H1, with a phone number of (514) 847-0333.

Market and Competition

      According to estimates, the hospitality vertical presents a 2003 $4.41 billion opportunity for the telecom industry and for carriers looking to improve vertical marketing and solution selling to this vertical. Opportunities continue to lie around wireline voice and data for the purpose of lowering costs, integrating systems, and improving the guest experience.

      The hospitality industry is an estimated $350 billion dollar business, based on the most recent U.S. Census Bureau statistics. Recent decline in revenues is primarily due to the economic conditions and slowing travel activity due to the terrorist attacks and war in Iraq. Despite the industry revenue and profit margin decline, technology and telecom service continue to be a focus on hospitality expenses in order to enhance guest loyalty and retention, streamline operations, increase per guest revenues and occupancy rates, differentiate property accommodations, maintain brand identity, and optimize services to reduce costs.

      Among key drivers and trends occurring in the hospitality vertical as it relates to technology and telecom are:

o     High-speed Internet access is a must have for hotels and motels

o Wireless Internet and "Hot spots" are in the early stages of implementation, and is expected to see high growth over the next several years

o Telecom Services is now a cost component, and not a revenue component in the hotel and motel industry o PBX Services are the primary communications systems for hotels and motels, while IP PBX and IP Centrex will transition as the next form of telecom systems in the hospitality industry

o Increased Need for Integration with Property Management Systems (PMS), Centralized Reservations Systems (CRS), and Global Distribution Systems
      (GDS) brings the opportunity for managed services, hosting, consulting, and other value-added telecom services

o Conferencing Services (Voice, Web, Video) are a major need in conference and meeting rooms within hotels, convention hotels, and conference centers

o Hub, LAN, and Internet connectivity is a must-have at conferences and trade shows, therefore on-site services, equipment, and billing will be in demand.

o Telecom services and technology are being leveraged to differentiate hotels and restaurants, in order to attract end-users and provide better services

      Hotels are seeing an ever-rising demand for Internet accessibility and use due to guest dependence on the World Wide Web and email. In order to appeal to business, as well as vacationing travelers, hotels must provide improved Internet connectivity to stay competitive irrespective of the cost.

Competitors

      Nearly all of our business is awarded through competitive procurements. The Internet management services industry consists of several companies with which Superclick competes and who can provide the same type of services. Many of our competitors are larger and have greater financial resources than we do. We obtain much of our business on the basis of proposals to new and existing customers. Competition usually centers on successful past performance, technical capability, management, personnel experience and price.

      Superclick has many competitors who contend for the same customers. They are competent, experienced and continuously working to take work and projects away from Superclick. These competitors range in size from one million dollars in annual revenue to several hundred million dollars in annual revenue. Most of the Company's business is at presently is based on one time sales, although we are attempting to implement a recurring revenue model through service and customer support. We have achieved a level of trust with each client that is comfortable, but not secure. We recognize that the Superclick niche areas are desirable to other professional service firms, and we continuously seek to improve within these niches rather than expanding hastily to new areas.

Intellectual Property And Other Proprietary Rights

      Superclick has registered the following trademarks with the Canadian Trademark Office: "Superclick". We have pending patent applications filed in Canada for a "hospitality remote access server" and in the U.S. for an "Internet communication system in a network for the hospitality industry." Both patent applications are pending.

      We believe that our intellectual property is important to our success, and we try to protect it as described above and through the maintenance of trade secrets. We feel that name brand recognition will make our products and services stand out and become the recognized names that people think of when they think of management services.

      However, the steps we take to protect our intellectual property may be inadequate. Unauthorized parties may try to disclose, obtain or use our proprietary information, which could harm our business. Others may claim that we have violated their proprietary rights or infringed on their intellectual property. Any such claims could subject us to significant liability for damages and invalidate our proprietary rights. Any efforts to protect or defend our rights could be time-consuming and costly. Other parties may also independently develop similar or competing technology.

Employees

      On August 31 2005, we employed 30 full-time employees and no part-time employees. None of these employees is subject to a collective bargaining agreement, and there is no union representation within Superclick. We believe our employee relations are good.

Facilities

      Our research and development activities and administrative offices are primarily located in Montreal, Quebec, Canada. We have recently relocated our corporate address from Laguna Hills, California, to Dallas, Texas. Superclick, Inc. does not own any real property. The following information presents certain information about our leased properties:


Location                   Approximate Square Feet   Date Current     Monthly Rent
                                                     Lease Expires
--------                   -----------------------   --------------   ------------
4275 Executive Square      500 sq ft.                Month to Month    $350.00
Suite 215
La Jolla, CA

10222 St. Michel           5,855 sq ft.              Sept. 30, 2009    CAD $5,385.41
Suite 300
Montreal Quebec
A8 H1H 5H1
Canada


MANAGEMENT

In Compliance With Section 16(a) Of The Exchange Act As of September 13, 2005, our executive officers, directors and key employees, their positions and their ages are as follows:

DIRECTORS AND EXECUTIVE OFFICERS

Name                          Age       Position
----                          ---       --------

Todd M. Pitcher               37        Chairman of the Board, Interim CFO and
                                        Principal Accounting Officer

Sandro Natale                 37        Interim President and Director

Hugh Renfro                   82        Director

George Vesnaver               48        Director

Robert MacFarlane             38        Director

Jacobo Melcer                 66        Director

Paul Gulyas                   48        Director

TODD M. PITCHER has been Chairman of the Board of our company since completion of the merger transaction with Superclick Networks, Inc. in October 2003. Prior to the merger, Mr. Pitcher served as President, Chief Executive Officer and Chief Financial Officer of Grand Prix Sports, Inc. since January 2003. Mr. Pitcher has also served in the Executive Management in an interim capacity 4Dcard, Inc. from March 2002 through July 2003. Mr. Pitcher has several years experience in the investment banking, business consulting and equity research, serving as Director of Equity Research at Equity Securities in Golden Valley, Minnesota, and several other regional investment banking firms. Mr. Pitcher has B.A. in Philosophy from the University of California at Berkeley and has attended graduate school at the University of California at Santa Barbara and Claremont Graduate School.

SANDRO NATALE has been VP of Business Development of our company since completion of the merger transaction with Superclick Networks, Inc. in October 2003. Prior to the merger, Mr. Natale served as VP of Business Development of Superclick Networks, Inc. Prior to Superclick, Mr. Natale founded ITS Service Inter-Tek, a computer networking company that was later acquired by GSI Technologies. Mr. Natale holds a degree in Computer Science from Dawson College.

HUGH RENFRO has been a Director of our company since completion of the merger transaction with Superclick Networks, Inc. in October 2003. Prior to the merger, Mr. Renfro served as Secretary and Director of Grand Prix Sports, Inc. since March 2003. Mr. Renfro has extensive international business experience with more than 31 years spent overseas with the Arabian-American Oil Company, Cia Petrolera Chevron and the Arabian Chevron Oil Company working in government relations, marketing and the establishment of joint venture operations.

GEORGE VESNAVER has been a Director of our company since August, 2004. Mr. Vesnaver is currently Director of Hewlett Packard's (HWP-NYSE) Software Business Unit, and has been with HP for more than 20 years. His experience spans a number of areas including consulting, sales and distribution of enterprise software solutions to companies of all sizes. Mr. Vesnaver holds a bachelor's degree in electrical engineering from Concordia University and an MBA in international business and finance from McGill University.

ROBERT G. MACFARLANE has been a Director of our company since completion of the merger transaction with Superclick Networks, Inc. in October 2003. Prior to the merger, Mr. MacFarlane served as President of Superclick Networks, Inc. and was the sole founder of the company. Prior to that, Mr. MacFarlane served as VP of Business Development for CDS Communications Group. He also founded Total Networking S.L. in Spain, a company dedicated to providing Internet dialup connection solutions. Mr. MacFarlane holds a B.A. in Sociology and Business from Bishop's University.

JACOBO MELCER has been a Director of our company since January 2004. Mr. Melcer is also Chairman and President of Frontcom.com, Inc., a provider of broadband services for Mexico/US border towns. He is the founder and serves as a Director of CPM Electronics Inc., a leading distributor of telecommunications and electronics products in Latin America. Mr. Melcer is also Founder of Grupo MEXEL, Mexico's leading high technology integrator for the last 30 years. In addition, Mr. Melcer is a founder of ACT Networks, a publicly traded U.S. company that is a world-leader in frame-relay technology and has served on ACT's Board of Directors through the public offering. Mr. Melcer holds a degree in Physics from the Universidad National Autonoma de Mexico (UNAM) with a Masters Degree in Oceanography.

PAUL GULYAS has more than 27 years of diverse industrial experience in IT systems and products, military/government systems, air traffic and vessel traffic management systems as well as border control and security solutions in companies from the very small to the very large. He is currently responsible for the OEM program within IBM Canada's mid-market business unit. Previously he was President of IOTA Information Management and is a founding partner of the consulting firm TACTexe Incorporated. Mr. Gulyas has a BSc in Physics from McMaster University in Hamilton, Ontario.

16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, no officers, directors, beneficial owners of more than ten percent of any class of our equity securities registered pursuant to section 12 of the Exchange Act or any other person subject to Section 16 of the Exchange Act with respect to us, failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year, which ended October 31, 2004.

The Company's Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. The Certificate of Incorporation provides that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. At the end of the fiscal year, the Company had 7 directors.
There are no family relationships between any of the directors and executive officers. There was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Nominating and Compensation Committee

      The Compensation Committee was formed in August, 2004 and consists of Messrs. Pitcher, Melcer and MacFarlane. The Compensation Committee establishes remuneration levels for our executive officers, reviews management organization and development and reviews significant employee benefit programs. In addition, the Committee identifies individuals qualified to become members of the board of directors, develops and recommends to the board a set of corporate governance principles applicable to our company, and takes such other actions within the scope of its charter as the Committee deems necessary or appropriate. A copy of the charter of the Nominating and Compensation Committee can be found in the Corporate Governance section of our Web site at www.superclick.com.

We do not have a separate audit committee.

Code of Ethics

Our company has adopted a code of ethics that applies to our chief executive officer, chief financial officer and controller. A copy of the code of ethics can be found in the Corporate Governance section of our Web site at http://www.superlclick.com.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, our bylaws provide that we must indemnify and advance or reimburse reasonable expenses incurred by our directors, officers, employees, or agents, to the fullest extent that we may grant indemnification to a director under the Washington Business Corporations Act, and may indemnify the persons above to such further extent as permitted by law.
 Insofar as these provisions permit indemnification for liabilities arising under the Securities Act of 1933 to our directors, officers, and controlling persons, or insofar as indemnification under that Act is otherwise permitted, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

This summary compensation table shows certain compensation information for services rendered in all capacities during each of the prior three fiscal years.

                               Annual Compensation               Long-Term Compensation
                        ---------------------------------   ----------------------------------
                                                                     Awards           Payouts
--------------------------------------------------------------------------------------------------------------
  Name and      Year    Salary    Bonus      Other Annual   Restricted  Securities    LTIP       All Other
  Principal               ($)       ($)      Compensation   Stock       Underlying    Payouts   Compensation
  Position                                       ($)        Award(s)   Options/SARS
                                                               ($)          (#)
--------------------------------------------------------------------------------------------------------------
   Sandro       2005    $100,000     NA           NA           --           --           --          --
  Natale -      2004    $ 75,000     --           --           --           --           --          --
   Interim      2003    $ 42,000     --           --           --           --           --          --
  President     2005    $ 36,000     --           --         $20,000        --           --          --
   and CEO

   Todd M.      2004    $ 24,000     --           --         $15,000        --           --          --
  Pitcher -     2003        --       --           --           --           --           --          --
Chairman and
 Interim CFO
--------------------------------------------------------------------------------------------------------------

Options and Stock Appreciation Rights

On March 4, 2004, the Company awarded its former CEO a non-qualified stock option to purchase 884,784 shares of common stock of the Company at an exercise price of $.50 per share with an expiration date of March 3, 2006. The options vest and become exercisable at a rate of 38,866 per month over a twenty-four month period. On April 28, 2005, the Company and John Glazik mutually agreed to terminate Mr. Glazik's position as President and Chief Executive Officer and to close its executive offices in Dallas, Texas due to the Company's decision to relocate its administrative center to its operations in Montreal. Pursuant to Mr. Glazik's stock option grant, at the time of departure from the Company, 589,856 shares had vested. The remaining 294,928 shares available to Mr. Glazik according to the terms of the stock option grant were canceled.

On June 1, 2004, the Company awarded employees non-qualified stock options to purchase 720,000 shares of common stock of the Company at an exercise price of $.50 per share with an expiration date of June 1, 2006. The options vest and become exercisable at a rate of 90,000 per quarter over a twenty-four month period.

On September 1, 2004, the Company awarded its former CFO a non-qualified option to purchase 300,000 shares of common stock of the Company at an exercise price of $.65 per share with an expiration date of September 1, 2010. The options vest and become exercisable at a rate of 12,500 per month over a twenty-four month period. On April 28, 2005, Superclick, Inc. and Claude Smith mutually agreed to terminate Mr. Smith's position as Chief Financial Officer and to close its executive offices in Dallas, Texas due to the Company's decision to relocate its administrative center to its operations in Montreal. Pursuant to Mr. Smith's stock option grant, at the time of departure from the Company, 137,500 shares had vested. The remaining 162,500 shares available to Mr. Smith according to the terms of the stock option grant were canceled.

The Company has recorded compensation expense of $134,822 through October 31, 2004 as the option's prices were less than the fair market value of the Company's stock on the award dates. The compensation amount is amortized over the options' vesting periods.

Long Term Incentive Plan Awards

No long term incentive plan awards were made to any of our executive officers during the last fiscal year.

Compensation of Directors

On December 31, 2003, the Board of Directors of the Company adopted the 2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of Options, Restricted Stock, and/or Deferred Stock to an Awardee. The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any awarded shares are forfeited, they become available for future issuance. An annual aggregate limit of 300,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director.

The Stock Incentive Plan shall have a duration of ten years commencing on January 1, 2004. Awardees are defined as director to whom an award is made. An eligible director is any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten years from the Date of Grant. The Option Price shall be the Fair Market Value of Superclick, Inc. Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the date of grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may re-price any Option that is less than the option exercise price. Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock.

Stock Option Plan

We currently do not have any stock option plan for executive officers in place.

Option Grants in Last Fiscal Year

The following table provides information regarding the stock options granted by the Company to the named former executive officers during the fiscal year ended October 31, 2004. Other than those persons listed in the following table, we did not grant any stock options to any other named executive officers.

                        Option Grants in Last Fiscal Year
                                Individual Grants

Name                  Number of       % of           Exercise or   Expiration
                      Securities%     Total          Base Price    Date
                      of              Options        ($/Sh)
                      Underlying      Granted to
                      Options         Employees
                      Granted (#)
--------------------------------------------------------------------------------
John Glazik           884,784         46.4%          $0.50         03/03/2010
Claude Smith          300,000         15.7%          $0.65         09/01/2010

Options Exercised In Last Fiscal Year And Fiscal Year-End Option Values

No options were exercised in the last fiscal year.

Executives' Compensation Policies

Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executive compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

Employment Agreements with Executive Officers

Superclick, Inc. has executed employment agreements with its top three executive officers. Below is a summary of the major terms of these employment agreements.

Employment Agreements

SANDRO NATALE -Mr. Natale's employment with us is governed by an employment agreement entered into between he and Superclick Networks, Inc on August 1, 2005. The agreement provides for term of employment of two years that may be extended for additional one (1) year periods thereafter. Mr. Natale is entitled to receive a base salary equal to US$100,000.

TODD M. PITCHER - Mr. Pitcher is serving in an interim capacity and does not have an employment agreement with the Company.

2004 Incentive Stock Option Plan

On April 8, 2004, the Board of Directors of the Company adopted the 2004 Incentive Stock Option Plan. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

The total number of shares of Stock set aside for Awards may be granted under the Plan shall be 2,000,000 shares. The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award. The Plan was effective April 9, 2004 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

The Stock Incentive Plan shall have a duration of ten years commencing on January 1, 2004. Awardees are defined as a director to whom an award is made. An eligible director is any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten years from the Date of Grant. The Option Price shall be the Fair Market Value of Superclick, Inc. Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the date of grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may re-price any Option that is less than the option exercise price. Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock.

On June 1, 2004, the Company awarded employees non-qualified stock options to purchase 720,000 shares of common stock of the Company at an exercise price of $.50 per share with an expiration date of June 1, 2010. The options vest and become exercisable at a rate of 90,000 per quarter over a twenty-four month period.

On September 1, 2004, the Company awarded its CFO a non-qualified stock option to purchase 300,000 shares of common stock of the Company at an exercise price of $.65 per share with an expiration date of September 1, 2010. The options vest and become exercisable at a rate of 12,500 per month over a twenty-four month period. See "Subsequent Events" below.

On December 8, 2004, the Company awarded employees non-qualified stock options to purchase 125,000 shares of common stock of the Company at an exercise price of $.60 per share with an expiration date of December 7, 2011. The options vest and become exercisable at a rate of 15,625 per quarter over a twenty-four month period.

The following table summarizes the Company's stock option activity for the quarter ended July 31, 2005:

                                                           2005
                                               ----------------------------
                                                           Weighted Average
                                                 Shares    Exercise Price
                                               ----------  ---------------

Outstanding at beginning of period              1,917,909       $0.56

Granted                                                --          --

Exercised                                              --          --

Forfeited                                         457,428        0.55
                                                ---------       -----

Outstanding at end of quarter                   1,460,481       $0.52
                                                =========       =====

Options exerciseable at quarter end             1,041,939
                                                =========

The following table summarizes information about the Company's stock options outstanding at July 31, 2005:

                                 Options Outstanding                                    Options Exercisable
                ----------------------------------------------------------     --------------------------------------
                     Number             Weighted             Weighted                                  Weighted
  Range of        Outstanding            Average             Average                                    Average
  Exercise        At July 31,         Contractural           Exercise               Number             Exercise
   Prices             2005            Life (years)            Price              Outstanding             Price
--------------  -----------------   ------------------   -----------------     -----------------   ------------------
       $ 0.50            589,856                   --              $ 0.50               589,856               $ 0.50
         0.50            608,125                 0.84                0.50               278,125                 0.50
         0.65            137,500                   --                0.65               137,500                 0.65
         0.60            125,000                 1.36                0.60                36,458                 0.60
                -----------------   ------------------   -----------------     -----------------   ------------------
Total                  1,460,481                 0.92              $ 0.52             1,041,939               $ 0.52
                =================   ==================   =================     =================   ==================

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 13, 2005, by (i) each person known by us to be the beneficial ownership of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 4275 Executive Square, Suite 215, La Jolla CA 92037.

Name                              Shares Beneficially Owned  Percent of Class(1)
----                              -------------------------  -------------------

Sandro Natale                              3,526,100               12%
Robert MacFarlane                          3,390,727             11.9%
Todd M. Pitcher                               21,487                *
George Vesnaver                               39,216                *
Hugh Renfro                                  312,555                1%
Jacobo Melcer                                 69,687                *
Paul Gulyas                                   16,116                *
All Officers and Directors                 7,375,888             25.8%
as a Group
----------
(*)   Means less than 1%.
(1)   Based on 28,479,676 shares outstanding as of September 13, 2005. .

The beneficial owners of securities listed above have sole investment and voting power with respect to such shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended October 31, 2004 the Board of Directors passed a resolution to compensate its Board members for service on the Board ("Non-Employee Director's Compensation"). Pursuant to the terms of the resolution, the Company pays each of its non-employee directors stock in lieu of $15,000 annual fees, with piggy-back registration rights, based on the price of the stock at close on the first day of trading in the new fiscal year. Also pursuant to the terms of the resolution, the Company pays its Chairman, Todd M. Pitcher, stock in lieu of $20,000 annual fees, with piggy-back registration rights. The stock is issued in equal parts on a quarterly basis. During the year ended October 31, 2004, the Company awarded 296,206 restricted shares of its common stock to directors totaling $197,154.

Through the year ended October 31, 2004, Mr. Pitcher, Chairman of the Company, provides consulting services to the Company in exchange for monthly compensation of $2,000 and related expenses, in addition to the stock awarded to Board members for service on the Board as mentioned above. Subsequent to year end the stock compensation of the Chairman was increased from $15,000 to $20,000 annually. In July, 2005, the board approved an increase in Mr. Pitcher's monthly compensation to $5,000.

During the year ended October 31, 2004 the Company paid for services to companies with affiliations to certain Board of Director members. The Company paid for public relations, investor relations and marketing services to two companies with whom the Chairman of the Board is affiliated. Total compensation to these two companies was $47,995 in cash and 250,000 shares of common stock valued at $62,500. Additionally, the Company paid for administrative services to a company affiliated with one of its Board members totaling $19,720. Finally, a former officer and member of the Board were compensated in the form of stock for consulting services rendered totaling $55,500.

During the year ended October 31, 2004, the Company engaged in a business relationship resulting in sales of approximately $570,000 to a company whose IT Director also served as a member of the Board of Directors of the Company during the fiscal year.

During the year ended October 31, 2003, and prior to the acquisition, three shareholders of Superclick Networks, Inc. (SNI) converted preferred shares of Superclick Networks into debt and then cancelled the debt. Superclick Networks recognized a gain of $169,441 on the loan forgiveness.

LEGAL PROCEEDINGS

As of the date of this Offering, the Company is not party to any lawsuits or legal proceedings, the adverse outcome of which, in management's opinion, individually or in the aggregate, would have a material adverse affect on the Company's results of operations and financial position, and has no knowledge of any threatened or potential lawsuits or legal proceedings against the Company.

DESCRIPTION OF CAPITAL STOCK

General

      Our certificate of incorporation, as amended to date, authorizes us to issue up to 120,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 13, 2005, we had 28,479,676 shares of common stock issued and outstanding. The transfer agent and registrar for our common stock and is First American Stock Transfer, 1717 E. Bell Road, Suite 2, Phoenix, Arizona, 85022-6200.

Common Stock

      Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available for dividends. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking fund provisions for our common stock.

Preferred Stock

Although we have no current plans to issue any shares of preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could be used to discourage an unsolicited acquisition proposal. In addition, the possible issuance of preferred stock could discourage a proxy contest, make more difficult the acquisition of a substantial block of our common stock, or limit the price investors might be willing to pay in the future for shares of our common stock.

We believe the preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions, and in meeting other corporate needs that might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special shareholders' meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by shareholders, unless action by shareholders is required by applicable law or the rules of any stock exchange on which our securities may be listed.

Warrants

There are outstanding warrants in favor of Chicago Venture Partners L.P. to purchase up to 751,331 shares of our common stock and outstanding warrants in favor of Superclick Co-Investment LLC to purchase up to 214,888 shares of our common stock. The warrants for all 965,997 shares have a strike price of $0.5845 per share. These warrants were issued to the debenture holders on August 1, 2005 and August 16, 2005, and they expire on August 1, 2010 and August 16, 2010.

Chicago Venture Partners L.P and Superclick Co-Investment LLC have the right to have the common stock issuable upon exercise of the warrants included on any registration statement we file.

We have outstanding warrants in favor of Ascendiant Securities LLC to purchase up to 384,944 shares of our common stock. These warrants were issued to the Ascendiant Securities LLC on August 31, 2005 and they expire on August 31, 2010.

We also have outstanding to certain investors, in connection with a private placement in April, 2004, warrants to purchase 2,299,999 "A" warrants at a strike price of $.60 per share. 2,100,000 of these warrants have been registered in a previous registration statement and we are currently registering an additional 100,000 warrants in the current registration statement.

We also have outstanding to certain investors, in connection with a private placement in September, 2003, 966,668 "B" warrants at a strike price of $.24 per share. All 966,668 warrants have been registered in a previous registration statement.

Convertible Debentures

On August 1, 2005 we issued to Chicago Venture Partners, L.P. $1,750,000 worth of convertible debentures, and we issued another $500,000 worth of convertible debentures to Superclick Co-Investment LLC on August 16, 2005. These debentures:

o pay a 9 percent cumulative interest, payable quarterly, in cash or in common stock of the company at the debenture holder's option,

o     are convertible by the holder into shares of common stock at any time,

o are convertible, up to the date in which the debenture is mature ("Pre-Maturity Date"), at the average Closing Price for the forty-five
      (45) Trading Days ending on the Trading Day immediately before the Conversion Date (as selected by the Holder), multiplied by (i) a percentage equal to (x) one hundred percent (100%), less (y) the Pre-Maturity Effective Percentage (provided, however, that such amount shall be recomputed for all Unconverted Debentures if the Pre-Maturity Effective Percentage is adjusted as contemplated by the Debenture or the Securities Purchase Agreement); provided, however, that the Pre-Maturity Date Conversion price shall not be less than Thirty Cents ($0.30) per share (as that amount may subsequently be adjusted as provided in the Debenture or the Securities Purchase Agreement); provided further, that with respect to each amount referred to in this definition, as that amount may be subsequently be adjusted as provided in the Debenture or in the Securities Purchase Agreement. Notwithstanding the foregoing, if the Closing Price is less than $.50 per share on a Conversion Date during the Pre-Maturity Period, then during the calendar month in which such Conversion Date falls, a Converting Holder may not convert an aggregate amount (including principal and interest) in excess of $175,000; provided, however, that the foregoing limitation shall not be applicable in the event that the Closing Price on such Conversion Date is equal to or exceeds 150% of the average Closing Price for the ten (10) Trading Days ending on the Trading Day immediately before the Conversion Date,

o are convertible following the Maturity Date ("Post-Maturity Date") at the average Closing Price for the forty-five (45) Trading Days ending on the Trading Day immediately before the Conversion Date (as selected by the Holder) multiplied by (i) a percentage equal to (x) one hundred percent (100%), less (y) the Effective Percentage (provided, however, that such amount shall be recomputed for all Unconverted Debentures if the Effective Percentage is adjusted as contemplated by this Debenture or the Securities Purchase Agreement); provided, however, that, with respect to each such amount referred to in this definition, as that amount may be subsequently adjusted as provided in the Debenture or in the Securities Purchase Agreement.

o are redeemable by the Company at any time within 5 days after a written notice of redemption has been provided to the Holder at 130% of the principal amount being redeemed, and

o require the registration of the shares of common stock into which the debentures may be converted. The registration statement accompanying this prospectus will register such shares upon effectiveness.

Of the 19,215,997 shares of common stock covered by this prospectus, 18,150,000 are registered to possibly underlie the $2,250,000 worth of convertible debentures. Because of the uncertainty of the future market price of our common stock, it is possible that:

o none of these shares would be issued should we redeem the convertible debentures by the 100th day following the issuance of the debentures;

o fewer than 18,150,000 shares would be issuable should the convertible debentures be converted; and

o more than 18,150,000 shares would be issuable should the lowest closing bid price of our common stock be less than $.18 per share and fail to exceed that $.18 per share price for 104 calendar months following the effective date of this registration statement.

Should fewer than 18,150,000 shares be required, we will deregister the unneeded share. Should more than 18,150,000 shares be required, we will file a new registration statement and amend this prospectus to add the additional needed shares of common stock.

LEGAL MATTERS

The legality of the securities offered hereby has been passed upon by the Law Office of Michael L. Corrigan, San Diego, California.

EXPERTS

Our balance sheet as of October 31, 2004, and the statements of our operations, shareholder's equity and cash flows for the years ended October 31, 2004 and 2003 have been included in this prospectus in reliance on the report, which includes an explanatory paragraph on our ability to continue as a going concern of Bedinger and Company, certified public accountants, given the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.
 Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act covering the sale of the securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. Certain items of the registration statement are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete and in each instance where reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, statements about the document are qualified in all respects by that reference and the exhibits and schedules to the exhibits. For further information regarding Superclick, Inc. and the securities offered under this prospectus, we refer you to the registration statement and those exhibits and schedules, which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Audited Financial Statements of Superclick, Inc. for the Year Ended October 31, 2004

Report of Independent Registered Public Accounting Firm                                          F-1

Consolidated Balance Sheets as of October 31, 2004 (restated)                                    F-3

Consolidated Statements of Operations For the Years Ended October 31, 2004, 2003
and the period August 24, 2000 (Date of Inception) to October 31, 2004
(Restated)                                                                                       F-4

Consolidated Statements of Stockholders' Equity For the Period August 24, 2000 (date of
Inception) to October 31, 2004                                                                   F-5

Consolidated Statements of Comprehensive Income (Loss) for the Years Ended
October 31, 2004, 2003 and the period August 24, 2000 (Date of Inception) to
October 31, 2004 (Restated)                                                                      F-6

Consolidated Statements of Cash Flows for the Years Ended October 31, 2004 and
2003 And the period August 24, 2000 (Date of Inception) to October 31, 2004
(Restated)                                                                                       F-7

Notes to Consolidated Financial Statements                                                       F-9 - F-32

Unaudited Financial Statements  of Superclick, Inc. for the Three and
Nine Months Ended July 31, 2005 and 2004

Consolidated Balance Sheet as of July 31, 2005 (Unaudited)                                       F-34

Consolidated Statements of Operations and accumulated deficit for the three and nine months ended July 31, 2005 and 2004, and for the period August 4, 2000 Date of Inception) to July 31, 2005 (unaudited) F-35 Consolidated Statements of
Stockholders Equity for the nine months ended July 31, 2005 and for the period
August 4, 2000 (Date of inception) to July 31, 2005 (unaudited)                                  F-36

Consolidated Statements of Comprehensive Income (Loss) for the three and nine months ended July 31, 2005 and 2004, and the Period August 4, 2000 (Date of
Inception) to July 31, 2005 (unaudited)                                                          F-37

Consolidated Statements of Cash Flows for the three and nine months ended July
31, 2005 and 2004, and for the period August 4, 2000 (Date of inception) to July
31, 2005 (unaudited)                                                                             F-38

Supplemental Schedule of Non-Cash Investing and Financing Activities.                            F-39

Notes to Consolidated Financial Statements (Unaudited)                                           F-40 - F-59

Audited Financial Statements and Notes thereto of Hotel Net (Acquired Company)
for the 12 month period ended August 31, 2005                                                    F-60

Unaudited Consolidated Pro Forma Financial Statements for the nine month
period ended July 31, 2005 and July 31, 2004                                                     F-74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Superclick, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Superclick, Inc. (A Development Stage Company) (the "Company"), as of October 31, 2004 and the related consolidated statements of operations, stockholders' equity (deficit), comprehensive income (loss), and cash flows for the years ended October 31, 2004 and October 31, 2003, and for the period from August 24, 2000 (Date of Inception) to October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Superclick, Inc. (A Development Stage Company) as of October 31, 2004 and the related consolidated statements of operations, stockholders' equity (deficit), comprehensive income (loss), and cash flows for the years ended October 31, 2004 and October 31, 2003, and for the period from August 24, 2000 (Date of Inception) to October 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Board of Directors
Superclick, Inc.
(A Development Stage Company)
Page two


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are also described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          Bedinger & Company
                                          Certified Public Accountants
                                          Concord, California
                                          December 16, 2004
                                          (Except for Note M, which is
                                          dated May 20, 2005)

SUPERCLICK, INC.
(A Development Stage Company)
October 31, 2004 (Restated)
================================================================================

                                                                                        October 31,
ASSETS                                                                                     2004
                                                                                        -----------

CURRENT ASSETS                                                                           (Restated)
      Cash                                                                              $   475,479
      Accounts receivable                                                                 1,048,483
      R&D Tax credits receivable                                                             82,329
      Sales Tax refund receivable                                                            51,190
      Inventory (Note B)                                                                    373,723
      Prepaid expenses                                                                       24,027
                                                                                        -----------
          TOTAL CURRENT ASSETS                                                            2,055,231
Fixed assets (Note B)
      Cost                                                                                  211,561
      Accumulated Depreciation                                                              (58,525)
                                                                                        -----------
      Net                                                                                   153,036

Deferred Tax Benefit (Note D)                                                                35,432
                                                                                        -----------
          TOTAL ASSETS                                                                  $ 2,243,699
                                                                                        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                                                  $   761,965
      Accounts payable-related parties                                                       52,885
      Accrued payroll                                                                        12,223
      Accrued other                                                                           3,277
      Deferred revenue                                                                      515,194
                                                                                        -----------
          TOTAL CURRENT LIABILITIES                                                       1,345,544
                                                                                        -----------
COMMITMENTS (Note I)

STOCKHOLDERS' EQUITY (Note E)
      Preferred stock, par value $.0001; 20,000,000
      shares authorized; 0 issued and outstanding                                                --

      Common stock, par value $.0006, 121,000,000 shares authorized; issued and outsta14,51824,197,002 at October 31, 2004 Common stock subscribed 232,000
      Additional paid-in capital 1,990,268 Deficit accumulated during the development stage (1,356,275) Accumulated other comprehensive gain (loss)
           (Cumulative translation adjustment)                                               17,644
                                                                                        -----------
          TOTAL STOCKHOLDERS' EQUITY                                                        898,155
                                                                                        -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $ 2,243,699
                                                                                        ===========

SUPERCLICK, INC.
(A Development Stage Company)
Consolidated Statements of Operations
For the Years Ended October 31, 2004, 2003 and
The Period August 24, 2000 (Date of Inception) to October 31, 2004 (Restated)
================================================================================

                                                                                                                  August 24, 2000
                                                                                     Year Ended October 31,        (Inception) to
                                                                                      2004             2003       October 31, 2004
                                                                                  ------------     ------------     ------------
                                                                                   (Restated)       (Restated)       (Restated)
                                                                                  ------------     ------------     ------------
Revenue
     Net Sales                                                                    $  2,331,811     $    638,222     $  3,072,793
     Services                                                                          220,928           14,114          238,556
     Cost of goods sold                                                              1,842,731     $    478,763        2,401,553
                                                                                  ------------     ------------     ------------

     Gross profit                                                                      710,008          173,573          909,796

Costs and Expenses
     Bank charges                                                                        4,959              809            5,768
     Communication                                                                      25,652            7,119           37,290
     Consulting fees                                                                    60,527           21,357           90,303
     Meals and entertainment                                                            15,762            4,067           21,052
     Depreciation and amortization                                                      17,045           27,414           75,266
     Marketing and promotion                                                            25,984           16,490           42,474
     Office                                                                            195,245           32,002          239,526
     Professional fees                                                                 225,931           49,833          298,242
     Investor relations                                                                116,531               --          116,531
     Salaries and wages                                                                584,400          217,131          942,815
     Employee benefits                                                                  16,947            8,605           31,703
     Travel                                                                             94,082           53,393          181,527
     Tax and licenses                                                                   18,236           11,592           29,828
     Research and development                                                          136,610           23,004          313,843
     Directors compensation                                                            197,154               --          197,154
     Bad debt expense                                                                   32,000               --           32,000
     Other                                                                               3,355               --            4,298
     Interest expense                                                                    2,112           11,462           18,005
                                                                                  ------------     ------------     ------------

     Total Costs and Expenses                                                        1,772,532          484,278        2,677,625
                                                                                  ------------     ------------     ------------

(Loss) from Operations                                                              (1,062,524)        (310,705)      (1,767,829)

Gain on forgiveness of debt                                                            169,441          169,441
                                                                                  ------------     ------------

Earnings (loss) before income taxes                                               $ (1,062,524)    $   (141,264)    $ (1,598,388)

Provision (Benefit) for income taxes                                                   (83,129)         (66,445)        (242,113)
                                                                                  ------------     ------------     ------------

NET EARNINGS (LOSS)                                                               $   (979,395)    $    (74,819)    $ (1,356,275)
                                                                                  ============     ============     ============

     Net (loss) per common share Basic and diluted                                $     (0.045)    $     (0.005)
                                                                                  ============     ============

     Weighted average common shares outstanding
     Basic and diluted                                                              21,702,313       14,339,439
                                                                                  ============     ============
     The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:


     Stock options                                                                     939,856               --
     Warrants                                                                        2,217,583          773,333

SUPERCLICK, INC.
(A Development Stage Company)
Consolidated Statement of Stockholder's Equity
For the Period August 24, 2000 (Date of Inception) to October 31, 2004
(Restated)
================================================================================


                                             Preferred Stock                Common Stock
                                            --------------------  -----------------------------------

                                            Number of               Number of
                                             Shares     Amount       Shares      Amount    Subscribed
                                            ---------  ---------  -----------  -----------  ---------
BALANCES August 24, 2000                    $      --  $      --           --           --         --
Shares issued during the period                                    10,000,000        6,000
Net loss
                                            ---------  ---------  -----------  -----------  ---------
BALANCES October 31, 2001                          --         --   10,000,000        6,000
Issuance of preferred stock for debt           25,882    169,440
Issuance of common stock for cash                                   3,333,300        2,000
Issuance of common stock for services           3,333                 341,900          205
Foreign Currency Translation Adjustment
Net loss
                                            ---------  ---------  -----------  -----------  ---------
BALANCES October 31, 2002                      29,215    169,440   13,675,200        8,205

Shares issued during the period
     Shares issued for services                                       350,600          210
     Shares Issued for Superclick Networks
          acquisition (Note J)                                      5,516,667        3,310
     Preferred shares converted to debt       (29,215)  (169,440)
Foreign Currency Translation Adjustment
Net (loss) profit
                                            ---------  ---------  -----------  -----------  ---------
BALANCES October 31, 2003                                     --           --   19,542,467     11,725

Shares issued during the period
     Shares issued for cash
         (range $0.18-$0.45 per share)                              4,033,329        2,420
     Shares issued for services                                       621,206          373
     Stock options granted                                                              --
     Stock subscribed
Net loss
                                            ---------  ---------  -----------  -----------  ---------
BALANCES October 31, 2004                          --         --   24,197,002  $    14,518  $ 232,000
                                            =========  =========  ===========  ===========  =========

                                                              Deficit
                                                            Accumulated
                                            Additional     during the Comprehensive    Total
                                              Paid-in     Developmental    Income   Stockholders'
                                               Capital        Stage        (loss)     Equity
                                             -----------   ------------   --------  -----------
BALANCES August 24, 2000                              --             --                      --
Shares issued during the period                   (5,991)                                     9
Net loss                                                        (67,679)                (67,679)
                                             -----------   ------------   --------  -----------
BALANCES October 31, 2001                         (5,991)       (67,679)        --      (67,670)
Issuance of preferred stock for debt                                                    169,440
Issuance of common stock for cash                211,882                                213,882
Issuance of common stock for services               (205)                                    --
Foreign Currency Translation Adjustment                                     (4,918)      (4,918)
Net loss                                                       (234,382)               (234,382)
                                             -----------   ------------   --------  -----------
BALANCES October 31, 2002                        205,686       (302,061)    (4,918)      76,352

Shares issued during the period
     Shares issued for services                    8,764                                  8,974
     Shares Issued for Superclick Networks
          acquisition (Note J)                   125,145                                128,455
     Preferred shares converted to debt                                                (169,440)
Foreign Currency Translation Adjustment                                     (2,558)      (2,558)
Net (loss) profit                                               (74,819)                (74,819)
                                             -----------   ------------   --------  -----------
BALANCES October 31, 2003                        339,595       (376,880)    (7,476)     (33,036)

Shares issued during the period
     Shares issued for cash
         (range $0.18-$0.45 per share)         1,201,070                              1,203,490
     Shares issued for services                  314,781                                315,154
     Stock options granted                       134,822                                134,822
     Stock subscribed                                                       25,120       25,120
Net loss                                                       (979,395)               (979,395)
                                             -----------   ------------   --------  -----------
BALANCES October 31, 2004                    $ 1,990,268   $ (1,356,275)  $ 17,644  $   898,155
                                             ===========   ============   ========  ===========

SUPERCLICK, INC.
(A Development Stage Company)
Consolidated Statements of Comprehensive Income (Loss)
For the Years Ended October 31, 2004 and 2003 and
The Period August 24, 2000 (Date of Inception) to October 31, 2004
(Restated)
================================================================================

                                                                                            August 24, 2000
                                                     Year Ended          Year Ended         (Inception) to
                                                     October 31,         October 31,         October 31,
                                                     -----------         -----------         -----------
                                                        2004                2003                2004
                                                     -----------         -----------         -----------
Net Earnings (Loss)                                  $  (979,395)        $   (74,819)        $(1,356,275)

Other Comprehensive Income (Loss)

      Foreign Currency Translation Adjustment             25,120              (2,558)             17,644
                                                     -----------         -----------         -----------

Net Comprehensive (Loss)                             $  (954,275)        $   (77,377)        $(1,338,631)
                                                     ===========         ===========         ===========

SUPERCLICK, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
For the Years Ended October 31, 2004 and 2003,  and
The Period August 24, 2000 (Date of Inception) to October 31, 2004 (Restated)
================================================================================

                                                                                      August 24, 2000
                                                                                      (Inception) to
                                                          Year Ended October 31,        October 31,
                                                        ---------------------------    -------------
                                                           2004             2003           2004
                                                        -----------     -----------     -----------
                                                         (Restated)     (Restated)       (Restated)
                                                        -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Earnings (loss)                               $  (979,395)    $   (74,819)    $(1,356,275)
      Adjustments to reconcile net loss
       to net cash used by operating activities:
          Depreciation                                       17,045          27,414          58,525
          Amortization                                       13,993              --
          Compensation expense on intrinsic
             value of options issued                        134,822                         134,822
          Stock issued for services                         315,154           8,974         324,128
          Stock converted to debt                                          (169,440)             --
          Deferred tax benefit                              (35,432)                        (35,432)
          Abandonment of furniture                                                               --
          and equipment                                       4,383                           4,383
CHANGES IN CURRENT ASSETS AND CURRENT
      LIABILITIES: (Net of effect of acquisition)
      (Increase) decrease in current liabilities:
          Accounts receivable                            (1,023,546)        (74,247)     (1,099,673)
          Other receivables                                   1,401          30,544         (82,329)
          Prepaid expenses                                  (15,117)           (117)        (24,027)
          Inventory                                        (350,974)         (6,218)       (373,723)
      Increase (decrease) in current liabilities:
          Accounts payable and accrued expenses             616,385         106,165         814,850
          Accrued Payroll                                   (43,414)         36,641          12,223
          Accrued other                                      (4,752)          5,611           3,277
          Deferred revenue                                  515,194                         515,194
                                                        -----------     -----------     -----------
          NET CASH USED FOR OPERATING ACTIVITIES           (848,246)        (95,499)     (1,104,057)

CASH FLOWS FROM INVESTING ACTIVITIES:
          Stock issued for acquisition of subsidiary             --         128,455         128,455
          Acquisition of furniture and equipment           (133,288)        (25,591)       (215,944)
                                                        -----------     -----------     -----------
          NET CASH USED FOR INVESTING ACTIVITIES           (133,288)        102,864         (87,489)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Sale of common stock                            1,435,490              --       1,649,381
          Related party loan                                (22,920)         (9,119)             --
                                                        -----------     -----------     -----------
          NET CASH PROVIDED  BY FINANCING ACTIVITIES      1,412,570          (9,119)      1,649,381

      EFFECT OF EXCHANGE RATE CHANGES ON CASH                25,120          (2,558)         17,644

NET INCREASE IN CASH                                        456,156          (4,312)        475,479

CASH, beginning of period                                    19,323          23,635              --
CASH acquired                                                    --              --              --
                                                        -----------     -----------     -----------
CASH, end of period                                     $   475,479     $    19,323     $   475,479
                                                        ===========     ===========     ===========

      Taxes paid                                        $       800     $        --     $       800
      Interest paid                                     $     2,112     $       232     $     2,344
Other non-cash investing and financing activities:
      Shares issued for services                        $   315,154     $     8,974     $   324,128
      Shares issued for acquisition                                     $   128,455     $   128,455
      Shares issued/(converted) to debt                                 $  (169,440)    $        --

SUPERCLICK, INC.
(A Development Stage Company)
Supplemental Schedule of Non-Cash Investing and Financing Activities
(Restated)
================================================================================

The Company acquired 71.7% of the issued and outstanding stock of Superclick, Inc. (Subsidiary) as further described in Note K. The fair value of the assets and liabilities of Superclick, Inc. (formerly known as Grand Prix Sports, Inc.) were as follows at October 8, 2003:

Cash                                                                  $   3,667
Prepaid expenses                                                          2,456
                                                                      ---------
                                                                          6,123
                                                                      =========


Accounts payable and accrued expenses                                    31,108
Note (receivable) from parent company                                  (130,000)

Stockholders' equity                                                    105,015
                                                                      ---------
Fair value of common stock issued                                     $   6,123
                                                                      =========

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

In October, 2003, Superclick, Inc (formerly Grand Prix Sports, Inc.) completed an acquisition of Superclick Networks, Inc. The acquisition was accounted for as a recapitalization effected by a reverse merger, wherein Superclick Networks, Inc. is considered the acquirer for accounting and financial reporting purposes. The pre-merger assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. The accumulated deficit of Superclick Networks, Inc. has been brought forward, and common stock and additional paid-in-capital of the combined company have been retroactively restated to give effect to the exchange rates as set forth in the merger agreement.

Superclick Networks, Inc. (hereinafter referred to as the Parent and/or Company) was organized on August 24, 2000, in Montreal, Quebec, Canada. For purposes of our reverse merger acquisition, the date of inception is considered to be August 24, 2000 for the purpose of financial reporting. The Company is in the business of providing and installing broadband high speed Internet connection equipment in hotels on a worldwide basis. The Company has developed a modem access solution that is compatible with any Internet ready computer and requires no special configuration or access numbers, using the existing wiring and allowing for monitoring for Internet usage.

Superclick, Inc. (formerly known as Grand Prix Sports, Inc.) (herein after referred to as the Subsidiary) has been in the development stage since its incorporation under the laws of the state of Washington on June 3, 1999. The Company operates as a holding company for acquisitions of subsidiaries.

On October 6, 2003 the Subsidiary amended its articles of incorporation by changing the name of the Company from Grand Prix Sports, Inc. to Superclick, Inc.

Pursuant to a share purchase agreement dated October 7, 2003, the Subsidiary acquired 100% of the issued and outstanding shares of Superclick Networks, Inc. (Parent) from its shareholders. In consideration for acquiring all of the Parent's shares the Subsidiary has issued to its previous shareholders 14,025,800 shares of Superclick, Inc.'s common stock. As a result of the acquisition, the former shareholders of Superclick Networks, Inc. (Parent) will hold immediately after the acquisition 71.7% of the issued and outstanding shares of the Subsidiary's common stock. The remaining 28.3% will be held by Superclick, Inc.'s (Formerly Grand Prix Sports, Inc.) shareholders.

The consolidated financial statements include the operations of Superclick, Inc. (Subsidiary) from October 8, 2003 through October 31, 2004.

The Company retroactively affected a 1 to 100 common stock split and retroactively assigned $0.0006 par value to common stock where no value had been previously stated. All share and per share amounts shown in these financial statements reflect the stock split for all periods presented.

The Subsidiary changed its year-end to October 31 to coincide with the year-end of its Parent, Superclick Networks, Inc.

The Subsidiary's plan of business is committed to the commercialization activities of the Parent's products, with an emphasis on market penetration and building product and brand awareness among targeted customers. However, to manage existing corporate overhead, the Subsidiary will continue to rely on cash advances from shareholders, as well as to seek additional debt or equity financing. The Subsidiary will also attempt to reduce its operating expenses. There can be no assurance that any such additional financing will be available on terms, in amounts, or at timing acceptable to the Subsidiary, if available at all.

Principles of consolidation

The consolidated financial statements include the accounts of Superclick Networks, Inc. and its majority-owned subsidiary, Superclick, Inc., which is 100% consolidated in the financial statements. All material inter-company accounts and transactions have been eliminated.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Summary of Significant Accounting Principles

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable. The Company evaluates receivables on a regular basis for potential reserve.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Reclassification

Certain reclassifications have been made to the financial information for the year ended October 31, 2003 to conform to the classification used for the year ended October 31, 2004.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment on a declining balance method at the following rates as applied to net depreciable value:

         Furniture and fixtures:                     20%
         Computer equipment and software:            30%
         Leasehold improvements                      20%
         Fabrication equipment                       20%

Long-lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Revenue recognition policy

Revenue from the sale of Internet high speed connection equipment is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the delivery and installation of the equipment to the customer.

The Company has adopted Statement of Position (SOP) 97-2, Software Revenue Recognition, as well as SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. The SOPs generally require revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair market values of each of the elements. The fair value of an element must be based on vendor-specific objective evidence (VSOE) of fair value. Software license revenue allocated to a software product is recognized upon delivery of the product, or deferred and recognized in future periods to the extent that an arrangement includes one or more elements that are to be delivered at a future date and for which VSOE has not been established. Maintenance and support revenue is recognized ratably over the maintenance term. First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Shipping and handling costs

The Company's policy is to classify shipping and handling costs as part of cost of goods sold in the statement of operations.

Advertising

The Company expenses all advertising as incurred. The Parent did not incur advertising expense through October 31, 2003. From the date of the acquisition through October 31, 2003, the Subsidiary did not incur advertising expense. For the year ended October 31, 2004 the Parent incurred approximately $7,100 in advertising expense.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock"method and convertible securities using the "if-converted" method. The assumed exercise of options and warrants and assumed conversion of convertible securities have not been included in the calculation of diluted loss per share as the affect would be anti-dilutive.

Issuance of common stock

The issuance of common stock for other than cash is recorded by the Company at management's estimate of the fair value of the assets acquired or services rendered.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company underwent a change of control for income tax purposes according to Section 381 of the Internal Revenue Code. The Company's utilization of U.S. Federal net operating losses will be limited in accordance to Section 381 rules.

Intangible assets

A summary of the treatment of intangible assets of the corporation is summarized as follows:

                                              October 31, 2004
                                              ----------------

                       Gross Intangible                                   Net
                           Assets         Accumulated Amortization  Intangible Assets
                       ----------------   ------------------------  -----------------
Other intangibles            500                    500                     0
                       ----------------   ------------------------  -----------------

Impact of accounting standards

In January 2003 the FASB issued Interpretation 46 "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51". This Interpretation requires a Company to consolidate the financial statements of a "Variable Interest Entity" "VIE", sometimes also known as a "special purpose entity", even if the entity does not hold a majority equity interest in the VIE. The Interpretation requires that if a business enterprise has a "controlling financial interest" in a VIE, the assets, liabilities, and results of the activities of the VIE should be included in consolidated financial statements with those of the business enterprise, even if it holds a minority equity position. This Interpretation was effective immediately for all VIE's created after January 31, 2003; for the first fiscal year or interim period beginning after June 15, 2003 for VIE's in which a Company holds a variable interest that it acquired before February 1, 2003.

In April 2003, the FASB issued SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends SFAS 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires contracts with similar characteristics to be accounted for on a comparable basis. The adoption of SFAS 149 did not have any impact on the Company's financial condition or results of operations.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. The adoption of SFAS 150 did not have any impact on the Company's financial condition or results of operations.

In December 2003, the FASB issued SFAS 132r, Employers' Disclosures about Pensions and Other Postretirement Benefits--an amendment of FASB Statements No. 87, 88, and 106. SFAS 132r revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. This Statement retains the disclosure requirements contained in FASB Statement No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The adoption of SFAS 132r did not have any impact on the Company's financial condition or results of operations.

In December 2003, the FASB issued FIN No. 46R, "Consolidation of Variable Interest Entities." This requires that the assets, liabilities and results of the activity of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether an entity should be consolidated based on voting interest or significant financial support provided to it. The adoption of FIN No. 46R did not have any impact on the Company's financial condition or results of operations.
In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued a revision to SFAS 123 (revised 2004), Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statement eliminates the alternative method of accounting for employee share- based payments previously available under APB
25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the final quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, (See Note H). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the final quarter of fiscal year 2005 and thereafter.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers. For the year ended October 31, 2004, two customers individually accounted for 51% and 17% of accounts receivable. For the year ended October 31, 2003, three customers individually accounted for 39%, 22%, and 13% of accounts receivable. In the year ended October 31, 2004, the Company's two largest customers accounted for 51%, 20% of sales. In the year ended October 31, 2003, the Company's two largest customers accounted for 31% and 21% of sales. A member of the Board of Directors for the Company was the IT Director for the second largest customer during the fiscal year ended October 31, 2004 (See Note I).

For the years ended October 31, 2004 and 2003, approximately 45% and 89%, respectively, of the Company's net sales were made to customers outside the United States.

At times the Company has deposits in Canadian bank accounts in excess of Canadian Depository Insurance Company (CDIC) limits. Management periodically reviews the adequacy and strength of the financial institutions and deems this to be a calculated risk.

The Company has been dependent on third-party equipment manufacturers, distributors, dealers, and contractors for all of its supply of communications equipment. For the years ended October 31, 2004 and 2003, the Company's five largest suppliers accounted for 73% and 78% of product and service purchases, respectively. The Company is dependent on the ability of its suppliers to provide products and services on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company.

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at October 31, 2004, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Foreign Currency Translation

The financial statements of the Canadian Parent is measured using the Canadian dollar as the functional currency. Assets, liabilities and equity accounts of the company are translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. The financial statements are presented in United States of America dollars.

Research and development

Expenses classified as research and development are expensed as incurred.

NOTE B - INVENTORIES

Inventories are comprised of computer equipment and are stated at the lower of cost or market, as determined using the first in, first out method. The following table represents the major components of inventory at October 31, 2004.

Computer equipment                      $ 89,685
Inventory in transit                     295,059
Provision for losses                     (11,021)
                                        --------
                                        $373,723
                                        ========

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment at October 31, 2004 consisted of the following:

Furniture and Fixtures
                                                 $  94,075
Computer hardware                                   76,654
Computer software                                      863
Leasehold Improvements                              21,332
Mold & Dye                                          18,637
                                                 ---------
                                                 $ 211,561
Less:  Accumulated Depreciation                    (58,525)
                                                 ---------
                                                 $ 153,036
                                                 =========

NOTE D - NET OPERATING LOSS CARRY FORWARD

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At October 31, 2003 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years for the parent company. The valuation allowance increased by approximately $361,000 for the year ended October 31, 2004, assuming a tax rate of 40%.

United States Corporation Income Taxes
Year of Loss                                Amount              Expiration Date
---------------------------------------    --------            -----------------
October 31, 2004                         $  901,320            October 31, 2024
October 31, 2003                             68,638            October 31, 2023
December 31, 2002                            10,534            December 31, 2022
December 31, 2001                           181,335            December 31, 2021
December 31, 2000                            88,027            December 31, 2020
December 31, 1999                            18,936            December 31, 2019
                                         ----------
                                         $1,268,790
                                         ==========

The expiration dates for U.S. net operating losses (NOL) may be extendable under
Section 381 of the U.S. Internal Revenue Code.

Canadian Income Taxes (Stated in CAD)
Year of Loss                               Amount              Expiration Date
---------------------------------------    ----------------    ----------------
October 31, 2004                           $102,989            October 31, 2011
October 31, 2003                              5,322            October 31, 2010
October 31, 2002                            350,910            October 31, 2009
October 31, 2001                             24,879            October 31, 2008
                                           --------
                                           $484,100
                                           ========

Superclick Networks, Inc. (SNI) generated research and development tax credits for the years ended October 31, 2004 and 2003 of $83,129 and $66,445, respectively.

For the year ended October 31, 2004 SNI recognized $47,697 as receivable for research and development and accrued $35,432 as a deferred tax benefit created by research and development activities that occurred during the fiscal year ended October 31, 2004. No valuation allowance has been recorded in connection with the deferred tax benefit as it is the opinion of management that they will have the ability to utilize it in the future.

NOTE E - GOING CONCERN AND MANAGEMENT'S PLANS

The Company will be required to conduct significant research, development and testing activities which, together with the establishment of a large marketing and distribution presence and other general and administrative expenses, are expected to result in operating losses for the next few quarters. Accordingly, there can be no assurance that the Company will continue as a going concern. The Company has incurred recurring losses and cash flow deficiencies from operations that raise substantial doubt about its ability to continue as a going concern. The Company's continued existence is dependent upon its ability to increase NOTE operating revenues and/or raise additional equity capital sufficient to generate enough cash flow to finance operations in future periods. Management is currently in the process of seeking additional equity financing with potential investors. There can be no assurance that such additional financing will be obtained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE F - PREFERRED AND COMMON STOCK

The Company retroactively affected a 1 to 100 common stock split and retroactively assigned $0.0006 par value to common stock where no value had been previously stated. All share and per share amounts shown in these financial statements reflect the stock split for all periods presented.

In May 2002, the Company issued 3,333,300 shares of common stock in exchange for $213,882. Also in May 2002, three shareholders of the Company converted debt in the amount of $169,440 for 25,882 shares of preferred stock. These preferred shares were converted back to debt which was cancelled in September 2003 and a gain recognized. The preferred shares have non-voting rights, a non-cumulative dividend of between 1% - 12 % of the redemption price, which equaled the amount of consideration received by the Company upon issuance, and were callable at the option of the Company. In the event of liquidation, winding up or dissolution of the Company, the holders of the preferred shares would be entitled to an amount equal to the redemption price plus dividends declared and unpaid.

3,333 shares of preferred stock and 341,900 shares of common stock were issued in exchange for services during the year ended October 31, 2002 resulting in a $0 value assigned to total stockholders' equity.

During the year ended October 31, 2003, the Company issued 350,600 shares of common stock in exchange for services with a value assigned of $8,974.

During the year ended October 31, 2003, the Company issued 5,516,667 shares of common stock to complete the acquisition of Superclick Networks, Inc. (See Note
J).

During the year ended October 31, 2004, 1,933,333 of the series "A" Warrants were exercised at $.18 per share, resulting in $348,000 net proceeds to the Company and the issuance of 1,933,333 restricted common shares.

During the quarter ended April 30, 2004 966,665 of series "B" Warrants were exercised at $.24 per share, resulting in $232,000 net proceeds to the Company and the issuance of 966,665 restricted common shares. The shares were issued subsequent to year end and are classified as stock subscribed in Stockholder's Equity.

966,668 "B" Warrants were unexercised as of October 31, 2004 (See note G below). As of October 31, 2004 and commensurate with the private placement filed under Form SB-2 filed June 8, 2004, the Company issued 999,999 shares of common stock in exchange for $450,000. Each share issued in accordance with the private placement is entitled to one "A" Warrant with an exercise price of $0.60 per share.

During the quarter ended July 31, 2004 the Company placed 1,099,999 units in a private placement at a per unit price of $.45, which consisted of one common share and one A Warrant with an exercise price of $.60 and has received aggregate net proceeds of approximately $495,000.

NOTE G - WARRANTS

During the year ended October 31, 2004, the Company issued 621,206 shares of Common Stock in exchange for services with a total value of $315,154 (See Note
I).

At October 31, 2004 the Company had 966,668 "B" Warrants and 2,099,999 "A" Warrants outstanding entitling the holder thereof the right to purchase one common share for each warrant held as follows:


                                 Exercise
 Warrant        Number of        Price Per        Expiration
  Class          Warrants         Warrant            Date
----------     -------------     ----------     ---------------
    B               386,668         $ 0.24            09/09/06
    B               193,333         $ 0.24            09/29/06
    B               193,333         $ 0.24            10/15/06
    B               193,334         $ 0.24            10/22/06
               -------------
Subtotal            966,668

    A                55,555         $ 0.60            04/14/07
    A               444,444         $ 0.60            04/19/07
    A               100,000         $ 0.60            04/19/07
    A               100,000         $ 0.60            04/23/07
    A               100,000         $ 0.60            04/29/07
    A               100,000         $ 0.60            04/29/07
    A               100,000         $ 0.60            04/29/07
    A               100,000         $ 0.60            05/07/07
    A               200,000         $ 0.60            05/10/07
    A               100,000         $ 0.60            05/11/07
    A               100,000         $ 0.60            05/12/07
    A               100,000         $ 0.60            05/17/07
    A                11,000         $ 0.60            05/24/07
    A               100,000         $ 0.60            05/24/07
    A               200,000         $ 0.60            06/02/07
    A               100,000         $ 0.60            06/16/07
    A                89,000         $ 0.60            06/17/07
               -------------
Subtotal          2,099,999
               -------------
Total             3,066,667
               =============

NOTE H - STOCK INCENTIVE PLANS

On April 8, 2004, the Board of Directors of the Company adopted the 2004 Incentive Stock Option Plan. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

The total number of shares of Stock set aside for Awards may be granted under the Plan shall be 2,000,000 shares. The Company may issue each of the following under this Plan: Incentive Option,

Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award The Plan was effective April 9, 2004 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

On March 4, 2004, the Company awarded its CEO a non-qualified stock option to purchase 884,784 shares of common stock of the Company at an exercise price of $.50 per share with an expiration date of March 3, 2006. The options vest and become exercisable at a rate of 38,866 per month over a twenty-four month period.

On June 1, 2004, the Company awarded employees non-qualified stock options to purchase 720,000 shares of common stock of the Company at an exercise price of $.50 per share with an expiration date of June 1, 2006. The options vest and become exercisable at a rate of 90,000 per quarter over a twenty-four month period.

On September 1, 2004, the Company awarded its CFO a non-qualified stock option to purchase 300,000 shares of common stock of the Company at an exercise price of $.65 per share with an expiration date of August 31, 2006. The options vest and become exercisable at a rate of 12,500 per month over a twenty-four month period.

On December 31, 2003, the Board of Directors of the Company adopted the 2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of Options, Restricted Stock, and/or Deferred Stock to an Awardee. The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any awarded shares are forfeited, they become available for future issuance.

An annual aggregate limit of 300,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director.

The Stock Incentive Plan shall have a duration of ten years commencing on January 1, 2004. Awardees are defined as a director to whom an award is made. An eligible director is any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten years from the Date of Grant. The Option Price shall be the Fair Market Value of Superclick,

Inc. Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the date of grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may re-price any Option that is less than the option exercise price. Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock.

The following table summarizes the Company's stock option activity for the year ended October 31:

                                                                    2004
                                                            --------------------
                                                                        Weighted
                                                                         Average
                                                                        Exercise
                                                             Shares       Price
                                                            ---------   --------
Outstanding at beginning of period                                 --      $  --

Granted                                                     1,904,784       0.51

Forfeited                                                          --         --
                                                            ---------   --------
Outstanding at end of year                                  1,904,784      $0.52
                                                            =========   ========
Options exerciseable at year end                              390,562
                                                            =========

The following table summarizes information about the Company's stock options outstanding at October 31, 2004:

                              Options Outstanding                   Options Exercisable
                --------------------------------------------     -------------------------
                    Number           Weighted       Weighted                      Weighted
 Range of        Outstanding          Average        Average                       Average
 Exercise       At October 31,     Contractural     Exercise       Number         Exercise
  Prices             2004          Life (years)       Price      Outstanding        Price
------------    --------------     ------------     --------     -----------      --------
$0.5 - $0.65       1,904,784           1.51          $ 0.52        390,562         $ 0.51

Total              1,904,784           1.51          $ 0.52        390,562         $ 0.51

The Company accounts for stock options utilizing the intrinsic value method for variable awards under the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, compensation cost is measured as the excess, if any, of the quoted market price of the Company's stock at the end of each reporting period over the amount an employee must pay to acquire the stock, amortized over the vesting period. The Company recognized compensation expense of $134,822 in fiscal 2004.

The following information is provided in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." If the compensation cost for these plans had been determined based on the fair value at the grant dates for awards consistent with the method of SFAS Statement 123, the pro forma effect on the Company's net loss per share for the year ended October 31, 2004 would have been:

                                                     Year Ended
                                                     October 31,
                                                        2004
                                                   --------------
            Net loss as reported                   $    (979,395-)

            Pro forma                              $   (1,045,067)

            Net loss per share, as reported        $        (.045)

            Pro forma                              $        (.048)

The weighted average fair value of options granted during 2004 was $0.55 per share. The fair value of each option granted in 2004 was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:


                                                            2004
                                                          -------
             Risk free interest rate                        2.53%

             Expected life (years)                              2

             Volatility                                   152.44%

             Dividend yield                                    --

NOTE I - RELATED PARTY TRANSACTIONS

During the year ended October 31, 2004 the Board of Directors passed a resolution to compensate its Board members for service on the Board. The compensation would be in the form of stock equivalent to $15,000, with piggy back registration rights, based on the price of the stock at close on the first day of trading in the new fiscal year. The stock is issued in full at the beginning of service on the Board. During the year ended October 31, 2004, the Company awarded 296,206 restricted shares of its common stock to directors totaling $197,154.

Mr. Pitcher, Chairman of the Company, provides consulting services to the Company in exchange for monthly compensation of $1,250 and related expenses, in addition to the stock awarded to Board members for service on the Board as mentioned above. Subsequent to year end the stock compensation of the Chairman was increased from $15,000 to $20,000 annually.

During the year ended October 31, 2004 the Company paid for services to companies with affiliations to certain Board of Director members. The Company paid for public relations, investor relations and marketing services to two companies with whom the Chairman of the Board is affiliated. Total compensation to these two companies was $47,995 in cash and 250,000 shares of common stock valued at $62,500. Additionally, the Company paid for administrative services to a company affiliated with one of its Board members totaling $19,720. Finally, a former officer and member of the Board was compensated in the form of stock for consulting services rendered totaling $55,500.

During the year ended October 31, 2004, SNI had sales of approximately $570,000 to a company whose IT Director also served as a member of the Board of Directors of the Company during the fiscal year.

During the year ended October 31, 2003, and prior to the acquisition, three shareholders of Superclick Networks, Inc. (SNI) converted preferred shares of SNI into debt and then cancelled the debt. SNI recognized a gain of $169,441 on the loan forgiveness

In 2001 and 2002, the Company borrowed $34,863 from the previous Chief Executive Officer of the Company. In December 2002, the loan was forgiven and a gain was recognized for $38,864, including the loan of $34,863 and accrued interest of $4,001.

In April 2002, the Company entered into an agreement with Andrada inc., dba Corvus Business Development Services ("Corvus"), a private consulting corporation owned by Gregory J. Martin, a previous interim Chief Executive Officer and Corporate Secretary, to provide management functions. The Company incurred certain legal and professional fees in connection with the Corvus agreement. These related expenses paid to Corvus amounted to $46,367 of which $10,100 was payable at October 31, 2003.

NOTE J - COMMITMENTS

The Company leased office space on a month to month basis from a relative of a director and shareholder at $1,006 per month. On October 1, 2004 the Company began a new lease for office space. The lease extends through September 30, 2009 at a rate of $4,082 per month. The Company has also entered into non-cancelable operating leases for office equipment, computers and a vehicle at monthly payments of $634. Future lease payments under these operating leases are as follows:

                      Year Ended October 31,
                                    2005             59,872
                                    2006             55,484
                                    2007             55,011
                                    2008             52,937
                                    2009             48,525
                                                   --------
                                                   $271,829

The Company incurred $20,234 and $0 in rent expense during the year ended October 31, 2004 and the date of acquisition through October 31, 2003, respectively.

NOTE K - ACQUISITION OF SUPERCLICK, INC.

In October, 2003, Superclick, Inc. (SI) completed an acquisition of Superclick Networks, Inc. (SNI). The acquisition was accounted for as a recapitalization effected by a reverse merger, wherein Superclick Networks, Inc. is considered the acquirer (Parent) for accounting and financial reporting purposes. The pre-merger assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. The accumulated deficit of Superclick Networks, Inc. has been brought forward, and common stock and additional paid-in-capital of the combined company have been retroactively restated to give effect to the exchange rates as set forth in the merger agreement.

The summarized assets and liabilities of the purchased company on October 8, 2003 were as follows:

Cash                                                                  $   3,667
Other current assets                                                      2,456
                                                                      ---------
                                                                      $   6,123
                                                                      =========
Current liabilities                                                      31,108
Note (receivable) from parent                                          (130,000)
Total stockholders' equity                                              105,015
                                                                      =========
                                                                      $   6,123
                                                                      =========

The following summarized consolidated pro forma (unaudited) information assumes the acquisition occurred on November 1, 2002 and November 1, 2001:

                                                     2003                2002
                                                   ---------          ---------
Net Sales
                                                   $ 652,336          $ 151,744
                                                   =========          =========
Net Income (loss) from
operations                                         ($311,666)         ($163,773)
                                                   =========          =========

Other income (expense)                             $ 208,305                 --
                                                   =========          =========

Net Income (loss)                                  ($103,361)         ($163,773)
                                                   =========          =========

Earnings (loss) per share:
Basic and diluted                                  ($  0.005)         ($  0.009)
                                                   =========          =========

Other income of $208,305 represents the forgiveness of loans by certain related parties.

The separate financial statements of Superclick, Inc. (formerly Grand Prix Sports, Inc.), in U.S. dollars, are as follows:

                                                     October 31,    December 31,
                                                        2003            2002
                                                     -----------    -----------
Cash                                                   $   3,667      $   1,376
Accounts receivable
R&D tax credits receivable
Inventories
Prepaid expenses                                           2,456
                                                     -----------    -----------

Total current assets                                   $   6,123      $   1,376

Property and equipment (net)
Intangible asset (net)                                         0              0

                                                     -----------    -----------
Total assets                                           $ 245,892      $ 238,980
                                                     ===========    ===========

Accounts payable                                       $  31,108      $  31,723
                                                     -----------    -----------

Total Liabilities                                      $  31,108      $  31,723

Common stock                                               3,310          1,800

Additional paid-in-capital                               469,175        266,685

Retained earnings (deficit)                             (497,470)      (298,832)
                                                     -----------    -----------

Total equity                                           $ (24,985)     ($ 30,347)

                                                     -----------    -----------
Total liabilities and equity                           $   6,123      $   1,376
                                                     ===========    ===========

Statements of Income and retained earnings for the ten months ended October 31, 2003 and the year ended December 31, 2002:

                                                   Ten Months        Year Ended
                                                Ended October 31,   December 31,
                                                      2003              2002
                                                -----------------   ------------
Revenue:
     Income from sale of investment                $       0         $  70,000
                                                -----------------   ------------
      Total Revenue                                                     70,000

Cost and Expenses:

     General and administrative expense               68,638           115,811
     Research and development
     Depreciation and amortization                                         142
     Interest                                                            3,445
                                                -----------------   ------------

     Total costs and expenses                         68,638           119,398

Income (loss) from operations                        (68,638)          (49,398)

Other income (expense)
     Gain (loss) on cancellation of debt            (130,000)           38,864
                                                -----------------   ------------

Earnings (loss) before income taxes                 (198,638)          (10,534)

     Provision (Benefit) for income taxes                 (0)               (0)
                                                -----------------   ------------

          Net earnings (loss)                       (198,638)          (10,534)

Accumulated Deficit, beginning of year              (298,832)         (288,298)

                                                -----------------   ------------
Accumulated Deficit, end of year                   $(497,470)        $(298,832)
                                                =================   ============

Statements of cash flows for the ten months ended October 31, 2003 and the year ended December 31, 2002:

                                                       Ten Months
                                                          Ended      Year Ended
                                                       October 31,  December 31,
                                                       -----------  -----------
                                                           2003         2002
                                                       -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net gain (loss)                                     ($183,638)   ($ 10,534)
     Adjustments to reconcile net loss
     to net cash used by operating activities:
     Depreciation and amortization                               0          142

     Loan forgiveness                                      130,000           --
CHANGES IN CURRENT ASSETS AND CURRENT LIABILITIES
(Increase) decrease in current assets:
     Accounts receivable
     R&D tax credits receivable
     Prepaid expenses                                       (2,456)
     Inventory
Increase (decrease) in current liabilities:

 Accounts payable and accrued expenses                        (615)     (25,649)
                                                       -----------  -----------
NET CASH USED FOR OPERATING ACTIVITIES                     (56,709)     (36,041)
                                                       -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of Superclick Networks, Inc.             (145,000)          (0)
                                                       -----------  -----------
NET CASH USED FOR INVESTING ACTIVITIES                          (0)    (145,000)
                                                       -----------  -----------

                                                     Ten Months
                                                       Ended         Year Ended
                                                    October 31,     December 31,
                                                    -----------     -----------
                                                        2004            2003
                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Sale of common stock                               204,000          64,985

     Related party loan                                                 (30,780)
                                                    -----------     -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES               204,000          34,205
                                                    -----------     -----------


NET INCREASE (DECREASE) IN CASH                           2,291          (1,836)

CASH, beginning of period                                 1,376           3,212
                                                    -----------     -----------
CASH, end of period                                   $   3,667       $   1,376
                                                    ===========     ===========

NOTE L - SUBSEQUENT EVENTS (UNAUDITED)

In November 2004 966,665 "B" share purchase warrants were issued. Payment for the warrants was received prior to year end and is classified in Stockholder's Equity.

On December 3, 2004 the Company filed an 8-K with the SEC regarding a press release it issued on December 2, 2004. The Company signed an agreement to become the high speed internet provider to a European based company. Through the agreement the Company will supply the hardware, software and customer support to the customer.

On December 8, 2004 the Board passed a resolution to grant 105,000 stock options to certain key employees under the Company's Stock Option Plan as of January 1, 2005. The exercise price of the options is $0.60 per share with a two year vesting period at a rate of 12.5% per quarter.

NOTE M - RESTATEMENT

The 10-KSB for Superclick, Inc. as of October 31, 2004 and 2003 and for the Period August 24, 2000 (Date of Inception) to October 31, 2004 has been restated. In March 2005, the Company was contacted by the Securities and Exchange Commission (SEC). In their letter dated, March 16, 2005 the SEC stated that "it appears that the acquisition of Superclick Networks, Inc. should have been accounted for as either a reverse acquisition or a recapitalization." In the reverse merger the accounting acquirer is Superclick Networks, Inc. and is to be treated as the continuing reporting entity with their historical financial statements being brought forward. The financial statements contained within this report have been restated to effect the Company's conclusion that the acquisition of Superclick Networks, Inc. should have been accounted for as a reverse merger.. Previously, the merger was accounted for a forward merger accounted for as a purchase wherein goodwill had been created.

In the restatement the transaction was accounted for as a recapitalization effected by a reverse merger. During the year ended October 31, 2004 the Company had written-down goodwill by

$136,000. The net result of the restatement resulted in a decrease to accumulated deficit of $136,000 for the year ended October 31, 2004 and a change to the structure of stockholders' equity. The Statement of Operations for the year ended October 31, 2003 and inception to October 31, 2004 has been restated to recognize the historical financial statements of Superclick Networks, Inc.

In May 2005 the SEC gave further comments with regard to the financial statements for the years ended October 31, 2004 and 2003, as restated. In their letter dated, May 20, 2005 they inquired as to the Company's revenue recognition policy for revenue from installation of their systems, maintenance, continuing call center support, and improvements to the system. Furthermore, a loan which was forgiven by Superclick, Inc. to Superclick Networks, Inc. in 2003 had not been eliminated during consolidation when the financial statements were restated to reflect the reverse merger. Finally, the accounting for stock options with cashless warrants was identified as an area of question. Management determined the revenue previously recognized for maintenance and upgrades needed to be recognized over the life of the contract and thus deferred a portion of the unearned revenue for recognition in future periods. Management further determined the cashless warrant feature of the stock option plan created the need to track the options on the variable method not the fixed method. This increased the total expense for stock options for the year ended October 31, 2004. Finally, the loan forgiveness was erroneously included in other revenue and has since been eliminated in the consolidation.

The following information presents the impact of the reverse merger as discussed above, the restatement of stockholders' equity and the decrease in net loss due to the elimination of the write-down of goodwill, on the Company's financial information as originally reported for the year ended October 31, 2004:
Additionally, the restated financial statements reflect the deferral of revenue generated from maintenance and upgrade services based on contract period, the change in accounting for stock options from the fixed method to the variable method and the elimination of the loan forgiveness.

SUPERCLICK, INC.
(A Development Stage Company)
October 31, 2004 (Restated)
================================================================================

                                                                                   October 31,    October 31,    October 31,
                                  ASSETS                                              2004           2004           2004
                                                                                  -----------    -----------    -----------
                                                                                  (Previously
CURRENT ASSETS                                                                      reported)     (Restated)    (Difference)
   Cash                                                                           $   475,479    $   475,479    $        --
   Accounts receivable                                                              1,048,483      1,048,483             --
   R&D Tax credits receivable                                                          82,329         82,329             --
   Sales Tax refund receivable                                                         51,190         51,190
   Inventory (Note B)                                                                 373,723        373,723             --
   Prepaid expenses                                                                    24,028         24,028             --
                                                                                  -----------    -----------    ------------
         TOTAL CURRENT ASSETS                                                       2,055,231      2,055,232             --
Fixed assets (Note B)
   Cost                                                                               211,561        211,561             --
   Accumulated Depreciation                                                           (58,525)       (58,525)            --
   Net                                                                                153,036        153,036             --

Deferred Tax Benefit (Note D)                                                          35,432         35,432             --

Goodwill (Note K)                                                                   1,218,606             --     (1,218,606)
         TOTAL ASSETS                                                             $ 3,462,305    $ 2,243,700    $(1,218,606)
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                               $   761,965    $   761,965    $        --
   Accounts payable-related parties                                                    52,885         52,885             --
   Accrued payroll                                                                     12,223         12,223             --
   Accrued other                                                                        3,277          3,277             --
   Deferred revenue                                                                   256,896        515,194        258,298
         TOTAL CURRENT LIABILITIES                                                  1,087,246      1,345,544             --
COMMITMENTS (Note I)

STOCKHOLDERS' EQUITY (Note E)
   Preferred stock, par value $.0001; 20,000,000
   shares authorized; 0 issued and outstanding                                             --             --

   Common stock, par value $.0006, 121,000,000 shares
   authorized; issued and outstanding 24,197,002 at October 31, 2004                   14,518         14,518             --
   Common stock subscribed                                                            232,000        232,000             --
   Additional paid-in capital                                                       3,308,021      1,990,269     (1,317,752)
   Deficit accumulated during the development stage                                (1,216,391)    (1,356,275)      (139,884)
   Accumulated other comprehensive gain (loss)
        (Cumulative translation adjustment)                                            36,911         17,644        (19,267)
         TOTAL STOCKHOLDERS' EQUITY                                                 2,375,059        898,156     (1,476,903)
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 3,462,305    $ 2,243,700    $(1,476,903)

SUPERCLICK, INC.
(A Development Stage Company)
Consolidated Statements of Operations for the Year Ended October 31, 2004
and 2003, and The Period August 24, 2000 (Date of Inception)
to October 31, 2004 (Restatement)
================================================================================

                                                                                      Ten Months
                                      Year Ended     Year Ended       Year Ended        Ended         Year Ended     Year Ended
                                      October 31,    October 31,      October 31,     October 31,     October 31,    October 31,
                                     ------------    ------------    ------------    ------------     -----------    ------------
                                         2004           2004              2004            2003             2003          2003
                                     ------------    ------------    ------------    ------------     -----------    ------------
                                     (Previously                                      (Previously
                                       reported)      (Restated)      (Difference)      reported)      (Restated)    (Difference)
Net Sales                            $  2,791,770    $  2,331,811    $   (459,959)   $      2,692         638,222    $    635,530
  Services                                     --         220,928         220,928          14,114          14,114         238,556
  Cost of goods sold                    1,842,731       1,842,731              --           3,023         478,763         475,740
                                     ------------    ------------    ------------    ------------     -----------    ------------
  Gross Profit                            949,039         710,008        (239,031)           (331)        173,573         173,904
Cost and Expenses
  Loss on equity method investment             --              --              --              --              --              --
  Bank charges                              4,959           4,959              --             417             809             392
  Communication                            25,652          25,652              --           4,032           7,119           3,087
  Consulting fees                          60,527          60,527              --           2,658          21,357          18,699
  Meals and entertainment                  15,762          15,762              --             156           4,067           3,911
  Depreciation and amortization            17,045          17,045              --           1,834          27,414          25,580
  Marketing and promotion                  25,984          25,984              --              --          16,490          16,490
  Office                                  195,245         195,245              --           5,638          32,002          26,364
  Director Compensation                   197,154         197,154              --              --              --              --
  Professional fees                       225,931         225,931              --          46,933          49,833           2,900
  Investor relations                      116,531         116,531              --           1,347              --          (1,347)
  Loss due to license revisions                --              --              --              --              --              --
  Other miscellaneous                       3,355           3,355              --              --              --              --
  Salary and wages                        536,053         584,400          48,347          32,220         217,131         184,911
  Employee benefits                        16,947          16,947              --              --           8,605           8,605
  Travel                                   94,082          94,082              --           8,059          53,393          45,334
  Taxes & Licenses                         18,236          18,236              --              --          11,592          11,592
  Research and development                136,610         136,610              --          52,130          23,004         (29,126)
  Bad debt expense                         32,000          32,000              --              --              --              --
  Write down of intangible asset          136,000              --        (136,000)             --              --              --
  Interest expense                          2,112           2,112              --             232          11,462          11,230
                                     ------------    ------------    ------------    ------------     -----------    ------------
  Total Expenses                        1,860,185       1,772,532         (87,653)        155,656         484,278         328,622
                                     ------------    ------------    ------------    ------------     -----------    ------------
(Loss) from Operations                   (911,146)     (1,062,524)       (151,378)       (155,987)       (310,705)       (154,718)
Gain on sale of investment                     --              --              --              --              --              --
Gain on forgiveness of debt                    --              --              --              --         169,441         169,441
                                     ------------    ------------    ------------    ------------     -----------    ------------
Earnings (Loss) before income taxes      (911,146)     (1,062,524)       (151,378)       (155,987)       (141,264)         14,723
Provision (benefit) for income taxes      (83,129)        (83,129)             --         (66,445)        (66,445)             --

NET EARNINGS (LOSS)                  $   (828,017)   $   (979,395)   $   (151,378)   $    (89,542)    $   (74,819)   $     14,723
                                     ============    ============    ============    ============     ===========    ============
  Net (Loss) per common share
  Basic and diluted                  $    (0.038)    $     (0.045)   $     (0.007)   $     (0.020)    $    (0.005)   $      0.015
                                     ============    ============    ============    ============     ===========    ============
  Weighted average common shares
  outstanding Basic and diluted       21,702,313       21,702,313              --       4,426,537      14,339,439       9,912,902

                                                         August 24,      August 24,
                                                            2000            2000
                                       June 3, 1999     (Inception)     (Inception)
                                      (Inception) to        to              to
                                        October 31,     October 31,     October 31,
                                      --------------    ------------    ------------
                                            2004             2004            2004
                                      --------------    ------------    ------------
                                        (Previously
                                          reported)      (Restated)     (Difference)
Net Sales                               $  2,794,462    $  3,072,793         278,331
  Services                                   238,556
  Cost of goods sold                       1,845,754       2,401,553         555,799
                                      --------------    ------------    ------------
  Gross Profit                               948,708         909,796         (38,912)
Cost and Expenses
  Loss on equity method investment            90,000              --         (90,000)
  Bank charges                                 5,932           5,768            (164)
  Communication                               37,888          37,290            (598)
  Consulting fees                             79,228          90,303          11,075
  Meals and entertainment                     51,461          21,052         (30,409)
  Depreciation and amortization               25,002          75,266          50,264
  Marketing and promotion                     57,013          42,474         (14,539)
  Office                                     202,367         239,526          37,159
  Director Compensation                      197,154         197,154              --
  Professional fees                          440,240         298,242        (141,998)
  Investor relations                         145,261         116,531         (28,730)
  Loss due to license revisions                4,639              --          (4,639)
  Other miscellaneous                          4,669           4,298            (371)
  Salary and wages                           568,273         942,815         374,542
  Employee benefits                           16,947          31,703          14,756
  Travel                                     125,342         181,527          56,185
  Taxes & Licenses                            19,036          29,828          10,792
  Research and development                   188,740         313,843         125,103
  Bad debt expense                            32,000          32,000              --
  Write down of intangible asset             136,000              --        (136,000)
  Interest expense                             6,345          18,005          11,660
                                      --------------    ------------    ------------
  Total Expenses                           2,433,537       2,677,625         244,088
                                      --------------    ------------    ------------
(Loss) from Operations                    (1,484,829)     (1,767,829)       (283,000)
Gain on sale of investment                    80,000              --         (80,000)
Gain on forgiveness of debt                   38,864         169,441         130,577
                                      --------------    ------------    ------------
Earnings (Loss) before income taxes       (1,365,965)     (1,598,388)       (232,423)
Provision (benefit) for income taxes        (149,574)       (242,113)        (92,539)

NET EARNINGS (LOSS)                   $   (1,216,391)   $ (1,356,275)   $   (139,884)
                                      ==============    ============    ============
  Net (Loss) per common share
  Basic and diluted

  Weighted average common shares
  outstanding Basic and diluted

SUPERCLICK, INC.
(A Development Stage Company)
Consolidated Statements of Stockholder's Equity
For the Period August 24, 2000 (Date of Inception) to October 31, 2004
================================================================================


                                                              For the Period         For the Period           For the Period
                                                               July 1, 1999          August 24, 2000         August 24, 2000
                                                           (Date of Inception)     (Date of Inception)     (Date of Inception)
                                                               October 31,             October 31,             October 31,
                                                           -------------------     -------------------     -------------------
                                                                  2004                    2004                    2004
                                                           -------------------     -------------------     -------------------
                                                          (Previously reported)        (Restated)              (Difference)

Common stock:
Shares issued for merger with Superclick Networks, Inc.
   Shares                                                           14,025,800               5,516,667              (8,509,133)
   Amount                                                  $             8,415     $             3,310     $            (5,105)
   Additional paid in capital                              $         1,236,520     $           125,145     $        (1,111,375)

Shares issued for acquisition of Nordic
   Shares                                                              166,667                      --                (166,667)
   Amount                                                  $               100     $                --     $              (100)
   Additional paid in capital                              $            89,900     $                --     $           (89,900)

Shares issued for license, net
   Shares                                                              416,666                      --                (416,666)
   Amount                                                                  250     $                --                    (250)
   Additional paid in capital                              $             9,750     $                --     $            (9,750)

 Shares issued for cash:
   Shares                                                            8,966,663               7,366,629              (1,600,034)
   Amount                                                  $             5,380     $             4,420     $              (960)
   Additional paid in capital                              $         1,660,105     $         1,502,462     $          (157,643)

 Shares issued for services:
   Shares                                                              621,206              11,313,706              10,692,500
   Amount                                                  $               373     $             6,788     $             6,415
   Additional paid in capital                              $           314,781     $           317,349     $             2,568

Common stock subscribed                                    $           232,000     $           232,000     $                --
Stock options granted                                      $            86,475     $           134,822     $            48,347
Fees related to share issuance                             $           (89,510)    $           (89,510)    $                --
Foreign Currency Translation Adjustment                    $            36,911     $            17,644     $           (19,267)
Accumulated Deficit through October 31, 2004               $        (1,216,391)    $        (1,356,275)    $          (139,884)
                                                           -------------------     -------------------     -------------------
Total shareholders equity                                  $         2,375,059     $           898,155     $        (1,457,637)
                                                           ===================     ===================     ===================
Total Common Stock
Shares                                                              24,197,002              24,197,002                      --
Amount                                                     $            14,518     $            14,518     $                --
Additional paid in capital                                 $         3,308,021     $         1,990,268     $        (1,317,753)

SUPERCLICK, INC. AND SUBSIDIARY
(Formerly Grand Prix Sports, Inc.)
(A Development Stage Company)
Consolidated Statement of Cash Flows
For the Years Ended October 31, 2004 and 2003, and The Period August 24, 2000 (Date of Inception) to October 31, 2004 (Restatement)
================================================================================

                                                          Year Ended    Year Ended    Year Ended    Ten Months Ended   Year Ended
                                                          October 31,   October 31,   October 31,      October 31,     October 31,
                                                          -----------   -----------   -----------   ----------------   -----------
                                                             2004          2004           2004            2004            2004
                                                          -----------   -----------   -----------   ----------------   -----------
                                                          (Previously   (Restated)    (Difference)    (Previously      (Restated)
                                                           reported)                                     report)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                $  (828,017)  $  (979,395)  $  (151,378)  $        (89,542)  $   (74,819)
  Adjustments to reconcile net loss
     to net cash used by operating activities
    Depreciation                                               17,045        17,045            --              1,834        27,414
    Amortization                                                                               --                 --        13,993
    Compensation expense on intrinsic
       value of options issued                                 86,475       134,822        48,347
    Stock issued for services                                 315,154       315,154                                          8,974
    Stock converted to debt                                                                                               (169,440)
    Wrtite down of goodwill                                   136,000                    (136,000)
    Deferred tax benefit                                      (35,432)      (35,432)
    License imparment agreement                                                                --                 --            --
    Abandonment of furniture and equipment                      3,355         4,383         1,028                               --
    Loss on investment                                                           --            --                               --
CHANGES IN CURRENT ASSETS AND CURRENT
 LIABILITIES: (Net of effect of acqusition)
  (Increase) decrease in current assets:
    Accounts receivable                                    (1,023,546)   (1,023,546)           --            129,155       (74,247)
    Other receivables                                           1,401         1,401            --            (11,897)       30,544
    Prepaid expenses                                          (15,117)      (15,117)           --               (804)         (117)
    Inventory                                                (350,974)     (350,974)           --             (1,029)       (6,218)
    Increase (Decrease) in current liabilities:
    Accounts payable and accrued expenses                     616,385       616,385            --            (91,323)      106,165
    Accrued payroll                                           (43,414)      (43,414)           --            (10,267)       36,641
    Accrued other                                              (4,752)       (4,752)           --             16,353         5,611
    Deferred revenue                                          256,896       515,194       258,298                 --            --
    NET CASH USED FOR OPERATING ACTIVITIES                   (868,541)     (848,246)       20,295            (57,520)      (95,499)
                                                          -----------   -----------   -----------   ----------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash to acquire Superclick Networks, Inc.                      --            --            --           (145,000)      128,455
    Acqusition of furniture and equipment                    (126,941)     (133,288)       (6,347)            (2,263)      (25,591)
                                                          -----------   -----------   -----------   ----------------   -----------
    NET CASH USED FOR INVESTING ACTIVITIES                   (126,941)     (133,288)       (6,347)          (147,263)      102,864
CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of common stock                                    1,435,490     1,435,490            --            204,000            --
    Repayment of note payable                                      --            --            --                 --            --
    Related party loan                                        (22,920)      (22,920)           --              3,076        (9,119)
                                                          -----------   -----------   -----------   ----------------   -----------
    NET CASH PROVIDED BY FINANCING ACTIVITIES               1,412,570     1,412,570            --            207,076        (9,119)
EFFECT OF EXCHANGE RATE CHANGES ON CASH                        39,068        25,120       (13,948)             9,082        (2,558)
NET INCREASE (DECREASE) IN CASH                               456,156       456,156            --             11,375        (4,312)
CASH, beginning of period                                      19,323        19,323            --              1,376        23,635
CASH acquired                                                      --            --            --              6,572            --
                                                          -----------   -----------   -----------   ----------------   -----------
CASH, end of period                                       $   475,479   $   475,479   $        --   $         19,323   $    19,323
                                                          ===========   ===========   ===========   ================   ===========
Other non-cash investing and financing activities:
  License agreement acquired by issue of
   common stock                                                    --            --            --                 --            --
  Nordic Racing Limited acquired by issue of
   common stock                                                    --            --            --                 --            --
  Forgiveness of related party loan                                --            --            --                 --            --
  Shares issued for acquisition                                                                            1,244,935       128,455
  Shares issued/(converted) to debt                                                                               --      (169,440)
  Shares issued for services                                  315,154       315,154            --                            8,974
  Interest paid                                                 2,112         2,112            --                232           232
  Taxes paid                                                      800           800            --                 --            --

                                                                           June 3, 1999     August 24, 2000    August 24, 2000
                                                            Year Ended    (Inception) to    (Inception) to     (Inception) to
                                                            October 31,     October 31,      October 31,        October 31,
                                                            -----------   ---------------   ---------------   ---------------
                                                               2004            2004              2004               2004
                                                            -----------   ---------------   ---------------   ---------------
                                                            (Difference)    (Previously       (Restated)       (Difference)
                                                                              report)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $    14,723   $    (1,216,391)  $    (1,356,275)  $      (139,884)
  Adjustments to reconcile net loss
     to net cash used by operating activities
    Depreciation                                                 25,580            19,641            58,525            38,884
    Amortization                                                 13,993             5,361                --            (5,361)
    Compensation expense on intrinsic
       value of options issued                                       --            86,475           134,822            48,347
    Stock issued for services                                     8,974           315,154           324,128             8,974
    Stock converted to debt                                    (169,440)               --                --                --
    Wrtite down of goodwill                                                       136,000                --          (136,000)
    Deferred tax benefit                                                          (35,432)          (35,432)               --
    License imparment agreement                                      --             4,639                --            (4,639)
    Abandonment of furniture and equipment                           --             4,670             4,383              (287)
    Loss on investment                                               --            90,000                --           (90,000)
CHANGES IN CURRENT ASSETS AND CURRENT
 LIABILITIES: (Net of effect of acqusition)
  (Increase) decrease in current assets:
    Accounts receivable                                        (203,402)         (894,391)       (1,099,673)         (205,282)
    Other receivables                                            42,441           (10,496)          (82,329)               --
    Prepaid expenses                                                687           (15,921)          (24,027)               --
    Inventory                                                    (5,189)         (352,003)         (373,723)          (21,720)
    Increase (Decrease) in current liabilities:
    Accounts payable and accrued expenses                       197,488           556,785           814,850                --
    Accrued payroll                                                  --           (53,681)           12,223                --
    Accrued other                                               (10,742)           11,601             3,277                --
    Deferred revenue                                            256,896           515,194           258,298
    NET CASH USED FOR OPERATING ACTIVITIES                      (84,887)       (1,091,093)       (1,104,057)         (506,968)
                                                            -----------   ---------------   ---------------   ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash to acquire Superclick Networks, Inc.                   273,455          (145,000)          128,455           273,455
    Acqusition of furniture and equipment                       (23,328)         (131,281)         (215,944)          (84,663)
                                                            -----------   ---------------   ---------------   ---------------
    NET CASH USED FOR INVESTING ACTIVITIES                      250,127          (276,281)          (87,489)          188,792
CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of common stock                                       (204,000)        1,807,975         1,649,381          (158,594)
    Repayment of note payable                                        --                --                --                --
    Related party loan                                          (12,195)          (19,844)               --                --
                                                            -----------   ---------------   ---------------   ---------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                  (216,195)        1,788,131         1,649,381          (158,594)
EFFECT OF EXCHANGE RATE CHANGES ON CASH                         (11,640)           48,150            17,644           (30,506)
NET INCREASE (DECREASE) IN CASH                                 (15,687)          468,907           475,479             6,572
CASH, beginning of period                                        22,259                --                --                --
CASH acquired                                                    (6,572)            6,572                --            (6,572)
                                                            -----------   ---------------   ---------------   ---------------
CASH, end of period                                         $        --   $       475,479   $       475,479   $            (0)
                                                            ===========   ===============   ===============   ===============
Other non-cash investing and financing activities:
  License agreement acquired by issue of
   common stock                                                      --            10,000                --           (10,000)
  Nordic Racing Limited acquired by issue of
   common stock                                                      --            90,000                --           (90,000)
  Forgiveness of related party loan                                  --            38,864                --           (38,864)
  Shares issued for acquisition                              (1,116,480)        1,244,935           128,455        (1,116,480)
  Shares issued/(converted) to debt                            (169,440)
  Shares issued for services                                      8,974           315,154           324,128             8,974
  Interest paid                                                      --             2,344             2,344                --
  Taxes paid                                                         --               800               800                --

                                Superclick, Inc.
                        Financial Statements (Unaudited)
                               for the Three and
                               Nine Months Ended
                             July 31, 2005 and 2004

SUPERCLICK, INC.
(A Development Stage Company)
Unaudited Consolidated Balance Sheet
July 31, 2005
================================================================================

                                                                      July 31,
                                                                        2005
                                                                    -----------
                                                                    (Unaudited)

                               ASSETS
CURRENT ASSETS
    Cash                                                            $    53,729
    Accounts receivable                                                 536,245
    R&D Tax credits receivable                                           47,494
    Sales tax refund receivable                                          15,827
    Inventory (Note B)                                                  132,314
    Prepaid expenses                                                     23,846
                                                                    -----------
          TOTAL CURRENT ASSETS                                          809,455

    Fixed assets (Note C)
          Cost                                                          234,053
          Accumulated Depreciation                                      (90,097)
                                                                    -----------
          Net                                                           143,956

    Investment (Note H & M)                                             960,000
    Deferred tax benefit (Note D)                                        35,281
                                                                    -----------

          TOTAL ASSETS                                              $ 1,948,692
                                                                    ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable and accrued expenses :
          Accounts payable (Note E)                                 $   407,903
          Accrued payroll                                                 2,878
          Accured other                                                  69,919
    Deferred revenue (Note F)                                           188,712
                                                                    -----------
          TOTAL CURRENT LIABILITIES                                     669,412

    COMMITMENTS (Note L)                                                     --

STOCKHOLDERS' EQUITY (Note H)

    Preferred stock, par value $.0001; 20,000,000
    shares authorized; 0 issued and outstanding                              --

    Common stock, par value $.0006, 120,000,000 shares
     authorized; issued and outstanding 27,183,113
     at July 31, 2005                                                    16,257
    Additional paid-in capital                                        3,635,493
    Stock subscribed                                                         --
    Deficit accumulated during the development stage                 (2,424,292)
    Accumulated other comprehensive (loss)
          (Primarily cumulative translation adjustment)                  66,962
    Treasury stock at cost                                              (15,140)
                                                                    -----------
          TOTAL STOCKHOLDERS' EQUITY                                  1,279,280
                                                                    -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 1,948,692
                                                                    ===========

(A Development Stage Company)
Unaudited Consolidated Statements of Operations
For the Three and Nine Months Ended July 31, 2005 and 2004 (Restated), and
The Period August 24, 2000 (Date of Inception) to July 31, 2005
================================================================================

                                                                                                                    August 24, 2000
                                                       Three Months Ended                 Nine Months Ended          (Inception) to
                                                            July 31,                          July 31,                  July 31,
                                                 -----------------------------     -----------------------------     ------------
                                                    2005             2004             2005             2004             2005
                                                 ------------     ------------     ------------     ------------     ------------
Revenue                                                            (Restated)                        (Restated)
     Net Sales                                   $    288,518     $    683,809     $  1,980,773     $  1,226,436     $  5,053,565
     Services                                         171,081           37,742          574,493           93,236          813,049
                                                 ------------     ------------     ------------     ------------     ------------
        Net revenue                                   459,599          721,551        2,555,266        1,319,672        5,866,614
     Cost of goods sold                               181,280          497,690        1,462,673          906,985        3,864,226
                                                 ------------     ------------     ------------     ------------     ------------
     Gross profit                                     278,319          223,861        1,092,593          412,687        2,002,388

Costs and Expenses
     Bank charges                                       3,027            7,668           11,592           15,807           17,360
     Communication                                     22,890           17,518           62,423           43,864           99,713
     Consulting fees                                       --           42,520               --           51,796           90,302
     Meals and entertainment                            6,968            1,163           21,929           12,573           42,980
     Depreciation and amortization                     10,133            5,693           31,786           12,384          107,052
     Marketing and promotion                           14,004           21,020           45,531           26,302           88,005
     Office                                            44,080           15,254          174,891           45,344          414,417
     Professional fees                                108,474           67,761          299,237          180,179          597,479
     Investor relations                                27,624           25,340           71,864          100,195          188,395
     Write down of furniture and equipment                 --               --               --               --            4,298
     Salaries and wages                               388,411          166,523        1,169,311          394,866        2,112,126
     Employee benefits                                 10,002               --           34,538               --           66,242
     Travel                                            50,345           32,829          140,455           82,582          321,982
     Tax and licenses                                   1,677            1,301            4,249            9,147           34,077
     Research and development                          (1,988)             385           (1,095)           1,535          312,748
     Directors compensation                            23,491           55,500           51,103          233,019          248,257
     Bad debt expense                                      --               --               --               --           32,000
     Foreign currency (gain)/loss                         631               --           42,796               --           42,796
     Interest expense                                      --              844               --            2,071           18,005
                                                 ------------     ------------     ------------     ------------     ------------
     Total expenses                                   709,769          461,319        2,160,610        1,211,664        4,838,234
                                                 ------------     ------------     ------------     ------------     ------------
Loss from operations                                 (431,450)        (237,458)      (1,068,017)        (798,977)      (2,835,846)
Gain on forgiveness of debt                                --               --               --               --          169,441
                                                 ------------     ------------     ------------     ------------     ------------
     Total other income                                    --               --               --               --          169,441
Earnings before taxes                                (431,450)        (237,458)      (1,068,017)        (798,977)      (2,666,405)
Benefit for income taxes                                   --          242,113
                                                 ------------     ------------     ------------     ------------     ------------
NET EARNINGS (LOSS)                              $   (431,450)    $   (237,458)    $ (1,068,017)    $   (798,977)    $ (2,908,518)
                                                 ============     ============     ============     ============     ============
     Net (loss) per common share
     Basic and diluted                           $     (0.017)    $     (0.010)    $     (0.042)    $     (0.036)
                                                 ============     ============     ============     ============

     Weighted average common shares
     outstanding
     Basic and diluted                             25,684,684       24,047,946       25,213,880       22,146,722

     The average shares listed below were not
      included in the computation of diluted
      losses per share because to do so would
      have been antidilutive for the periods
      presented:
     Stock options                                  1,460,481        1,364,784        1,450,064          972,405
     Warrants                                       3,166,667        2,748,486        3,166,667        1,357,576

SUPERCLICK, INC.
(A Development Stage Company)
Consolidated Statement of Stockholder's Equity
For the Period August 24, 2000 (Date of Inception) to July 31, 2005
================================================================================


                                                                         Preferred Stock                     Common Stock
                                                               ------------------------------ -----------------------------------
                                                                Number of                          Number of
                                                                 Shares           Amount            Shares            Amount
                                                               -------------  ---------------    ---------------- ---------------
BALANCES August 24, 2000                                                $ -              $ -                   -                -

Shares issued during the period                                                                       10,000,000            6,000
Net loss
                                                               -------------  ---------------    ---------------- ---------------
BALANCES October 31, 2001                                                 -                -          10,000,000            6,000

Shares issued during the period:
     Issuance of preferred stock for debt                            25,882          169,440
     Issuance of common stock for cash                                                                 3,333,300            2,000
     Issuance of common stock for services                            3,333                              341,900              205
Foreign Currency Transalation Adjustment
Net loss
                                                               -------------  ---------------    ---------------- ---------------
BALANCES October 31, 2002                                            29,215          169,440          13,675,200            8,205

Shares issued during the period:
     Shares issued for services                                                                          350,600              210
     Shares Issued for Superclick Networks, Inc.
          acquisition                                                                                  5,516,667            3,310
     Preferred shares converted to debt                             (29,215)        (169,440)
Foreign Currency Translation Adjustment
Net (loss) profit
                                                               -------------  ---------------    ---------------- ---------------
BALANCES October 31, 2003                                                 -                -          19,542,467           11,725

Shares issued during the period:
     Shares issued for cash (range $0.18-$0.45 per share)                                              4,033,329            2,420
     Shares issued for services                                                                          621,206              373
     Stock options granted                                                                                                      -
     Stock subscribed
Foreign Currency Transalation Adjustment
Net loss
                                                               -------------  ---------------    ---------------- ---------------

BALANCES October 31, 2004                                                 -                -          24,197,002           14,518

Shares issued during the period:
     Shares issued for cash (range $0.18-$0.60 per share)                                              1,266,665              760
     Shares issued for services                                                                           55,504               33
     Shares issued for acqusition of Hotel Net, LLC                                                    1,500,000              900
     Stock options exercised                                                                             110,625               66
     Treasury stock received for cashless option exercises                                               (58,664)             (35
     Treasury stock issued for services                                                                   25,000               15
     Stock options granted
     Subscribed stock issued
Foreign Currency Translation Adjustment
Net (loss) profit
                                                               -------------  ---------------    ---------------- ---------------
BALANCES July 31, 2005                                                    -                -          27,096,132         $ 16,257
                                                               =============  ===============     =============== ===============

                                                                                                           Deficit
                                                                                                         Accumulated
                                                                                     Additional           during the
                                                                                      Paid-in           Developmental
                                                                 Subscribed           Capital               Stage
                                                              ---------------  ------------------- ---------------------
BALANCES August 24, 2000                                                   -                    -                     -

Shares issued during the period                                                            (5,991)
Net loss                                                                                                        (67,679)
                                                              ---------------  ------------------- ---------------------
BALANCES October 31, 2001                                                                  (5,991)              (67,679)

Shares issued during the period:
     Issuance of preferred stock for debt
     Issuance of common stock for cash                                                    211,882
     Issuance of common stock for services                                                   (205)
Foreign Currency Transalation Adjustment
Net loss                                                                                                       (234,382)

                                                              ---------------  ------------------- ---------------------
BALANCES October 31, 2002                                                                 205,686              (302,061)

Shares issued during the period:
     Shares issued for services                                                             8,764
     Shares Issued for Superclick Networks, Inc.
          acquisition                                                                     125,145
     Preferred shares converted to debt
Foreign Currency Translation Adjustment
Net (loss) profit                                                                                               (74,819)
                                                              ---------------  ------------------- ---------------------
BALANCES October 31, 2003                                                                 339,595              (376,880)

Shares issued during the period:
     Shares issued for cash (range $0.18-$0.45 per share)                               1,201,070
     Shares issued for services                                                           314,781
     Stock options granted                                                                134,822
     Stock subscribed                                                232,000
Foreign Currency Transalation Adjustment
Net loss                                                                                                       (979,395)
                                                              ---------------  ------------------- ---------------------
BALANCES October 31, 2004                                            232,000            1,990,268            (1,356,275)

Shares issued during the period:
     Shares issued for cash (range $0.18-$0.60 per share)                                 372,240
     Shares issued for services                                                            51,070
     Shares issued for acqusition of Hotel Net, LLC                                       959,100
     Stock options exercised                                                               55,246
     Treasury stock received for cashless option exercises                                (29,297)
     Treasury stock issued for services                                                     8,394
     Stock options granted                                                                228,472
     Subscribed stock issued                                        (232,000)
Foreign Currency Translation Adjustment
Net (loss) profit                                                                                            (1,068,017)
                                                              ---------------  ------------------- ---------------------
BALANCES July 31, 2005                                                   $ -          $ 3,635,493          $ (2,424,292)
                                                              ===============  =================== =====================


                                                                 Accumulated
                                                                    Other                                  Total
                                                                Comprehensive        Treasury          Stockholders'
                                                                Income (loss)          Stock               Equity
                                                              ------------------- ----------------  ---------------------
BALANCES August 24, 2000                                                                                               -

Shares issued during the period                                                                                        9
Net loss                                                                                                         (67,679)
                                                              ------------------- ----------------  ---------------------
BALANCES October 31, 2001                                                      -                -                (67,670)

Shares issued during the period:
     Issuance of preferred stock for debt                                                                        169,440
     Issuance of common stock for cash                                                                           213,882
     Issuance of common stock for services                                                                             -
Foreign Currency Transalation Adjustment                                  (4,918)                                 (4,918)
Net loss                                                                                                        (234,382)

                                                              ------------------- ----------------  ---------------------
BALANCES October 31, 2002                                                 (4,918)               -                 76,352

Shares issued during the period:
     Shares issued for services                                                                                    8,974
     Shares Issued for Superclick Networks, Inc.
          acquisition                                                                                            128,455
     Preferred shares converted to debt                                                                         (169,440)
Foreign Currency Translation Adjustment                                   (2,558)                                 (2,558)
Net (loss) profit                                                                                                (74,819)
                                                              ------------------- ----------------  ---------------------
BALANCES October 31, 2003                                                 (7,476)               -                (33,036)

Shares issued during the period:
     Shares issued for cash (range $0.18-$0.45 per share)                                                      1,203,490
     Shares issued for services                                                                                  315,154
     Stock options granted                                                                                       134,822
     Stock subscribed                                                                                            232,000
Foreign Currency Transalation Adjustment                                  25,120                                  25,120
Net loss                                                                                                        (979,395)
                                                              ------------------- ----------------  ---------------------
BALANCES October 31, 2004                                                 17,644                -                898,155

Shares issued during the period:
     Shares issued for cash (range $0.18-$0.60 per share)                                                        373,000
     Shares issued for services                                                                                   51,103
     Shares issued for acqusition of Hotel Net, LLC                                                              960,000
     Stock options exercised                                                                                      55,313
     Treasury stock received for cashless option exercises                                (25,981)               (55,313)
     Treasury stock issued for services                                                    10,841                 19,250
     Stock options granted                                                                                       228,472
     Subscribed stock issued                                                                                    (232,000)
Foreign Currency Translation Adjustment                                   49,318                                  49,318
Net (loss) profit                                                                                             (1,068,017)
                                                              ------------------- ----------------  ---------------------
BALANCES July 31, 2005                                                  $ 66,962        $ (15,140)         $   1,279,280
                                                              =================== ================  =====================

SUPERCLICK, INC.
(A Development Stage Company)
Unaudited Consolidated Statements of Comprehensive Income (Loss)
For the Three and Nine Months Ended July 31, 2005, and 2004, and
The Period August 24, 2000 (Date of Inception) to July 31, 2005
================================================================================

                                                                                                                    August 24, 2000
                                                  Three Months Ended July 31,        Nine Months Ended July, 31      (Inception) to
                                                  ----------------------------      ----------------------------      -----------
                                                     2005              2004             2005            2004         July 31, 2005
                                                  -----------      -----------      -----------      -----------      -----------
                                                                   (Restated)                         (Restated)
Net Gain/(Loss)                                   $  (431,450)     $  (237,458)     $(1,068,017)     $  (798,977)     $(2,908,518)

Other Comprehensive Income (Loss)                          --               --               --               --               --

      Foreign Currency Translation Adjustment          12,198           57,892           49,318           33,426           66,962
                                                  -----------      -----------      -----------      -----------      -----------

Net Comprehensive (Loss)                          $  (419,252)     $  (179,566)     $(1,018,699)     $  (765,551)     $(2,841,556)
                                                  ===========      ===========      ===========      ===========      ===========

SUPERCLICK, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows For the Three and
Nine Months Ended July 31, 2005 and 2004 (Restated), and
The Period August 24, 2000 (Date of Inception) to July 31, 2005
================================================================================

                                                       Three Months Ended July 31,      Nine Months Ended July 31,   August 24, 2000
                                                       ---------------------------     ---------------------------    (Inception) to
                                                           2005           2004            2005            2004        July 31, 2005
                                                       -----------     -----------     -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:                                  (Restated)                      (Restated)
     Net loss                                          $  (431,450)    $  (237,458)    $(1,068,017)    $  (798,977)    $(2,424,292)
     Adjustments to reconcile net loss
        to net cash used by operating activities:
         Depreciation                                       10,133           5,693          31,786          12,385          90,311
         Compensation expense on intrinsic
           value of options issued                          88,708          34,236         228,472          38,439         363,294
         Stock issued for services                          42,741              --          70,352              --         394,481
         Deferred tax benefit                                                                                              (35,432)
         Abandonment of furniture and equipment                                                                              4,383
CHANGES IN CURRENT ASSETS AND CURRENT
     LIABILITIES: (Net of effect of acquisition)
     (Increase) decrease in current assets:
         Accounts receivable                               232,417        (366,933)        506,574        (741,900)       (593,099)
         Other receivables                                  59,696         (14,458)         81,632         (38,456)           (696)
         Prepaid expenses                                    6,581          12,459             137         (19,269)        (23,890)
         Inventory                                          72,199         (17,745)        242,002         (62,614)       (131,721)
     Increase (decrease) in current liabilities:
         Accounts payable and accrued expenses             (79,301)        115,879        (408,727)        263,895         406,122
         Accrued payroll                                     2,846         (21,239)         (6,644)        (50,998)          5,579
         Accrued other                                      18,986          13,875          66,937          33,346          70,214
         Deferred revenue                                 (132,906)         83,150        (328,229)        101,219         186,965
                                                       -----------     -----------     -----------     -----------     -----------
         NET CASH USED FOR OPERATING ACTIVITIES           (109,350)       (392,541)       (583,725)     (1,262,931)     (1,687,781)
CASH FLOWS FROM INVESTING ACTIVITIES:
         Stock issued to acquire subsidiary                     --              --              --              --         128,455
         Acquisition of furniture and equipment               (998)        (57,814)        (23,425)        (85,554)       (239,370)
                                                       -----------     -----------     -----------     -----------     -----------
         NET CASH USED FOR INVESTING ACTIVITIES               (998)        (57,814)        (23,425)        (85,554)       (110,915)
CASH FLOWS FROM FINANCING ACTIVITIES:
         Sale of common stock                               60,000         500,990         141,000       1,748,509       1,790,381
         Repayment of Note payable                              --              --              --         (23,143)             --
                                                       -----------     -----------     -----------     -----------     -----------
         NET CASH PROVIDED  BY FINANCING ACTIVITIES         60,000         500,990         141,000       1,725,366       1,790,381
     EFFECT OF EXCHANGE RATE CHANGES ON CASH                 2,002          42,002          44,400          29,855          62,044
                                                       -----------     -----------     -----------     -----------     -----------
NET INCREASE (DECREASE) IN CASH                            (48,346)         92,638        (421,750)        406,736          53,729
CASH, beginning of period                                  102,075         333,421         475,479          19,323              --
                                                       -----------     -----------     -----------     -----------     -----------
CASH, end of period                                    $    53,729     $   426,059     $    53,729     $   426,059     $    53,729
                                                       ===========     ===========     ===========     ===========     ===========

     Interest paid                                     $        --     $        --     $        --     $        --     $     2,344
     Taxes paid                                        $     1,678     $        --     $     4,250     $        --     $     5,050

Other non-cash investing and financing activities:
     Shares issued for services                        $    42,741     $   240,019     $    70,353     $   240,019     $   394,481
     Shares issued for acquisition                     $        --     $        --     $        --     $     2,071     $   128,455

SUPERCLICK, INC.
(A Development Stage Company)
Supplemental Schedule of Non-Cash Investing and Financing Activities
================================================================================

The Company acquired 71.7% of the issued and outstanding stock of Superclick, Inc. (Subsidiary) as further described in Note K. The fair value of the assets and liabilities of Superclick, Inc. (formerly known as Grand Prix Sports, Inc.) were as follows at October 8, 2003:


Cash                                                                  $   3,667
Prepaid expenses                                                          2,456
                                                                      ---------
                                                                          6,123
                                                                      =========

Accounts payable and accrued expenses                                    31,108
Note (receivable) from parent company                                  (130,000)
Stockholders' equity                                                    105,015
                                                                      ---------
Fair value of common stock issued                                     $   6,123
                                                                      =========

                                SUPERCLICK, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED JULY 31, 2005


NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The unaudited financial statements of Superclick, Inc. as of July 31, 2005 and for the three and nine month periods ended July 31, 2005 and 2004 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Superclick, Inc's Form 10-KSB/A for the year ended October 31, 2004. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

ORGANIZATION

In October, 2003, Superclick, Inc (formerly Grand Prix Sports, Inc.) completed an acquisition of Superclick Networks, Inc. The acquisition was accounted for as a recapitalization effected by a reverse merger, wherein Superclick Networks, Inc. is considered the acquirer for accounting and financial reporting purposes (collectively, Superclick Inc. and Superclick Networks Inc. are referred to hereinafter as the "Company"). The pre-merger assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized. The accumulated deficit of Superclick Networks, Inc. has been brought forward, and common stock and additional paid-in-capital of the combined company have been retroactively restated to give effect to the exchange rates as set forth in the merger agreement.

Superclick Networks, Inc. was organized on August 24, 2000, in Montreal, Quebec, Canada. For purposes of the financial reporting of our reverse merger acquisition, the date of inception is considered to be August 24, 2000.

The Company is in the business of providing and installing broadband high speed Internet connection equipment and IP ("Internet Protocol") infrastructure management systems with 24x7x365 help desk support to hotels, multi dwelling units ("MDU's") and universities on a worldwide basis. Superclick, Inc. commercialized its initial Internet access management products in 2002.

On October 6, 2003 the Superclick, Inc. amended its articles of incorporation by changing the name of the Company from Grand Prix Sports, Inc. to "Superclick, Inc." to more accurately reflect the nature of its business after the recapitalization and reverse merger.

Pursuant to a share purchase agreement dated October 7, 2003, the Superclick, Inc. acquired 100% of the issued and outstanding shares of Superclick Networks, Inc. from its shareholders. In consideration for acquiring all of the Superclick Network's shares Superclick, Inc. issued to its previous shareholders 14,025,800 shares of Superclick, Inc.'s common stock. As a result of the acquisition, the former shareholders of Superclick Networks, Inc. held immediately after the acquisition 71.7% of the issued and outstanding shares of Superclick, Inc.'s common stock. The remaining 28.3% were held by Superclick, Inc.'s (formerly Grand Prix Sports, Inc.) shareholders.

Concurrent with the reverse merger of Superclick, Inc. with Superclick Networks, Inc, the Company retroactively affected a 1 to 100 common stock split and retroactively assigned $0.0006 par value to common stock where no value had been previously stated. All share and per share amounts shown in these financial statements reflect the stock split for all periods presented.

The consolidated financial statements include the operations of Superclick, Inc. from October 8, 2003 through October 31, 2004.

Pursuant to its reverse merger with Superclick Networks Inc., Superclick, Inc. changed its year-end to October 31 to coincide with the year-end of Superclick Networks, Inc.

Superclick Inc's plan of business is committed to the commercialization activities of the Superclick Network, Inc.'s products, with an emphasis on broadening its market penetration and building product and brand awareness amongst its target customer base in the hospitality market. Superclick, Inc. intends to grow its revenue through expanding its sales of Superclick Network Inc.'s products and call center support services such that it can reasonable support its operating expenses through cashflow.

In order to support its business plan, Superclick, Inc. will continue to rely on equity financing, and might also seek additional debt financing. There can be no assurance that any such additional financing will be available on terms, in amounts, or at timing acceptable to the Company, if available at all.

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Principles of consolidation

The consolidated financial statements include the accounts of Superclick Networks, Inc. and its majority-owned subsidiary, Superclick, Inc., which is 100% consolidated in the financial statements. All material inter-company accounts and transactions have been eliminated.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable. The Company evaluates receivables on a regular basis for potential reserve.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined on a first-in, first-out method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment on a declining balance method at the following rates as applied to net depreciable value:

            Furniture and fixtures:                             20%
            Computer equipment and software:                    30%
            Leasehold improvements                              20%
            Fabrication equipment                               20%

Long-lived assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Revenue recognition policy

Revenue from the sale of Internet high speed connection equipment is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the delivery and installation of the equipment to the customer.

Maintenance and support revenue is recognized ratably over the maintenance term. First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. Estimated fair values of ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Shipping and handling costs

The Company's policy is to classify shipping and handling costs as part of cost of goods sold in the statement of operations.

Advertising

The Company expenses all advertising as incurred. From August 4, 2000 (date of inception) through July 31, 2005, the Company incurred approximately $88,005 in marketing and advertising expense. For the year ended October 31, 2004 the Company incurred approximately $25,984 in marketing and advertising expense. During the three and nine months ended July 31, 2005, the Company incurred approximately $14,004 and $45,531, respectively for marketing and advertising expense.

Loss per common share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method. The assumed exercise of options and warrants and assumed conversion of convertible securities have not been included in the calculation of diluted loss per share as the affect would be anti-dilutive.

Issuance of common stock

The issuance of common stock for other than cash is recorded by the Company at management's estimate of the fair value of the assets acquired or services rendered.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company underwent a change of control for income tax purposes on October 8, 2003 according to Section 381 of the Internal Revenue Code. The Company's utilization of U.S. Federal net operating losses will be limited in accordance to Section 381 rules.

Intangible assets

A summary of the treatment of intangible assets of the corporation is summarized as follows:

                                           July 31, 2005
                                           -------------
                              Gross                               Net
                            Intangible      Accumulated        Intangible
                              Assets        Amortization         Assets
                              ------        ------------         ------
Other intangibles              500              500                0

IMPACT OF ACCOUNTING STANDARDS

In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued a revision to SFAS 123 (revised 2004), Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statements eliminate the alternative method of accounting for employee share- based payments previously available under APB
25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the final quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, (See Note H). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the final quarter of fiscal year 2005 and thereafter.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers. For the three months ended July 31, 2005, three customers individually accounted for 35%, 15% and 12%, respectively, of accounts receivable. No other customers accounted for more than 10% of accounts receivable as of July 31, 2005.

During the three months ended July 31, 2005, the Company's largest customer accounted for 49% of sales.

For the three months ended July 31, 2005, approximately 65%, 34% and 1% of the Company's net sales were made to customers in Canada, the United States and the rest of the world, respectively.

The Company is dependent on third-party equipment manufacturers, distributors, dealers, and contractors for all of its supply of communications equipment. For the three months ended July 31, 2005, The Company's four largest suppliers accounted for 91% of product purchases. The Company is dependent on the ability of its suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company. Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at July 31, 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Foreign Currency Translation

The financial statements of the Canadian Parent are measured using the Canadian dollar as the functional currency. Assets, liabilities and equity accounts of the company are translated at exchange rates as of the balance sheet date or historical acquisition date, depending on the nature of the account. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. The financial statements are presented in United States of America dollars.

Research and development

Expenses related to present and future products are expensed as incurred.

NOTE B - INVENTORIES

Inventories are comprised of computer equipment and are stated at the lower of cost or market, as determined using the first in, first out method. The following table represents the major components of inventory at July 31, 2005.

           Computer equipment                          $ 115,921
           Inventory in transit                           27,367
           Provision for losses                          (10,974)
                                                       ---------
                                                       $ 132,314
                                                       =========

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at July 31, 2005:

Furniture & fixtures                                   $  98,466
Computer hardware                                         90,226
Leasehold improvements                                    25,943
Fabrication mold and dye                                  18,558
Computer software                                            860
                                                       ---------
                                                         234,053
Accumulated depreciation                                 (90,097)
                                                       ---------
Fixed assets, net                                      $ 143,956
                                                       =========

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At October 31, 2003 a valuation allowance for the full amount of the net deferred tax asset was recorded because of uncertainties as to the amount of taxable income that would be generated in future years. The valuation allowance increased by approximately $360,528 for the year ended October 31, 2004, assuming a tax rate of 40%.

United States Corporation Income Taxes
Year of Loss                               Amount               Expiration Date
------------                         -----------------         -----------------
October 31, 2004                     $         901,320         October 31, 2024
October 31, 2003                                68,638         October 31, 2023
December 31, 2002                               10,534         December 31, 2022
December 31, 2001                              181,335         December 31, 2021
December 31, 2000                               88,027         December 31, 2020
December 31, 1999                               18,936         December 31, 2019
                                     -----------------
                                     $       1,268,790
                                     =================

The expiration dates for U.S. net operating losses (NOL) may be extendable under
Section 381 of the U.S. Internal Revenue Code.

Canadian Income Taxes (Stated in CAD)
Year of Loss                               Amount                Expiration Date
------------                          ----------------          ----------------
October 31, 2004                      $        102,989          October 31, 2011
October 31, 2003                                 5,322          October 31, 2010
October 31, 2002                               350,910          October 31, 2009
October 31, 2001                                24,879          October 31, 2008
                                      ----------------
                                      $        484,100
                                      ================

Superclick Networks, Inc. generated research and development tax credits for the years ended October 31, 2004 and 2003 of $83,129 and $66,445, respectively.

For the year ended October 31, 2004 Superclick Networks recognized $47,697 as receivable for research and development and accrued $35,432 as a deferred tax benefit created by research and development activities that occurred during the fiscal year ended October 31, 2004. No valuation allowance has been recorded in connection with the deferred tax benefit as it is the opinion of management that they will have the ability to utilize it in the future.

NOTE E - ACCOUNTS PAYABLE

Accounts payable at July 31, 2005 consisted of $30,224 in professional fees and $377,679 in trade Payables. There were no consulting fees payable, or taxes payable.

NOTE F - DEFERRED REVENUE

Deferred revenue is recorded in a manner consistent with the Company's revenue recognition policy. The Company generally enters into one year upgrade and maintenance contracts with its customers. The upgrade and maintenance contracts are generally paid in advance. The Company defers such payment and recognizes revenue ratably over the contract period. As of July 31, 2005, the Company's deferred revenue balance was $188,712. For the three months ended July 31, 2005, the Company recognized $165,883 in upgrade and maintenance revenue.

NOTE G - GOING CONCERN AND MANAGEMENT'S PLANS

The Company will be required to conduct significant research, development and testing activities which, together with the establishment of a large marketing and distribution presence and other general and administrative expenses, are expected to result in operating losses for the next few quarters. Accordingly, there can be no assurance that the Company will continue as a going concern. The Company has incurred recurring losses and cash flow deficiencies from operations that raise substantial doubt about its ability to continue as a going concern. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity capital sufficient to generate enough cash flow to finance operations in future periods. Management is currently in the process of seeking additional equity financing with potential investors. There can be no assurance that such additional financing will be obtained. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE H - PREFERRED AND COMMON STOCK

The Company retroactively affected a 1 to 100 common stock split and retroactively assigned $0.0006 par value to common stock where no value had been previously stated. All share and per share amounts shown in these financial statements reflect the stock split for all periods presented.

In May 2002, the Company issued 3,333,300 shares of common stock in exchange for $213,882. Also in May 2002, three shareholders of the Company converted debt in the amount of $169,440 for 25,882 shares of preferred stock. These preferred shares were converted back to debt which was cancelled in September 2003 and a gain recognized. The preferred shares have non-voting rights, a non-cumulative dividend of between 1% - 12 % of the redemption price, which equaled the amount of consideration received by the Company upon issuance, and were callable at the option of the Company. In the event of liquidation, winding up or dissolution of the Company, the holders of the preferred shares would be entitled to an amount equal to the redemption price plus dividends declared and unpaid.

3,333 shares of preferred stock and 341,900 shares of common stock were issued in exchange for services during the year ended October 31, 2002 resulting in a $0 value assigned to total stockholders' equity.

During the year ended October 31, 2003, the Company issued 350,600 shares of common stock in exchange for services with a value assigned of $8,974.

During the year ended October 31, 2003, the Company issued 5,516,667 shares of common stock to complete the acquisition of Superclick Networks, Inc.

During the year ended October 31, 2004 and pursuant to the September 2003 private placement, we issued 1,933,333 shares of restricted common stock in exchange for $174,000. Attached to each share of restricted common stock were two warrants giving the holder the right to purchase common stock; Warrant "A" has an exercise price of $0.18 and a three-year life, and Warrant "B" has an exercise price of $0.24 and a three-year life. Each warrant has one-for-one rights to purchase one share of common stock. The issuance of these securities was exempt under section 4(2) of the Securities Act of 1933, as amended as a sale not involving a public offering.

During the year ended October 31, 2004 and pursuant to the September 2003 private placement, 1,933,330 of the series "A" Warrants were exercised at $.18 per share, resulting in $348,000 net proceeds to the Company and the issuance of 1,933,330 restricted common shares.

During the quarter ended April 30, 2004 and pursuant to the September 2003 private placement 966,665 of series "B" Warrants were exercised at $.24 per share, resulting in $232,000 net proceeds to the Company and the issuance of 966,665 restricted common shares. The shares were issued subsequent to year end and are classified as stock subscribed in Stockholder's Equity. As of January 31, 2005 all stock subscribed was issued. 966,665 "B" Warrants were unexercised as of July 31, 2005 (See note I below).

As of October 31, 2004 and commensurate with the April 6, 2004 private placement filed under Form SB-2 with the SEC on June 8, 2004, the Company issued 1,999,999 shares of common stock in exchange for gross proceeds of $900,000. Each share issued in accordance with the private placement is entitled to one "A" Warrant with an exercise price of $0.60 per share. During the quarter ended July 31, 2005, 100,000 "A" Warrants were exercised resulting in gross proceeds of $60,000. 2,099,999 "A" Warrants were unexercised as of July 31, 2005 (See Note
I).

During the year ended October 31, 2004, the Company issued 621,206 shares of Common Stock in exchange for services with a total value of $315,154.

During the quarter ended April 30, 2005 and pursuant to the April 6, 2004 financing, which the board had previously in a resolution extended through April 1, 2005, the Company issued 200,000 shares of Common Stock in exchange for net proceeds of $81,000. Attached to this issuance were 200,000 Common Stock A Warrants with an exercise price of $0.60 per share. The Company received aggregate gross proceeds of $990,000 pursuant to the April 6, 2004 private placement. This private placement was closed effective April 1, 2005 and no additional proceeds will be received.

During the quarter ended April 30, 2005, three employees exercised their vested options by utilizing the option's cashless feature whereby the exercise price of the common stock received is paid for with a portion of the shares exercised and which shares are returned to the company as Treasury Stock in lieu of cash. In total, 111,875 options were exercised with 51,961 shares of common stock issued to the optionees and 58,664 shares of common stock issued in the name of Superclick with $25,981 recorded to Treasury Stock.

On March 3, 2005 the Board of Directors took the following actions:

Increased the employee stock option pool established by the employee stock option plan to 3,500,000 from 2,000,000.

Ratified John Glazik's options into the pool established by the employee stock option pool. On March 8, 2005 the company issued the following shares based upon the fair market value of $0.93 per share, or $27,612 to Directors for services rendered.

              Todd M. Pitcher                               6,250
              George Vesnaver                               4,688
              Hugh Renfro                                   4,688
              Jacobo Melcer                                 4,688
              Robert MacFarlane                             4,688
              Paul Gulyas                                   4,688
                                                           ------
              Total                                        29,690

As reported in the 8-K filed with the SEC on May 2, 2005:

On April 28, 2005, the Company and John Glazik mutually agreed to terminate Mr. Glazik's position as President and Chief Executive Officer and to close its executive offices in Dallas, Texas due to the Company's decision to relocate its administrative center to its operations in Montreal. Pursuant to Mr. Glazik's stock option grant, at the time of departure from the Company, 589,856 shares had vested. The remaining 294,928 shares available to Mr. Glazik according to the terms of the stock option grant were canceled.

On April 28, 2005, Superclick, Inc. and Claude Smith mutually agreed to terminate Mr. Smith's position as Chief Financial Officer and to close its executive offices in Dallas, Texas due to the

Company's decision to relocate its administrative center to its operations in Montreal. Pursuant to Mr. Smith's stock option grant, at the time of departure from the Company, 137,500 shares had vested. The remaining 162,500 shares available to Mr. Smith according to the terms of the stock option grant were canceled.

On May 7, 2005, pursuant to the April 6, 2004 financing, the Company issued 100,000 shares of Common Stock from the exercise of "A" Warrants in exchange for net proceeds of $60,000.

On June 20, 2005 the company issued the following shares at fair market value of $0.91 per share, or $23,491 to Directors for services rendered.

                Todd M. Pitcher                           5,434
                George Vesnaver                           4,076
                Hugh Renfro                               4,076
                Jacobo Melcer                             4,076
                Robert MacFarlane                         4,076
                Paul Gulyas                               4,076
                                                         ------
                Total                                    25,814

On July 21, 2005, the Company issued 1,500,000 shares of Common Stock to the shareholders of Hotel Net, LLC pursuant to the July 18, 2005 Letter of Intent. The shares were valued at fair market value of $0.64, or $960,000 (See Note M).

On July 28, 2005, the Company issued 25,000 shares of Common Stock for services from Treasury Stock at fair market value of $0.77 per share, or $19,250.

NOTE I - WARRANTS

At July 31, 2005 the Company had 2,199,999 "A" Warrants outstanding and 966,665 "B" Warrants entitling the holder thereof the right to purchase one common share for each warrant held as follows:

                            Exercise
 Warrant      Number of     Price Per    Expiration
  Class       Warrants      Warrant         Date
---------    ---------      --------     ----------

   B           386,666       $ 0.24           9/9/06
   B           193,333       $ 0.24          9/29/06
   B           193,333       $ 0.24         10/15/06
   B           193,333       $ 0.24         10/22/06
             ---------
               966,665

   A            55,555       $ 0.60          4/14/07
   A           444,444       $ 0.60          4/19/07
   A           100,000       $ 0.60          4/23/07
   A           100,000       $ 0.60          4/29/07
   A           100,000       $ 0.60          4/29/07
   A           100,000       $ 0.60          4/29/07
   A           100,000       $ 0.60           5/7/07
   A           200,000       $ 0.60          5/10/07
   A           100,000       $ 0.60          5/12/07
   A           100,000       $ 0.60          5/17/07
   A            11,000       $ 0.60          5/24/07
   A           100,000       $ 0.60          5/24/07
   A           200,000       $ 0.60           6/2/07
   A           100,000       $ 0.60          6/16/07
   A            89,000       $ 0.60          6/17/07
   A           200,000       $ 0.60          3/29/08
             ---------
Total        2,099,999

             3,066,664
             =========

NOTE J - STOCK INCENTIVE PLAN

On April 8, 2004, the Board of Directors of the Company adopted the 2004 Incentive Stock Option Plan. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

The total number of shares of Stock set aside for Awards may be granted under the Plan shall be 3,500,000 shares. The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award. The Plan was effective April 9, 2004 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

On March 4, 2004, the Company awarded its CEO a non-qualified stock option to purchase 884,784 shares of common stock of the Company at an exercise price of $.50 per share with an expiration date of March 3, 2010. The options vest and become exercisable at a rate of 38,866 per month over a twenty-four month period. On April 28, 2005, the Company and John Glazik mutually agreed to terminate Mr. Glazik's position as President and Chief Executive Officer and to close its executive offices in Dallas, Texas due to the Company's decision to relocate its administrative center to its operations in Montreal. Pursuant to Mr. Glazik's stock option grant, at the time of departure from the Company, 589,856 shares had vested. The remaining 294,928 shares available to Mr. Glazik according to the terms of the stock option grant were canceled.

On June 1, 2004, the Company awarded employees non-qualified stock options to purchase 720,000 shares of common stock of the Company at an exercise price of $.50 per share with an expiration date of June 1, 2010. The options vest and become exercisable at a rate of 90,000 per quarter over a twenty-four month period.

On September 1, 2004, the Company awarded its CFO a non-qualified stock option to purchase 300,000 shares of common stock of the Company at an exercise price of $.65 per share with an expiration date of September 1, 2010. The options vest and become exercisable at a rate of 12,500 per month over a twenty-four month period. On April 28, 2005, Superclick, Inc. and Claude Smith mutually agreed to terminate Mr. Smith's position as Chief Financial Officer and to close its executive offices in Dallas, Texas due to the Company's decision to relocate its administrative center to its operations in Montreal. Pursuant to Mr. Smith's stock option grant, at the time of departure from the Company, 137,500 shares had vested. The remaining 162,500 shares available to Mr. Smith according to the terms of the stock option grant were canceled.

On December 8, 2004, the Company awarded employees non-qualified stock options to purchase 125,000 shares of common stock of the Company at an exercise price of $.60 per share with an expiration date of December 7, 2011. The options vest and become exercisable at a rate of 15,625 per quarter over a twenty-four month period.

On December 31, 2003, the Board of Directors of the Company adopted the 2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of Options, Restricted Stock, and/or Deferred Stock to an Awardee. The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any awarded shares are forfeited, they become available for future issuance. An annual aggregate limit of 300,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director.

The Stock Incentive Plan shall have a duration of ten years commencing on January 1, 2004. Awardees are defined as a director to whom an award is made. An eligible director is any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten years from the Date of Grant. The Option Price shall be the Fair Market Value of Superclick, Inc. Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the date of grant. Shares purchased upon exercise of an Option must be paid for in cash and in full at the time of exercise. Neither the Committee on Directors and Governance nor the Board of Directors may re-price any Option that is less than the option exercise price. Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock.

The following table summarizes the Company's stock option activity for the quarter ended July 31, 2005:

                                                             2005
                                                 ---------------------------
                                                            Weighted Average
                                                  Shares     Exercise Price
                                                 ---------  ----------------

Outstanding at beginning of period               1,917,909        $0.56
Granted                                                 --           --
Exercised                                               --           --
Forfeited                                          457,428         0.55
                                                 ---------        -----
Outstanding at end of quarter                    1,460,481        $0.52
                                                 =========        =====
Options exerciseable at quarter end              1,041,939
                                                 =========

The following table summarizes information about the Company's stock options outstanding at July 31, 2005:

                     Options Outstanding                  Options Exercisable
           ---------------------------------------   --------------------------
             Number       Weighted      Weighted                     Weighted
Range of   Outstanding     Average       Average                      Average
Exercise   At July 31,   Contractural   Exercise        Number       Exercise
 Prices       2005       Life (years)     Price       Outstanding      Price
---------  -----------  ------------  ------------   ------------  ------------
$    0.50      589,856             -        $ 0.50        589,856        $ 0.50
     0.50      608,125          0.84          0.50        278,125          0.50
     0.65      137,500             -          0.65        137,500          0.65
     0.60      125,000          1.36          0.60         36,458          0.60
---------  -----------  ------------  ------------   ------------  ------------
Total        1,460,481          0.92        $ 0.52      1,041,939        $ 0.52
           ===========  ============  ============   ============  ============

The Company accounts for stock options utilizing the intrinsic value method for fixed awards under the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Previously, the Company valued its options according to the variable method due to the "cashless exercise" option contained in its option grants. However, effective

June 1, 2005, the Company's Board of Directors resolved to eliminate the "cashless exercise" provision thereby allowing the company to account for its outstanding options according to the fixed method. Accordingly, compensation cost is measured as the excess, if any, of the quoted market price of the Company's stock at the end of each reporting period over the amount an employee must pay to acquire the stock, amortized over the vesting period. During the three and nine months ended July 31, 2005, the Company recognized compensation expense of $88,708 and $228,472, respectively. To date the Company has recognized compensation expense in the amount of $363,294.

The following information is provided in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." If the compensation cost for these plans had been determined based on the fair value at the grant dates for awards consistent with the method of SFAS Statement 123, the pro forma effect on the Company's net loss per share for the three months ended July 31, 2005 would have been:

                                                                      Ended
                                                  Ended           July 31, 2004
                                              July 31, 2005        (Restated)
                                            ----------------    ----------------
Net loss as reported                            ($   431,450)      ($   237,458)
Pro forma                                       ($   448,974)      ($   294,204)
Net loss per share, as reported                 ($     0.017)      ($     0.010)
Pro forma                                       ($     0.018)      ($     0.012)

No options were granted during the quarter ended July 31, 2005.

NOTE K - RELATED PARTY TRANSACTION

During the year ended October 31, 2004 the Board of Directors passed a resolution to compensate its Board members for service on the Board ("Non-Employee Director's Compensation"). Pursuant to the terms of the resolution, the Company pays each of its non-employee directors stock in lieu of $15,000 annual fees, with piggy-back registration rights, based on the price of the stock at close on the first day of trading in the new fiscal year. Also pursuant to the terms of the resolution, the Company pays its Chairman of the Board stock in lieu of $20,000 annual fees, with piggy-back registration rights. The stock is issued in equal parts on a quarterly basis. During the year ended October 31, 2004, the Company awarded 296,206 restricted shares of its common stock to directors totaling $197,154.

The Chairman of the Board of the Company, provides consulting services to the Company and is presently serving as interim Chief Financial Officer and Principal Accounting Officer, in exchange for monthly compensation of $5,000 and related expenses, in addition to the stock awarded to Board members for service on the Board as mentioned above. Subsequent to year end the stock compensation of the Chairman was increased from $15,000 to $20,000 annually.

During the year ended October 31, 2004 the Company paid for services to companies with affiliations to certain Board of Director members. The Company paid for public relations, investor relations and marketing services to two companies with whom the Chairman of the Board is affiliated. Total compensation to these two companies was $47,995 in cash and 250,000 shares of common stock valued at $62,500. Additionally, the Company paid for administrative services to a company affiliated with one of its Board members totaling $19,720. Finally, a former officer and member of the Board were compensated in the form of stock for consulting services rendered totaling $55,500.

During the year ended October 31, 2004, the Company engaged in a business relationship resulting in sales of approximately $570,000 to a company whose IT Director also served as a member of the Board of Directors of the Company during the fiscal year.

During the year ended October 31, 2003, and prior to the acquisition, three shareholders of Superclick Networks, Inc. (SNI) converted preferred shares of Superclick Networks into debt and then cancelled the debt. Superclick Networks recognized a gain of $169,441 on the loan forgiveness.

NOTE L - COMMITMENTS

On October 1, 2004 the Company began a lease for office space. The lease extends through September 30, 2009 at a rate of $4,082 per month. The Company has also entered into non-cancelable operating leases for office equipment, computers and a vehicle at monthly payments of $634. Future lease payments under these operating leases are as follows:

Year Ended October 31,
      2005                   $ 14,148
      2006                     55,484
      2007                     55,011
      2008                     52,937
      2009                     48,525
                             --------
                             $226,105
                             ========

The Company incurred $12,246 in rent expense during the three months ended July 31, 2005.

We do not maintain any long-term or exclusive commitments or arrangements to purchase merchandise from any single supplier.

NOTE M - SUBSEQUENT EVENTS

As filed on July 20, 2005 with the Securities and Exchange Commission on Form 8-K, on July 18, Superclick, Inc., a corporation formed under the laws of the State of Washington (the "Company"), and Hotel Net., a limited liability corporation formed under the laws of the State of Georgia and the stockholders of Hotel Net ("Hotel Net Stockholders") entered into a binding letter of intent ("LOI") providing for the acquisition of Hotel Net (the "Hotel Net Shares") from the Hotel Net Stockholders.

Hotel Net is installed in more than 20,000 hotel rooms in more than 160 hotels throughout North America.

Consummation of the transaction is subject to a number of conditions, including:

The execution of a definitive agreement;

The delivery to the Company of fully executed releases by all Hotel Net Stockholders to the effect that no such Hotel Net Stockholder is owed any form of payment or other obligation by Hotel Net in addition to the terms set forth in the binding LOI;

Completion of a satisfactory due diligence investigation by both parties;

The entry into certain employment agreements by and among the Company and certain stockholders of Hotel Net; and

Definitive approval by the board of directors of the Company of the Purchase Agreement and all transactions and developments contemplated thereby.

As filed on August 8, 2005 with the Securities and Exchange Commission on Form 8-K, On August 1, 2005, we entered into a securities purchase agreement (the "Agreement") with Chicago Venture Partners, L.P. (the "Investor"), pursuant to which the Investor agreed to loan the Company the principal amount of $1,750,000, out of an aggregate principal amount of $2,250,000 being loaned by all investors. The closing for the remaining $500,000 will be held within 30 days of the initial closing. The Company intends to use the net proceeds for general corporate purposes.

The investment is evidenced by a combination of senior secured and unsecured convertible debentures (collectively, "Debentures") with an interest rate of 9% per annum, payable quarterly at the option of the Company in cash or stock (if there is an effective registration statement). The interest Rate adjusts to 12% at maturity, or twelve months from the closing date.

Prior to maturity, the Debentures are convertible into the Company's common stock at a conversion price equal to 70% of the average closing bid price of the Company's common stock for the 45 trading days preceding a conversion date. If the closing bid price for the stock is less than $0.50 on a day on which the Investor converts, then during that calendar month the Investor will only be permitted to convert principal and interest in an aggregate amount of up to $175,000. This $175,000 limitation would not apply in the event that the closing bid price on such conversion date is at least 150% of the average closing bid price for the ten trading days immediately prior to such conversion. Notwithstanding the foregoing, the Conversion Price during the pre-maturity period shall not be less than $.30 per share.

In connection with the transaction, we agreed to issue to the Investor warrants for the purchase of common stock of the Company equal to 25% of the shares issuable upon conversion of the Debentures at the conversion price on the closing date. These warrants have a five-year term and the exercise price have the same pricing mechanism as the conversion price of the debentures described above. In addition, the Company agreed to issue to the Investor a separate warrant for the purchase of shares of common stock equal to the number of shares into which a prepaid portion of the Debentures is convertible, at an exercise price equal to $.0006 per share.

In connection with the transaction, we entered into a registration rights agreement, under which we agreed to register the shares issuable upon conversion of the debentures and upon exercise of the warrants. The principals of the Company also agreed to enter into lock-up agreements until the earlier of (1) the date on which there are no outstanding Debentures, and (2) 180 days after the effective date.

Copies of the Agreement, the form of the Debentures, the form of the warrants, and the form of the registration rights agreements are filed as exhibits to this Form 8-K.

As filed on September 6, 2005, the Company closed its definitive agreement to purchase 100% of the membership interest of Hotel Net LLC. Pursuant to the terms of the definitive agreement, the Company will pay Hotel Net $450,000 in cash upon the execution of the definitive agreement for the benefit of Hotel Net shareholder's and repayment of noteholder's, and 2,750,000 shares of its restricted common stock. Within 120 days from the closing date of the acquisition, the Company will pay Hotel Net's shareholders an additional $350,000 in cash. In addition, and pursuant to the terms of the definitive agreement certain founding members of Hotel Net will enter into an "earn-out" with the Company wherein if it meets certain sales objectives within the first year from the closing date of the acquisition, it will receive up to 2,000,000 additional shares of restricted common stock and $200,000 in cash.

NOTE N - PRIOR YEAR RESTATEMENT

The three and nine months ended July 31, 2004 were restated on FORM 10-QSB/A filed with the commission on January 18, 2005. That restatement included 75,000 shares issued for services valued at $55,500 not previously recorded, a reclassification to common stock subscribed from the common stock and additional paid in capital accounts where the company received $232,000 for the purchase of 966,665 shares of common stock, a $45,140 increase to cost of goods sold for a sale recorded in the period without the proper inventory reduction having been recognized, and a cumulative translation gain of $772. The net result of the restatement resulted in an increase to accumulated deficit of $99,868.

We have added an adjustment to the previous restatement to reflect a decrease in maintenance revenue for that portion of maintenance revenue originally recorded that should have been deferred and recognized over the life of the maintenance period, which is typically 12 months. For the three and nine months ended July 31, 2004, the net result of the both restatements resulted in an increase to accumulated deficit of $183,018 and $201,087, respectively.

The following information presents the impact of the non-cash expense discussed above, the reclassification to common stock subscribed of $232,000 from common stock and additional paid in capital, and the $45,140 increase in cost of goods sold and reduction of inventory and cumulative translation gain of $772, on the Company's financial information as originally reported for the three and nine months ended July 31, 2004:

We have restated the three and nine months ending July 31, 2004.

The following condensed information presents the impact of the decrease in maintenance revenue as discussed above and the restatement of the Consolidated Statement of Operations, Consolidated Statements of Comprehensive Income (Loss) and Consolidated Statement of Cash Flows on the Company's financial information as originally reported for the three and nine months ended July 31, 2004:

SUPERCLICK, INC.
(A Development Stage Company)
Unaudited Consolidated Statements of Operations
For the Three and Nine Months Ended July 31, 2004 (Restated)
================================================================================

                                       Three Months Ended                                     Nine Months Ended
                                             July 31,                                               July 31,
                          -----------------------------------------------       -----------------------------------------------
                             2004               2004             2004              2004              2004              2004
                          -----------       -----------       -----------       -----------       -----------       -----------
                          (Originally                                           (Originally
                           reported)         (Restated)      (Difference)        reported)        (Restated)        (Difference)
Net sales                 $   804,701       $   683,809       $  (120,892)      $ 1,420,891       $ 1,226,436       $  (194,455)
Services                           --            37,742            37,742                --            93,236            93,236
                          -----------       -----------       -----------       -----------       -----------       -----------
     Total revenue            804,701           721,551           (83,150)        1,420,891         1,319,672          (101,219)
Cost of goods sold            453,322           497,690            44,368           862,617           906,985            44,368
                          -----------       -----------       -----------       -----------       -----------       -----------
Gross profit                  351,379           223,861          (127,518)          558,274           412,687          (145,587)

Total expenses                405,819           461,319            55,500         1,156,164         1,211,664            55,500
                          -----------       -----------       -----------       -----------       -----------       -----------
Loss from operations          (54,440)         (237,458)         (183,018)         (597,890)         (798,977)         (201,087)

NET EARNINGS (LOSS)       $   (54,440)      $  (237,458)      $  (183,018)      $  (597,890)      $  (798,977)      $  (201,087)
                          ===========       ===========       ===========       ===========       ===========       ===========

SUPERCLICK, INC.
(A Development Stage Company)
Unaudited Consolidated Statements of Comprehensive Income (Loss)
For the Three and Nine Months Ended July 31, 2004 (Restated)
================================================================================

                                                      Three Months Ended                            Six Months Ended
                                                           April 30,                                   April 30,
                                        -----------------------------------------       -----------------------------------------
                                          2004            2004            2004            2004            2004            2004
                                        ---------       ---------       ---------       ---------       ---------       ---------
                                        (Originally                                    (Originally
                                         reported)       (Restated)     (Difference)     reported)       (Restated)     (Difference)
Net gain/(loss)                         $ (54,440)      $(237,458)      $(183,018)      $(597,890)      $(798,977)      $(201,087)

Other comprehensive income (loss)              --              --              --              --              --              --

         Foreign currency
            translation adjustment         57,892          57,892              --          33,426          33,426              --
                                        ---------       ---------       ---------       ---------       ---------       ---------
Net comprehensive (loss)                $   3,452       $(179,566)      $(183,018)      $(564,464)      $(765,551)      $(201,087)
                                        =========       =========       =========       =========       =========       =========

SUPERCLICK, INC.
(A Development Stage Company)
Unaudited Consolidated Statements of Cash Flows
For the Three and Nine Months Ended July 31, 2004 (Restated)
================================================================================

                                                            Three Months Ended                         Nine Months Ended
                                                                 July 31,                                  July 31,
                                                  -------------------------------------     ---------------------------------------
                                                     2004          2004          2004          2004          2004           2004
                                                  -----------   -----------   ---------     -----------   -----------   -----------
                                                  (Originally                              (Originally
                                                    reportd)     (Restated)   (Difference)   reported)     (Restated)   (Difference)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                      $   (54,440)  $  (237,458)  $  (183,018)  $  (597,890)  $  (798,977)  $  (201,087)
    Adjustments to reconcile net loss
       to net cash used by operating activities:
       Depreciation                                     5,693         5,693            --        12,385        12,385            --
       Amortization
       Compensation expense on intrinsic value
          of options issued                            34,236        34,236            --        38,439        38,439            --
       Stock issued for services
       License impairment agreement
       Write down of goodwill
       Deferred tax benefit
       Abandonment of furniture and equipment
       Loss on investment
CHANGES IN CURRENT ASSETS AND CURRENT
    LIABILITIES: (Net of effect of acquisition)
    (Increase) decrease in current assets:
       Accounts receivable                           (366,933)     (366,933)           --      (741,900)     (741,900)           --
       Other receivables                              (14,458)      (14,458)           --       (38,456)      (38,456)           --
       Prepaid expenses                                12,459        12,459            --       (19,269)      (19,269)           --
       Inventory                                      (62,114)      (17,745)       44,368      (106,983)      (62,614)       44,368
    Increase (decrease) in current liabilities:
       Accounts payable and accrued expenses          115,879       115,879            --       263,895       263,895            --
       Accrued payroll                                (21,239)      (21,239)           --       (50,998)      (50,998)           --
       Accrued other                                   13,875        13,875            --        33,346        33,346            --
       Deferred revenue                                    --        83,150        83,150                     101,219       101,219
                                                  -----------   -----------   -----------   -----------   -----------   -----------
       NET CASH USED FOR OPERATING ACTIVITIES        (337,041)     (392,540)      (55,500)   (1,207,432)   (1,262,931)      (55,500)
CASH FLOWS FROM INVESTING ACTIVITIES:
       Stock issued for acquisition of subsidiary          --            --            --            --            --            --
       Acquisition of furniture and equipment         (57,814)      (57,814)           --       (85,554)      (85,554)
                                                  -----------   -----------   -----------   -----------   -----------   -----------
       NET CASH USED FOR INVESTING ACTIVITIES         (57,814)      (57,814)           --       (85,554)      (85,554)           --
CASH FLOWS FROM FINANCING ACTIVITIES:
       Sale of common stock                           445,490       500,990        55,500     1,693,009     1,748,509        55,500
       Repayment of Note payable                           --            --            --       (23,143)      (23,143)
                                                  -----------   -----------   -----------   -----------   -----------   -----------
       NET CASH PROVIDED  BY FINANCING ACTIVITIES     445,490       500,990        55,500     1,669,866     1,725,366        55,500

    EFFECT OF EXCHANGE RATE CHANGES ON CASH            42,002        42,002            --        29,855        29,855            --
NET INCREASE (DECREASE) IN CASH                        92,638        92,638            --       406,736       406,736            --
CASH, beginning of period                             333,421       333,421            --        19,323        19,323            --
CASH acquired                                              --            --            --            --            --            --
                                                  -----------   -----------   -----------   -----------   -----------   -----------
CASH, end of period                               $   426,059   $   426,059   $        --   $   426,059   $   426,059   $        --
                                                  ===========   ===========   ===========   ===========   ===========   ===========

    Interest paid                                 $        --   $        --   $        --   $        --   $        --   $        --
    Taxes paid                                    $        --   $        --   $        --   $        --   $        --   $        --

Other non-cash investing and financing
  activities:
    Shares issued for services                    $   240,019   $   240,019   $        --   $   240,019   $   240,019   $        --
    Shares issued for acquisition                 $        --   $        --   $        --   $     2,071   $     2,071   $        --

                                 SUPERCLICK USA
                            (FORMERLY HOTEL NET LLC)

                     REPORT ON AUDIT OF FINANCIAL STATEMENTS

                      YEARS ENDED AUGUST 31, 2005 AND 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Superclick USA
(formerly Hotel Net LLC)

We have audited the accompanying balance sheet Superclick USA (formerly Hotel Net LLC) (the "Company"), as of August 31, 2005 and the related statements of operations, member's equity (deficit) and cash flows for the years ended August 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Superclick USA (formerly Hotel Net LLC) as of August 31, 2005 and the related statements of operations, member's equity (deficit), and cash flows for the year ended August 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                Bedinger & Company
                                                Certified Public Accountants
                                                Concord, California
                                                September 1, 2005

Superclick USA
(Formerly Hotel Net LLC)
BALANCE SHEET (Audited)
AUGUST 31, 2005
================================================================================

ASSETS

CURRENT ASSETS

     Cash                                                           $   448,412
     Accounts receivable                                                180,539
     Inventory (Note B)                                                  27,130
                                                                    -----------
                                                                        656,081

     Furniture & Equipment (net) (Note C)                                26,023
     Deposit                                                              2,123
                                                                    -----------
        TOTAL ASSETS                                                $   684,227
                                                                    ===========

CURRENT LIABILITIES

     Accounts Payable & Accrued Expenses (Note D)                       408,439
     Due to Related Parties (Note F)                                    215,535
     Notes Payable (Note E)                                              84,275
     Due to Superclick (Note I)                                         450,000
                                                                    -----------
        TOTAL LIABILITIES                                             1,158,249

EQUITY

     Members Capital                                                    127,600
     Retained Earnigs (deficit)                                        (601,622)
                                                                    -----------
        TOTAL EQUITY                                                   (474,022)
                                                                    -----------
     TOTAL LIABILITIES AND EQUITY                                   $   684,227
                                                                    ===========

                       See Notes to Financial Statements

Superclick USA
(Formerly Hotel Net LLC)

                            STATEMENTS OF OPERATIONS
                      YEARS ENDED AUGUST 31, 2005 AND 2004

                                                          Year Ended
                                                          August 31,
                                                   ----------------------------
                                                      2005             2004
                                                   -----------      -----------
REVENUES
       Sales                                       $   972,930      $   420,540
       Support revenue                                 287,371           68,574
       Other                                            72,398            1,294
                                                   -----------      -----------
            Total revenue                            1,332,699          490,408

COSTS OF GOODS SOLD
       Labor and material                              856,427          401,299
       Support                                         291,878           75,997
       Other                                                --           20,000
                                                   -----------      -----------
            Total cost of goods sold                 1,148,305          497,296

GROSS PROFIT(LOSS)                                     184,394           (6,888)

       Personnel costs                                  72,467           17,774
       Contract labor                                  199,764           70,500
       Telephone                                        32,313           17,884
       Marketing & promotion                            24,284           45,559
       Occupancy                                        23,357            7,619
       Travel, meals & entertainment                    73,427           23,503
       Insurance                                        18,310            1,069
       Office expenses                                  11,850            8,797
       Legal and professional fees                      37,317           30,500
       Consultants                                      15,280               --
       Postage & delivery                               13,841            9,392
       Interest expense                                  2,588               --
       Depreciation                                      4,424               --
       Web hosting service                               3,620            2,204
       Other                                             4,457            4,441
                                                   -----------      -----------
TOTAL EXPENSES                                         537,299          239,242
                                                   -----------      -----------
       NET INCOME (LOSS)                              (352,905)        (246,130)

ACCUMULATED DEFICIT, BEGINNING                        (248,717)          (2,587)
                                                   -----------      -----------
       ACCUMULATED DEFICIT ENDING                  $  (601,622)     $  (248,717)
                                                   ===========      ===========

                       See Notes to Financial Statements

SUPERCLICK USA
(FORMERLY HOTEL NET LLC)
STATEMENTS OF MEMBER'S EQUITY
FOR THE YEARS ENDED AUGUST 31, 2005 AND 2004
================================================================================

                                                                        Total
                                       Member's        Retained        Member's
                                        Capital        Earnings         Equity
                                       ---------      ---------       ---------

August 31, 2003                           32,048         (2,587)         29,461
      Member contributions                86,552                         86,552
      Net loss                                         (246,130)       (246,130)
                                       ---------      ---------       ---------
August 31, 2004                        $ 118,600      $(248,717)      $(130,117)
      Member contributions                 9,000                          9,000
      Net loss                                         (352,905)       (352,905)
                                       ---------      ---------       ---------
August 31, 2005                        $ 127,600      $(601,622)      $(474,022)
                                       =========      =========       =========

                       See Notes to Financial Statements

Superclick USA
(Formerly Hotel Net LLC)
STATEMENTS OF CASH FLOWS
(NET OF EFFECT OF ACQUISITION)
YEARS ENDED AUGUST 31, 2005 AND 2004
================================================================================

                                                          Year Ended August 31,
                                                        -----------------------
                                                          2005          2004
                                                        ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                           $(352,905)    $(246,130)
     Adjustments to reconcile net loss
       to net cash used by operating activities:
          Depreciation                                      4,424            --
CHANGES IN CURRENT ASSETS AND CURRENT
     LIABILITIES:
     (Increase) decrease in current liabilities:
          Accounts receivable                              51,612       (48,992)
          Inventory                                        31,317       (58,447)
          Deposit                                              --         2,123
     Increase (decrease) in current liabilities:
          Accounts payable and accrued expenses           121,152       116,238
          Due to related parties                           65,363       150,172
          Due to Superclick                               450,000            --
                                                        ---------     ---------
     Net Cash (Used) Provided by Operating Activities     370,963       (85,036)

CASH FLOWS FROM INVESTING ACTIVITIES:
          Acquisition of furniture and equipment          (23,188)       (7,259)
                                                        ---------     ---------
     Net Cash (Used) Provided by Investing Activities     (23,188)       (7,259)

CASH FLOWS FROM FINANCING ACTIVITIES:
          Issuance of notes payable                        84,275            --
          Increase in members capital                       9,000        96,459
                                                        ---------     ---------
     Net Cash Provided by Financing Activities             93,275        96,459
NET INCREASE (DECREASE) IN CASH                           441,050         4,164
CASH, beginning of period                                   7,362         3,198
                                                        ---------     ---------
CASH, end of period                                     $ 448,412     $   7,362
                                                        =========     =========

See Notes to Financial Statements

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Superclick USA (formerly Hotel Net LLC) (the Company) is in the business of providing and installing broadband high speed Internet connection equipment and IP ("Internet Protocol") infrastructure management systems with 24x7x365 help desk support primarily to hotels. The Company commercialized its initial Internet access management products in 2003. Hotel Net is installed in more than 20,000 hotel rooms in more than 160 hotels throughout North America.

Hotel Net was formed as a limited liability corporation under the laws of the State of Georgia in 2002.

Summary of Significant Accounting Principles

Basis of Presentation

The financial statements include the accounts of Superclick USA (formerly Hotel Net LLC) under the accrual basis of accounting.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable. The Company evaluates receivables on a regular basis for potential reserve.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the average costing method. Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.

Property and equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

Depreciation is provided using the straight-line method. It is calculated over recovery periods as prescribed by management that range from 3 years for equipment to 5 years for furniture.

Long-lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Revenue recognition policy

Revenue from the sale of Internet high speed connection equipment is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the delivery and installation of the equipment to the customer.

Maintenance and support revenue is recognized ratably over the maintenance term. First-year maintenance typically is sold with the related software license and renewed on an annual basis thereafter. The Company bills clients monthly for maintenance and support. Ongoing maintenance and support obligations are based on separate sales of renewals to other customers or upon renewal rates quoted in the contracts. For such arrangements with multiple obligations, the Company allocates revenue to each component of the arrangement based on the estimated fair value of the undelivered elements or on rates quoted in the contracts. Fair value of services, such as consulting or training, is based upon separate sales of these services. The Company at times may enter into multiple-customer contracts in which the Company allocates revenue based on the number of specified users at each customer, and recognizes revenue upon customer acceptance and satisfying the other applicable conditions of the above described accounting policy.

Shipping and handling costs

The Company's policy is to classify shipping and handling costs as selling, general and administrative expenses.

Advertising

The Company expenses all advertising costs as incurred. For the years ended August 31, 2005 and 2004 the Company incurred approximately $24,284 and $45,559 in advertising expenses, respectively.

Income taxes

Up to the date of Acquisition Hotel Net LLC was a not a tax paying entity for federal or state income tax purposes and thus no provision for income taxes was recognized. The partners of the Limited Liability Corporation paid tax individually based on their portion of ownership.

Impact of accounting standards

In December 2003, the FASB issued SFAS 132r, Employers' Disclosures about Pensions and Other Postretirement Benefits--an amendment of FASB Statements No. 87, 88, and 106. SFAS 132r revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, Employers' Accounting for Pensions, No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. This Statement retains the disclosure requirements contained in FASB Statement No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The adoption of SFAS 132r did not have any impact on the Company's financial condition or results of operations.

In December 2003, the FASB issued FIN No. 46R, "Consolidation of Variable Interest Entities." This requires that the assets, liabilities and results of the activity of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether an entity should be consolidated based on voting interest or significant financial support provided to it. The adoption of FIN No. 46R did not have any impact on the Company's financial condition or results of operations.

In November 2004, the FASB issued SFAS 151, Inventory Costs--an amendment of ARB No. 43, Chapter 4. The Statement amends the guidance of ARB No. 43, Chapter 4, Inventory Pricing, by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The adoption of SFAS 151 did not have any impact on the Company's financial condition or results of operations.

In December 2004, the FASB issued a revision to SFAS 123 (revised 2004), Share-Based Payment. The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statements eliminates the alternative method of accounting for employee share- based payments previously available under

APB 25. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.
In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occuring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets-amendment of APB Opinion No. 29". Statement 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transaction that do not have commercial substance, defined as transaction that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occuring after June 15, 2005. The Company does not believe that this recent accounting pronouncement will have a material impact on their financial position or results of operations.

Concentrations of credit risk

The Company performs ongoing credit evaluations of its customers. For the year ended August 31, 2005, three customers individually accounted for 55% of sales (30%, 13%, and 12%). Three customers represented 52% (26% 14% and 12%) of accounts receivable for the year ended August 31, 2005.

For the year ended August 31, 2004, two customers individually accounted for 54% of sales (43% and 11%).

Disclosure about Fair Value of Financial Instruments

The Company estimates that the fair value of all financial instruments at August 31, 2005 and 2004, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE B - INVENTORY

Inventory is comprised of computer equipment and is stated at the lower of cost or market, as determined using the first in, first out method. The following table represents the major components of inventory at August 31, 2005.

                Computer equipment                                     $ 27,130
                                                                       ========

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at August 31, 2005:

                Furniture & fixtures                                $ 6,753
                Computer hardware                                    23,694
                                                                    -------
                                                                     30,447
                Accumulated depreciation                             (4,424)
                                                                    -------
                Fixed assets, net                                   $26,023
                                                                    =======

Depreciation expense for the years ended August 31, 2005 and 2004 was $4,424 and $0, respectively.

NOTE D - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at August 31, 2005 consist of the following

Payables to vendors                                                 $ 397,640
Accrued sales tax payable                                              10,799
                                                                    ---------
                                                                    $ 408,439
                                                                    =========

NOTE E - NOTES PAYABLE

Notes payable at August 31, 2005 are as follows:

Related party unsecured demand note payable to
Chintu Patel, bearing interest at 0% per annum.
The interest, if imputed, would be immaterial to
the financial statements taken as a whole.                          $  50,000

Unsecured line of credit, bearing interest at 7% per annum.
Maximum credit available is $40,000. Origination date of
3/1/2005.
                                                                    ---------
                                                                    $  84,275
                                                                    =========

NOTE F - DUE TO RELATED PARTIES

Related party advances at August 31, 2005 are as follows:

Advance from:

                   Chintu Patel                                         $ 49,593


                   Anil Patel                                             26,041


                   Vimal Patel                                             7,401


                   Bella Investments                                      47,500

                   Nitin Shah                                             50,000
                   Chetan Patel                                           35,000
                                                                        --------
                                                                        $215,535
                                                                        ========

During the year ended August 31, 2005 the partners of the Company and one other related party advanced funds to the Company for use in supporting operations. The funds were advanced without interest. The interest, if imputed, would be immaterial to the financial statements taken as a whole. Furthermore, the funds are to be repaid with the proceeds from the acquirer, Superclick, Inc. (See Acquisition footnote).

NOTE G - COMMITMENT

The Company leases office and warehouse space at a rate of $6,396 per month with lease terms extending through April 30, 2005. Future lease payments under this operating lease are as follows:

                                              Year Ending August 31,
                                            2005                25,584

The Company incurred $23,357 and $7,619 in rent expense during the years ended August 31, 2005 and 2004, respectively.

NOTE H - MEMBER'S CAPITAL

Members Capital at August 31, 2005 consisted of the following:

Anil Patel                                       $  6,700
Chirag Patel                                       31,700
Vimal Patel                                         6,700
Bella Investments                                  57,500
Dipan Patel                                        25,000
                                                 --------
                                                 $127,600
                                                 ========

NOTE I - GOING CONCERN AND MANAGEMENT'S PLANS

The Company has suffered recurring losses from operations since inception. In addition, the Company has yet to generate an internal cash flow from its business operations. These factors give raise substantial doubt about its ability to continue as a going concern.

Management's plans with regard to these matters encompass the following actions:
1) obtain funding form new investors to alleviate the Company's working deficiency, and 2) implement a plan to generate sales. The Company's continued existence is dependent upon its ability to resolve its liquidity problems and increase profitability in its current business operations. However, the outcome of management's plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainty.

NOTE J - ACQUISITION BY SUPERCLICK, INC.

As filed by Superclick, Inc. on July 20, 2005 with the Securities and Exchange Commission on Form 8-K, on July 18, Superclick, Inc., a corporation formed under the laws of the State of Washington (the "Company"), and Hotel Net, a limited liability corporation formed under the laws of the State of Georgia and the stockholders of Hotel Net ("Hotel Net Stockholders") entered into a binding letter of intent ("LOI") providing for the acquisition of Hotel Net (the "Hotel Net Shares") from the Hotel Net Stockholders.

Consummation of the transaction is subject to a number of conditions, including:

o     The execution of a definitive agreement;

o The delivery to the Company of fully executed releases by all Hotel Net Stockholders to the effect that no such Hotel Net Stockholder is owed any form of payment or other obligation by Hotel Net in addition to the terms set forth in the binding LOI;

o     Completion of a satisfactory due diligence investigation by both parties;

o The entry into certain employment agreements by and among the Company and certain stockholders of Hotel Net; and

o Definitive approval by the board of directors of Superclick, Inc. of the Purchase Agreement and all transactions and developments contemplated thereby.

As filed on September 6, 2005, the Company closed its definitive agreement to purchase 100% of the membership interest of Hotel Net LLC as of August 31, 2005. Pursuant to the terms of the definitive agreement, the Company will pay Hotel Net $450,000 in cash upon the execution of the definitive agreement for the benefit of Hotel Net shareholder's and repayment of noteholder's, and 2,750,000 shares of its restricted common stock. Within 120 days from the closing date of the acquisition, the Company will issue individual notes amounting to $350,000 to Hotel Net's shareholders. These notes are due January 1, 2006 plus accrued interest thereon. In addition, and pursuant to the terms of the definitive agreement certain founding members of Hotel Net will enter into an "earn-out" with the Company wherein if it meets certain sales objectives within the first year from the closing date of the acquisition, it will receive up to 2,000,000 additional shares of restricted common stock and $200,000 in cash.

As of the date of this report the Company had received $450,000 in cash from Superclick, Inc.

NOTE K - SUBSEQUENT EVENT

Subsequent to year end Superclick, Inc. has issued 2,750,000 shares to the shareholders' of Superclick USA (formerly Hotel Net LLC).

                   Unaudited Consolidated Pro Forma Financial Statements
                         for the nine month period ended
                        July 31, 2005 and July 31, 2004

Unaudited Pro Forma Consolidating Financial Statements

Superclick Inc. (the Company), a publicly traded company listed on the OTC Bulletin Board, was incorporated in the state of Washington. HotelNet, LLC (Hotel) is a limited liability corporation formed under the laws of the State of Georgia.

On July 18, 2005, the Company and the stockholders of Hotel entered into a binding letter of intent (LOI) providing for the acquisition of Hotel by the Company in a step transaction.

Under the terms of the purchase agreement, as filed on September 6, 2005, the Company agreed to purchase 100% of the membership interest of Hotel as of August 31, 2005. Pursuant to the terms of the agreement, the Hotel shareholders and noteholders received $450,000 in cash in exchange for their membership interests and payment of certain related liabilities. In addition the shareholders are to receive 2,750,000 shares of the Company's restricted common stock. Within 120 days from the closing date of the acquisition, the Company will issue notes amounting to $350,000 to Hotel's former shareholders. These notes are due January 1, 2006 plus accrued interest thereon. In addition, certain founding members of Hotel entered into an "earn-out" with the Company wherein if certain sales objectives are met within one year they will receive up to 2,000,000 additional shares of restricted common stock and $200,000 in cash.

The following summarized consolidated pro forma balance sheets and statements of revenue and expenses assumes the acquisition occurred as of November 1, 2003 (the most recent audited year-end financial statements of the Company) and November 1, 2004 and for the periods November 1, 2004 through July 31, 2005 and November 1, 2003 through July 31, 2004. The unaudited pro forma consolidating financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidating financial statements do not purport to represent what the results of operations actually would have been if the events described had occurred as of the dates indicated or what such results will be for any future periods.

Superclick, Inc.
Consolidated Pro Forma Balance Sheet (unaudited)
July 31, 2005
================================================================================

                                           HotelNet, LLC   Superclick, Inc.                    July 31, 2005
                                              July 31,        July 31,          Pro Forma       Pro Forma
                                               2005            2005              Entries       Consolidated
                                            -----------     -----------        -----------     -----------
Cash                                        $     6,012     $    53,729(1)     $  (450,000)    $  (390,259)
Accounts receivable                             307,183         536,245                            843,428
Inventory and other current assets               39,773         219,481                            259,254
Property and equipment, net                      28,253         143,956                            172,209
Other non-current assets                          2,123          35,281                             37,404
Goodwill                                                        960,000(3)       1,535,171       2,495,171
                                            -----------     -----------        -----------     -----------
      Total assets:                         $   383,344     $ 1,948,692        $ 1,085,171     $ 3,417,207
                                            ===========     ===========        ===========     ===========

CURRENT LIABILITIES:
Accounts payable and accrued liabilites     $   453,605     $   480,700(2)     $   (22,590)    $   911,715
Deferred revenue                                                188,712                            188,712
Due (from) to related entity                                                                            --
Notes payable                                    84,275                (2)         (84,275)             --
Notes payable to related parties                215,535                (2)        (215,535)             --
Notes payable to former shareholders
  of HotelNet, LLC                                                     (3)         350,000         350,000
                                            -----------     -----------        -----------     -----------
      Total liabilities:                        753,415         669,412             27,600       1,450,427
                                            -----------     -----------        -----------     -----------

STOCKHOLDERS' EQUITY:

Common stock $.0006 par value;
121,000,000 shares authorized,
27,096,132 shares issued and outstanding                         16,257(3)             750          17,007

Additional paid-in capital                                    3,635,493(3)         686,750       4,322,243

Treasury Stock                                                  (15,140)                           (15,140)

Common stock subscribed                                              --                                 --

Member's Equity                                 127,600                (2)        (127,600)             --

Cumulative translation adjustment gain                           66,962                             66,962

Deficit accumulated during
the development stage                          (497,671)     (2,424,292)(3)        497,671      (2,424,292)
                                            -----------     -----------        -----------     -----------

                                               (370,071)      1,279,280          1,057,571       1,966,780
                                            -----------     -----------        -----------     -----------
       Total stockholders' equity
          and liabilities:                  $   383,344     $ 1,948,692        $ 1,085,171     $ 3,417,207
                                            ===========     ===========        ===========     ===========

(1) Represents cash paid to Hotel Net upon the execution of the definitive agreement for the benefit of Hotel Net shareholder's and repayment of noteholder's and related acqusition liabilities

(2) Totals $450,000 and represents repayment of members capital accounts ($127,600), notes payable to related parties ($215,535), notes payable ($84,275) and acqusition related costs in accounts payable ($22,590).

(3) In addition to the $960,000 issued to Hotel Net in the form of common stock during the period ended July 31, 2005, the Company issued an additional 1,250,000 shares with a value of $687,500 ($750 to common stock and $686,750 to Additional Paid in Capital) in addition to $450,000 in cash, $350,000 payable to Hotel Net shareholders, $22,590 of acquisition liabilities, and elimination of the accumulated deficit prior to the acquisition.

Superclick, Inc.
Consolidated Pro Forma Statement of Revenue and Expense (unaudited)
Nine Months Ended July 31, 2005
================================================================================

                                                      HotelNet        Superclick       Consolidated
                                                    ------------     ------------     ------------
                                                     11/1/2004        11/1/2004        11/1/2004
                                                      through         through           through
                                                     7/31/2005        7/31/2005        7/31/2005
                                                    ------------     ------------     ------------
Net sales                                           $  1,076,681     $  2,555,266     $  3,631,947
Cost of goods sold                                       899,523        1,462,673        2,362,196
                                                    ------------     ------------     ------------

Gross profit                                             177,158        1,092,593        1,269,751

 Expenses
       Compensation                                       49,210        1,169,311        1,218,521
       Marketing                                          21,330           80,069          101,399
       Travel                                             69,700          162,384          232,084
       Professional fees                                 215,737          299,237          514,974
       Office expense                                     27,663          174,891          202,554
       Insurance                                          14,875           14,875
       Telephone expense                                  24,568           62,423           86,991
       Other selling, general and admin                   12,487           14,746           27,233
       Investor relations                                     --           71,864           71,864
       Director compensation                                  --           51,103           51,103
       Interest                                            2,588            2,588
       Depreciation                                        4,424           31,786           36,210
       Commissions                                        42,796           42,796

                                                    ------------     ------------     ------------
           Total expenses                                442,582        2,160,610        2,603,192

Net (loss)                                          $   (265,424)    $ (1,068,017)    $ (1,333,441)
                                                    ============     ============     ============

Net (loss) per common share
Basic and diluted                                                    $     (0.038)    $     (0.048)

Weighted average common shares outstanding
Basic and diluted                                                      25,213,880       25,213,880
Shares to be issued for acqusition                                      2,750,000        2,750,000
                                                                     ------------     ------------
Total Weighted average common shares outstanding
Basic and diluted                                                      27,963,880       27,963,880
                                                                     ============     ============

Superclick, Inc.
Consolidated Pro Forma Statement of Revenue and Expense (unaudited)
Year Ended October 31, 2004
================================================================================

                                                      HotelNet        Superclick      Consolidated
                                                    ------------     ------------     ------------
                                                     11/1/2003         11/1/2003       11/1/2003
                                                      through           through          through
                                                     10/31/2004        10/31/2004      10/31/2004
                                                    ------------     ------------     ------------
                                                                     (restated)
Net sales                                           $    700,493     $  2,552,739     $  3,253,232
Cost of goods sold                                       592,545        1,842,731        2,435,276
                                                    ------------     ------------     ------------
Gross profit                                             107,948          710,008          817,956

Operating Expenses
      Research and development                            17,086          136,610          153,696
      Compensation                                       130,396          584,400          714,796
      Professional fees                                   30,500          225,931          256,431
      Office expense                                      54,223          195,245          249,468
      Travel                                              28,987           94,082          123,069
      Directors compensation                                  --          197,154          197,154
      Investor relations                                      --          116,531          116,531
      Other selling, general and administrative           41,464          222,579          264,043
                                                    ------------     ------------     ------------
                                                         302,656        1,772,532        2,075,188

                                                    ------------     ------------     ------------
           Net loss before tax benefit              $   (194,708)    $ (1,062,524)      (1,257,232)
                                                    ============     ============     ============

           Tax benefit                                    83,129           83,129
                                                    ------------     ------------     ------------

Net (loss)                                          $   (194,708)        (979,395)      (1,174,103)
                                                    ============     ============     ============

Net (loss) per common share (basic and diluted)                      $     (0.035)    $     (0.042)
                                                                     ============     ============


Weighted average common shares outstanding
Basic and diluted                                                      25,213,880       25,213,880
Shares to be issued for acqusition                                      2,750,000        2,750,000
                                                                     ------------     ------------
Total Weighted average common shares outstanding
Basic and diluted                                                      27,963,880       27,963,880
                                                                     ============     ============

SUPERCLICK, INC.
Consolidated Pro Forma Balance Sheet (unaudited)
October 31, 2004
================================================================================

                                                               HotelNet,        LLSuperclick,                     October 31,
                                                                                    Inc.                            2004
                                                              October 31,       October 31,        Pro Forma     Pro Forma
                                                                 2004              2004             Entries     Consolidated
                                                              -----------       -----------       -----------    -----------
          Cash                                                $     9,169       $   475,479(1)    $  (450,000)   $    34,648
          Accounts receivable                                     251,873         1,182,002                        1,433,875
          Inventory and other current assets                       70,633           397,750                          468,383
          Property and equipment, net                               7,259           153,036                          160,295
          Other non-current assets                                  2,123            35,432                           37,555
          Goodwill                                                                       --(3)      2,301,149      2,301,149
                                                              -----------       -----------       -----------    -----------
                Total assets:                                 $   341,057       $ 2,243,699       $  1,851,14    $ 4,435,905
                                                              ===========       ===========       ===========    ===========

CURRENT LIABILITIES:
          Accounts payable and accrued liabilities               $366,934       $   830,350(2)    $  (172,228)   $ 1,025,056
          Deferred revenue                                                          515,194                          515,194
          Due (from) to related entity                                                                                    --
          Notes payable                                                                                                   --
          Notes payable to related parties                        150,172                  (2)       (150,172)            --
          Notes payable to former shareholders                                                                            --
            of HotelNet, LLC                                                               (3)        350,000        350,000
                                                              -----------       -----------       -----------    -----------
                Total liabilities:                                517,106         1,345,544            27,600      1,890,250
                                                              -----------       -----------       -----------    -----------

STOCKHOLDERS' EQUITY:
         Common stock $.0006 par value;
         121,000,000 shares authorized,
         24,197,002 shares issued and outstanding                  14,518             1,650            16,168

         Additional paid-in capital                             1,990,268         1,645,850         3,636,118

         Treasury Stock                                                --                --

         Common stock subscribed                                  232,000           232,000

         Member's Equity                                          127,600                  (2)       (127,600)            --

         Cumulative translation adjustment gain                    17,644            17,644

         Deficit accumulated during
         the development stage                                   (303,649)       (1,356,275)(3)       303,649     (1,356,275)
                                                              -----------       -----------       -----------    -----------
                                                                 (176,049)          898,155         1,823,549      2,545,655
                                                              -----------       -----------       -----------    -----------
                Total stockholders' equity
                   and liabilities:                           $   341,057       $ 2,243,699       $  1,851,14    $ 4,435,905
                                                              ===========       ===========       ===========    ===========

(1) Represents cash paid to Hotel Net upon the execution of the definitive agreement for the benefit of Hotel Net shareholder's and repayment of noteholder's and related acqusition liabilities.

(2) Totals $450,000 and represents repayment of members capital accounts ($127,600), notes payable to related parties ($150,172), and acquisition related liabilities.

(3) The Company issued 2,750,000 shares of common stock to the shareholders of Hotel Net ($1,650 to common stock and $1,645,850 to Additional Paid in Capital), in addition to $450,000 in cash and $350,000 payable to Hotel Net and elimination of the accumulated deficit prior to the acquistion.

SUPERCLICK, INC.
Consolidated Pro Forma Statement of Revenue and Expense (unaudited)
Year Ended October 31, 2004
================================================================================

                                                     HotelNet       Superclick     Consolidated
                                                   ------------    ------------    ------------
                                                     11/1/2003       11/1/2003      11/1/2003
                                                      through         through        through
                                                    10/31/2004       10/31/2004     10/31/2004
                                                   ------------    ------------    ------------
                                                                                    (restated)
Net sales                                          $    700,493    $  2,552,739    $  3,253,232
Cost of goods sold                                      592,545       1,842,731       2,435,276
                                                   ------------    ------------    ------------
Gross profit                                            107,948         710,008         817,956

Operating Expenses
       Research and development                          17,086         136,610         153,696
       Compensation                                     130,396         584,400         714,796
       Professional fees                                 30,500         225,931         256,431
       Office expense                                    54,223         195,245         249,468
       Travel                                            28,987          94,082         123,069
       Directors compensation                                --         197,154         197,154
       Investor relations                                    --         116,531         116,531
       Other selling, general and administrative         41,464         222,579         264,043
                                                   ------------    ------------    ------------
                                                        302,656       1,772,532       2,075,188

                                                   ------------    ------------    ------------
            Net loss before tax benefit            $   (194,708)   $ (1,062,524)     (1,257,232)
                                                   ============    ============    ============

            Tax benefit                                  83,129          83,129
                                                   ------------    ------------    ------------

Net (loss)                                         $   (194,708)       (979,395)     (1,174,103)
                                                   ============    ============    ============

Net (loss) per common share (basic and diluted)                    $     (0.035)   $     (0.042)
                                                                   ============    ============


Weighted average common shares outstanding
Basic and diluted                                                    25,213,880      25,213,880
Shares to be issued for acqusition                                    2,750,000       2,750,000
                                                                   ------------    ------------
Total Weighted average common shares outstanding
Basic and diluted                                                    27,963,880      27,963,880
                                                                   ============    ============

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section RCW 23B.08.510 of the Washington Business Corporation Act permits the indemnification of directors and officers of Washington corporations. Our charter provides that we shall indemnify our directors and officers to the fullest extend permitted by Washington law.

Under Washington law, we have the power to indemnify our directors and officers against claims arising in connection with their service to us except when a director's or officer's conduct involves (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

In addition, we have entered into employment agreements with our officers that contain provision requiring us to indemnify them to the fullest extent permitted by Washington law. The indemnification agreements require us to indemnify our officers to the extent permitted by our charter and to advance their expenses in connection with a proceeding with respect to which they are entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Article VI, Section 6.1 of our bylaws limits the liability of current and former directors to monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, Section RCW 23B.08.540 of the Washington Business Corporation Act states that the court may order indemnification or advance of expenses if it determines that (a) the director is entitled to mandatory indemnification under RCW23B.08.520, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; (b) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in RCWB.08.510 or was adjudged liable as described in RCW.23B.08.510(4), but if the director was adjudged so liable the director's indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders pursuant to RCW.08.560 providers otherwise; or (c) in the case of an advance of expenses, the director is entitled to the articles of incorporation, bylaws or any applicable resolution or contract, to payment or reimbursement of the director's reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table provides information regarding the various anticipated expenses payable by Superclick in connection with the issuance and distribution of the securities being registered. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. All amounts shown are estimates except the Securities and Exchange registration fee.

Nature of Expense                                                 Amount
-----------------------                                      -------------
SEC Registration Fee                                         $    1,311.79
Accounting fees and expenses                                 $   12,000.00
Legal fees and expenses                                      $   15,000.00
Transfer agent fees                                          $    1,500.00
Printing and related fees                                    $    1,000.00
Miscellaneous                                                $    1,500.00

Total                                                        $   32,311.79

RECENT SALES OF UNREGISTERED SECURITIES

We have issued the following unregistered securities within the last three years. The following information regarding our securities has been adjusted to reflect a 1-for-6 reverse stock split effected on October 10, 2003.

In March of 2003, we issued 500,000 shares of restricted common stock in exchange for $30,000. The issuance of these securities was exempt under Section 4(2) of the Securities Act of 1933, as amended as a sale not involving a public offering.

In September of 2003, we issued 1,933,333 shares of restricted common stock in exchange for $174,000. Attached to each share of restricted common stock were two warrants giving the holder the right to purchase common stock; Warrant "A" has an exercise price of $0.18 and a three-year life, and Warrant "B" has an exercise price of $0.24 and a three-year life. Each warrant has one-for-one rights to purchase one share of common stock. The issuance of these securities was exempt under section 4(2) of the Securities Act of 1933, as amended as a sale not involving a public offering.

During the quarter ended January 31, 2004, 1,933,330 series "A" Warrants were exercised as $.18 per share resulting in $348,000 net proceeds to the Company and the issuance of 1,933,330 restricted common shares.

During the quarter ended April 30, 2004, 966,665 series "B" Warrants were exercised at $.24 per share, resulting in $232,000 net proceeds to the Company and the issuance of 966,665 restricted common shares. 966,665 "B" Warrants were unexercised as of July 31, 2005.

Through March 30, 2005, we placed 2,199,999 units pursuant to the April 6, 2004 private placement at a per unit price of $.45, which consist of one common share and on "A" Warrant with an exercise price of $.60. We have received aggregate net proceeds of approximately $940,490. This private placement was closed effective April 1, 2005.

On May 7, 2005 and pursuant to the April 6, 2004 financing, the Company issued 100,000 shares of Common Stock in exchange for net proceeds of $60,000. 2,099,999 "A" Warrants were unexercised as of July 31, 2005.

As filed on August 8, 2005 with the Securities and Exchange Commission on Form 8-K, On August 1, 2005, we entered into a securities purchase agreement (the "Agreement") with Chicago Venture Partners, L.P. (the "Investor"), pursuant to which the Investor agreed to loan the Company the principal amount of $1,750,000, out of an aggregate principal amount of $2,250,000 being loaned by all investors. The closing for the remaining $500,000 will be held within 30 days of the initial closing. The Company intends to use the net proceeds for general corporate purposes.

The investment is evidenced by a combination of senior secured and unsecured convertible debentures (collectively, "Debentures") with an interest rate of 9% per annum, payable quarterly at the option of the Company in cash or stock (if there is an effective registration statement). The interest Rate adjusts to 12% at maturity, or twelve months from the closing date.

Prior to maturity, the Debentures are convertible into the Company's common stock at a conversion price equal to 70% of the average closing bid price of the Company's common stock for the 45 trading days preceding a conversion date. If the closing bid price for the stock is less than $0.50 on a day on which the Investor converts, then during that calendar month the Investor will only be permitted to convert principal and interest in an aggregate amount of up to $175,000. This $175,000 limitation would not apply in the event that the closing bid price on such conversion date is at least 150% of the average closing bid price for the ten trading days immediately prior to such conversion. Notwithstanding the foregoing, the Conversion Price during the pre-maturity period shall not be less than $.30 per share.

In connection with the transaction, we agreed to issue to the Investor warrants for the purchase of common stock of the Company equal to 25% of the shares issuable upon conversion of the Debentures at the conversion price on the closing date. These warrants have a five-year term and the exercise price have the same pricing mechanism as the conversion price of the debentures described above. In addition, the Company agreed to issue to the Investor a separate warrant for the purchase of shares of common stock equal to the number of shares into which a prepaid portion of the Debentures is convertible, at an exercise price equal to $.0006 per share.

In connection with the transaction, we entered into a registration rights agreement, under which we agreed to register the shares issuable upon conversion of the debentures and upon exercise of the warrants. The principals of the Company also agreed to enter into lock-up agreements until the earlier of (1) the date on which there are no outstanding Debentures, and (2) 180 days after the effective date.

Copies of the Agreement, the form of the Debentures, the form of the warrants, and the form of the registration rights agreements are filed as exhibits to this Form 8-K.

EXHIBITS

The following Exhibits are either attached hereto incorporated herein or will be filed by amendment to this registration statement.

EXHIBIT NUMER AND DESCRIPTION OF EXHIBIT AND FILING REFERENCE

3.1 Articles of Incorporation of DDR Systems, Inc. (Incorporated by reference filed with the Company's Form S-1 on February 28, 2000).

3.2 By-laws of DDR Systems, Inc. (Incorporated by reference filed with the Company's Form S-1 on February 28, 2000).

3.3 Certificate of Amendment to the Articles of Incorporation of DDR Systems, Inc., as filed with the Secretary of State of the State of Washington on March 16, 2001. (Incorporated by reference filed with the Company's Form 8-K on April 5, 2001).

4.1 Specimen Share of Common Stock. (Incorporated by reference filed with the Company's Form S-1 on February 28, 2000)

5.1 Opinion of Michael L. Corrigan, Attorney at Law

10.1 Employment Agreement dated March 3, 2004 between the registrant and John Glazik, incorporated by reference filed with the Company's Form 10-QSB on March 19, 2004.

10.2 2004 Incentive Stock Option Plan dated April 8, 2004 (Incorporated by reference filed with the Company's Form 8-K on May 7, 2002 as Exhibit 4.1)

10.3 Letter of Intent to Acquire Hotel Net LLC dated July 18, 2005 (Incorporated by reference filed with the Company's Form 8-K on July 20, 2005 as Exhibit 99.1).

10.4 Securities Purchase Agreement with Chicago Venture Partners L.P. dated August 1, 2005 (Incorporated by reference filed with the Company's Form 8-K on August 8, 2005 as Exhibit 10.1).

10.5 Membership Purchase Agreement with Hotel Net LLC dated September 2, 2005 (Incorporated by reference filed with the Company's Form 8-K on September 6, 2005 as Exhibit 99.1).

23.1 Consent of Independent Public Accountant, dated September 13, 2005.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, California on December 12, 2005.


                           SUPERCLICK, INC.

                           By: /s/  Sandro Natale
                               -------------------------------------
                               Sandro Natale
                               President and Chief Executive Officer


                               /s/  Jean Perrotti
                               -------------------------------------
                               Jean Perrotti
                               CFO and Principle
                               Accounting Officer


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Sandro Natale and Jean Perrotti, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them, full power and authority to do and perform each and every act and think, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                           TITLE                               DATE
---------                           -----                               ----
/s/  Sandro Natale                  President and                       December 12, 2005
--------------------                Chief Executive Officer
   Sandro Natale


/s/ Jean Perrotti                   CFO and Principal Accounting        December 12, 2005
--------------------
    Jean Perrotti


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                 Title                         Date
              ---------                                 -----                         ----
          /s/ Sandro Natale                  Chief Executive Officer and       December 12, 2005
         ------------------
             Sandro Natale

         /s/ Jean Perrotti                   Chief Financial Officer and       December 12, 2005
         -----------------
            Jean Perrotti                    Principal Accounting Officer

         /s/ Todd M. Pitcher                 Chairman of the Board             December 12, 2005
         -------------------
            Todd M. Pitcher

         /s/ George Vesnaver                 Director                          December 12, 2005
         -------------------
            George Vesnaver

         /s/ Paul Gulyas                     Director                          December 12, 2005
         ---------------
            Paul Gulyas

         /s/ Jacobo Melcer                   Director                          December 12, 2005
        ------------------
           Jacobo Melcer

         /s/ Chirag Patel                    Director                          December 12, 2005
         ----------------
            Chirag Patel

         /s/ Dipan Patel                     Director                          December 12, 2005
        ----------------
            Dipan Patel